Exhibit 4.41

EXECUTION

FIRST AMENDMENT AND RESTATEMENT AGREEMENT TO THE SENIOR FACILITIES AGREEMENT

between

RUSTENBURG PLATINUM MINES LIMITED

and

PLATEAU RESOURCES PROPRIETARY LIMITED

and

N2C RESOURCES INC.

and

N1C RESOURCES INC.

and

BOKONI PLATINUM HOLDINGS PROPRIETARY LIMITED

and

BOKONI PLATINUM MINES PROPRIETARY LIMITED

and

ATLATSA RESOURCES CORPORATION

and

MICAWBER 603 PROPRIETARY LIMITED

and

MICAWBER 634 PROPRIETARY LIMITED

and

relating to the Amended and Restated Senior Facilities Agreement (as defined below)

Schedule 1	Conditions Precedent	18

Schedule 2	Amended and Restated Senior Facilities Agreement	21

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THIS AGREEMENT is made between:

(1)	PLATEAU RESOURCES PROPRIETARY LIMITED, a private limited liability company incorporated under the laws of South Africa with registration no. 1996/013879/07, as borrower (the Borrower);

(2)	RUSTENBURG PLATINUM MINES LIMITED, a public company incorporated under the laws of South Africa with registration number 1931/003380/06, as lender (the Lender, as Senior Agent and as Security Agent);

(3)	N1C RESOURCES INC., a limited liability company incorporated under the laws of the Cayman Islands with registration no. CR-94610, as a guarantor (N1C Resources);

(4)	N2C RESOURCES INC., a limited liability company incorporated under the laws of the Cayman Islands with registration no. CR-94611, as a guarantor (N2C Resources and as Guarantor);

(5)	BOKONI PLATINUM HOLDINGS PROPRIETARY LIMITED, a private limited liability company incorporated under the laws of South Africa with registration no. 2007/016711/07, as a guarantor (Guarantor);

(6)	BOKONI PLATINUM MINES PROPRIETARY LIMITED, a private limited liability company incorporated under the laws of South Africa with registration no. 2007/016001/07, as a guarantor (Guarantor);

(7)	ATLATSA RESOURCES CORPORATION, a limited liability company incorporated under the laws of the Province of British Columbia, Canada with registration no. 10022-2033, as the parent (the Parent);

(8)	MICAWBER 603 PROPRIETARY LIMITED, a private limited liability company incorporated under the laws of South Africa with registration no. 2007/019599/07 (the Plateau Security SPV); and

(9)	MICAWBER 634 PROPRIETARY LIMITED, a private limited liability company incorporated under the laws of South Africa with registration no. 2007/025445/07 (the Opco Security SPV).

BACKGROUND:

(A)	This Agreement is supplemental to, and amends (but does not novate) the Original Senior Facilities Agreement (as defined below).

(B)	The Parties have consented to the amendments to the Original Senior Facilities Agreement (as defined below) contemplated by this Agreement.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

1.1.1	Amended and Restated Senior Facilities Agreement means the Original Senior Facilities Agreement, as amended and restated pursuant to this Agreement;

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1.1.2	First Amendment Effective Date means the date on which the last of the Conditions Precedent in Schedule 1 (Conditions Precedent) of this Agreement have been fulfilled or waived to the satisfaction of the Senior Agent;

1.1.3	Original Senior Facilities Agreement means the written facility agreement in an amount of up to R2 300 000 000 entitled “Senior Term Loan and Revolving Facilities Agreement”, dated 27 March, 2013, between, amongst others, the Borrower (as borrower), the Original Lender (as lender), each Guarantor, N1C Resources, the Plateau Security SPV, the Opco Security SPV and the Parent; and

1.1.4	Party means a party to this Agreement.

Unless expressly otherwise defined in this Agreement, terms and expressions defined in the Amended and Restated Senior Facilities Agreement have the same meaning in this Agreement.

1.2	Construction

The provisions of Section 1 (Interpretation), Section 9 (Changes to Parties), Section 11 (Administration) and Section 12 (Governing Law and Enforcement) of the Amended and Restated Senior Facilities Agreement apply to this Agreement as though they were set out in full in this Agreement, except that references to the Amended and Restated Senior Facilities Agreement are to be construed as references to this Agreement.

2.	AMENDMENTS

2.1	Amendment of Original Senior Facilities Agreement

Subject to the terms of this Agreement, on and with effect from the First Amendment Effective Date, the Original Senior Facilities Agreement will be amended so that it reads as if it were restated in the form set out in Schedule 2 (Amended and Restated Senior Facilities Agreement).

2.2	Finance Documents

On and with effect from the First Amendment Effective Date, any reference in a Finance Document to the “Senior Facilities Agreement” shall be a reference to that agreement as amended and restated pursuant to this Agreement.

3.	REPRESENTATIONS AND WARRANTIES

Each Obligor and the Parent makes the representations and warranties set out in this Clause to the Lender on the date of this Agreement. References in this Clause to it or its include, unless the context otherwise requires, each Obligor and the Parent.

3.1	Status

3.1.1	It is a limited liability company, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

3.1.2	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

3.2	Powers and authority

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, this Agreement and the transactions contemplated by this Agreement.

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3.3	Legal validity

3.3.1	This Agreement constitutes its legally binding, valid and enforceable obligations.

3.3.2	This Agreement is in the proper form for its enforcement in the jurisdiction of its incorporation.

3.4	Non-conflict

The entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict with:

3.4.1	any law or regulation applicable to it; or

3.4.2	its constitutional documents; or

3.4.3	any document which is binding on it or any of its assets.

3.5	Authorisations

All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement have been obtained or effected (as appropriate) and are in full force and effect.

3.6	Repeating Representations

The Repeating Representations:

3.6.1	are true; and

3.6.2	would also be true if references to the Original Senior Facilities Agreement were construed as references to the Original Senior Facilities Agreement as amended by this Agreement.

In each case, each Repeating Representation is made by reference to the circumstances existing as at the date of this Agreement.

4.	GUARANTEES

4.1	On the First Amendment Effective Date, the Borrower:

4.1.1	confirms its acceptance of the Amended and Restated Senior Facilities Agreement; and

4.1.2	agrees that it is bound as Borrower, by the terms of the Amended and Restated Senior Facilities Agreement.

4.2	On the First Amendment Effective Date, each Guarantor confirms that its guarantee under clause 18 (Guarantee and Indemnity) of the Original Senior Facilities Agreement:

4.2.1	continues in full force and effect on the terms of the Original Senior Facilities Agreement; and

4.2.2	extends to the obligations of the Borrower under the Finance Documents (including the Amended and Restated Senior Facilities Agreement).

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5.	MISCELLANEOUS

5.1	This Agreement is a Finance Document.

5.2	The Original Senior Facilities Agreement and this Agreement will, from the First Amendment Effective Date, be read and construed as one document.

5.3	Except as otherwise provided in this Agreement, the Finance Documents remain in full force and effect without any amendment whatsoever.

5.4	No waiver is given by this Agreement and the Lenders expressly reserve all their rights and remedies in respect of any breach of, or other Default under, the Finance Documents.

6.	GOVERNING LAW

This Agreement is governed by the laws of South Africa.

7.	COUNTERPARTS

This Agreement may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

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SIGNATURE PAGE

THE BORROWER

SIGNED at Sandton on this the 10 day of December 2015.

/s/ Tumelo Motsisi		/s/ Harold Motaung
For and on behalf of: PLATEAU RESOURCES PROPRIETARY LIMITED		For and on behalf of: PLATEAU RESOURCES PROPRIETARY LIMITED

Name:	Tumelo Motsisi	Name:	Harold Motaung

Office:	Director	Office:	Director
	(who warrants his authority)		(who warrants his authority)

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SIGNATURE PAGE

THE LENDER

SIGNED at Johannesburg on this the 9th day of December 2015.

/s/ Ian Botha
For and on behalf of: RUSTENBURG PLATINUM MINES LIMITED		For and on behalf of: RUSTENBURG PLATINUM MINES LIMITED

Name:	Ian Botha	Name:

Office:	Finance Director	Office:
	(who warrants his authority)		(who warrants his authority)

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SIGNATURE PAGE

SIGNED at Sandton on this the 10 day of December 2015.

/s/ Tumelo Motsisi		/s/ Harold Motaung
For and on behalf of: N1C RESOURCES INC.		For and on behalf of: N1C RESOURCES INC.

Name:	Tumelo Motsisi	Name:	Harold Motaung

Office:	Director	Office:	Director
	(who warrants his authority)		(who warrants his authority)

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SIGNATURE PAGE

THE OBLIGORS

SIGNED at Sandton on this the 10 day of December 2015.

/s/ Tumelo Motsisi		/s/ Harold Motaung
For and on behalf of: N2C RESOURCES INC.		For and on behalf of: N2C RESOURCES INC.

Name:	Tumelo Motsisi	Name:	Harold Motaung

Office:	Director	Office:	Director
	(who warrants his authority)		(who warrants his authority)

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SIGNATURE PAGE

SIGNED at Sandton on this the 10 day of December 2015.

/s/ Boipelo Lekubo		/s/ Bava Reddy
For and on behalf of: BOKONI PLATNUM HOLDINGS PROPRIETARY LIMITED		For and on behalf of: BOKONI PLATNUM HOLDINGS PROPRIETARY LIMITED

Name:	Boipelo Lekubo	Name:	Bava Reddy

Office:	Director	Office:	Director
	(who warrants his authority)		(who warrants his authority)

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SIGNATURE PAGE

SIGNED at Sandton on this the 10 day of December 2015.

/s/ Boipelo Lekubo		/s/ Bava Reddy
For and on behalf of: BOKONI PLATNUM MINES PROPRIETARY LIMITED		For and on behalf of: BOKONI PLATNUM MINES PROPRIETARY LIMITED

Name:	Boipelo Lekubo	Name:	Bava Reddy

Office:	Director	Office:	Director
	(who warrants his authority)		(who warrants his authority)

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SIGNATURE PAGE

THE PARENT

SIGNED at Sandton on this the 10 day of December 2015.

/s/ Tumelo Motsisi		/s/ Colin W. Clarke
For and on behalf of: ATLATSA RESOURCES CORPORATION		For and on behalf of: ATLATSA RESOURCES CORPORATION

Name:	Tumelo Motsisi	Name:	Colin W. Clarke

Office:	Director	Office:	Director
	(who warrants his authority)		(who warrants his authority)

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SIGNATURE PAGE

THE PLATEAU SECURITY SPV

SIGNED at Cape Town on this the 10 day of December 2015.

/s/ S. Schrueder
For and on behalf of: MICAWBER 634 PROPRIETARY LIMITED		For and on behalf of: MICAWBER 634 PROPRIETARY LIMITED

Name:	S. Schrueder	Name:

Office:	Director	Office:
	(who warrants his authority)		(who warrants his authority)

14

SIGNATURE PAGE

THE OPCO SECURTY SPV

SIGNED at Cape Town on this the 10th day of December 2015.

/s/ S. Schrueder
For and on behalf of: MICAWBER 603 PROPRIETARY LIMITED		For and on behalf of: MICAWBER 603 PROPRIETARY LIMITED

Name:	S. Schrueder	Name:

Office:	Director	Office:
	(who warrants his authority)		(who warrants his authority)

15

SIGNATURE PAGE

SENIOR AGENT

SIGNED at Johannesburg on this the 9th day of December 2015.

/s/ Ian Botha
For and on behalf of: RUSTENBURG PLATINUM MINES LIMITED ( as Senior Agent)		For and on behalf of: RUSTENBURG PLATINUM MINES LIMITED (as Senior Agent)

Name:	Ian Botha	Name:

Office:	Finance Director	Office:
	(who warrants his authority)		(who warrants his authority)

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SIGNATURE PAGE

SECURITY AGENT

SIGNED at Johannesburg on this the 9th day of December 2015.

/s/ Ian Botha
For and on behalf of: RUSTENBURG PLATINUM MINES LIMITED ( as Security Agent)		For and on behalf of: RUSTENBURG PLATINUM MINES LIMITED (as Security Agent)

Name:	Ian Botha	Name:

Office:	Finance Director	Office:
	(who warrants his authority)		(who warrants his authority)

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SCHEDULE 1

CONDITIONS PRECEDENT

Tranche 3 Amount conditions precedent

1.	Obligors, Holdco and Opco

1.1	A copy of a resolution of the board of directors of each Obligor:

1.1.1	approving the terms of, and the transactions contemplated by, the Amendment and Restatement Agreement and resolving that it execute, deliver and perform its obligations under the Amendment and Restatement Agreement, and to the extent applicable, approving the provision of financial assistance contemplated by this Agreement;

1.1.2	authorising a specified person or persons to execute this Agreement on its behalf;

1.1.3	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with this Agreement; and

1.1.4	in the case of N2C Resources and the Parent, authorising the Borrower to act as its agent in connection with this Agreement.

1.2	To the extent required by the Companies Act or other applicable law, and with reference to the constitutional documents of each Obligor, a copy of a resolution duly passed by the holders of the issued shares of such obligor, approving the terms of, and the transactions contemplated by this Agreement, and to the extent applicable, approving the provision of financial assistance contemplated by this Agreement.

1.3	A certificate of each Obligor (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

2.	Plateau Security SPV

2.1	A copy of a resolution of the board of directors of the Plateau Security SPV:

2.1.1	approving the terms of, and the transactions contemplated by, the Amendment and Restatement Agreement and resolving that it execute, deliver and perform its obligations under this Agreement;

2.1.2	authorising a specified person or persons to execute this Agreement on its behalf; and

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2.1.3	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement.

3.	Opco Security SPV

3.1	A copy of a resolution of the board of directors of the Opco Security SPV:

3.1.1	approving the terms of, and the transactions contemplated by, this Agreement to which it is a party and resolving that it execute, deliver and perform its obligations under the this Agreement;

3.1.2	authorising a specified person or persons to execute this Agreement on its behalf; and

3.1.3	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement.

4.	Finance Documents

The Amendment and Restatement Agreement, executed by the Parties to it.

5.	Legal opinions

The following legal opinions and, except as otherwise provided below in relation to any opinion, each addressed to the Senior Agent, the Plateau Security SPV, the Opco Security SPV and the Original Lender:

5.1	A legal opinion of Cliffe Dekker Hofmeyr Inc. legal advisers to the Parent, the Borrower, Holdco and Opco as to the capacity and authority of the Borrower, Holdco and Opco to enter into the Amendment and Restatement Agreement and legality, validity and enforceability of the Amendment and Restatement Agreement under South African law substantially in the form distributed to the Senior Agent prior to the Signature Date.

5.2	A legal opinion of Britannia Corporate Management Limited legal advisers to the Senior Agent, and the Plateau Security SPV as to the capacity and authority of N1C Resources and N2C Resources to enter into the Amendment and Restatement Agreement, and the legality, validity and enforceability of the Amendment and Restatement Agreement under the law of the Cayman Islands.

5.3	A legal opinion of Stikeman Elliot LLP legal advisers to the Parent as to the legality, validity and enforceability of the Amendment and Restatement Agreement, as well as the capacity and authority of the Parent to enter into the Amendment and Restatement Agreement to which it is a party under the law of the Province of British Columbia, Canada substantially in the form distributed to the Senior Agent prior to the Signature Date.

6.	Authorisations

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A copy of the Authorisation of the Financial Surveillance Department of the South African Reserve Bank approving (to the extent required) the amendments contemplated by this Agreement.

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SCHEDULE 2

AMENDED AND RESTATED SENIOR FACILITIES AGREEMENT

21

EXECUTION VERSION

SENIOR TERM LOAN AND REVOLVING FACILITIES AGREEMENT

ORIGINALLY DATED 27 MARCH, 2013 AS AMENDED AND RESTATED ON OR

ABOUT 9 DECEMBER 2015

of up to

ZAR 2 371 400 000 plus the Tranche 1 Amount (INCLUSIVE OF CAPITALISED INTEREST)

for

PLATEAU RESOURCES PROPRIETARY LIMITED

with

RUSTENBURG PLANTINUM MINES LIMITED

as Original Lender

with

RUSTENBURG PLANTINUM MINES LIMITED

as Senior Agent

RUSTENBURG PLANTINUM MINES LIMITED

as Security Agent

and

MICAWBER 634 PROPRIETARY LIMITED

as Plateau Security SPV

and

MICAWBER 603 PROPRIETARY LIMITED

as Opco Security SPV

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT		89
19.	Representations	89
20.	Information Undertakings	99
21.	Financial Covenants	108
22.	General Undertakings	108
23.	Events Of Default	130
SECTION 9		138
CHANGES TO PARTIES		138
24.	Changes To The Lenders	138
25.	Assignment and transfers by Obligors	142
SECTION 10		143
THE SENIOR FINANCE PARTIES		143
26.	Role Of The Senior Agent, The Arranger And Others	143
27.	Conduct Of Business By The Senior Finance Parties	149
28.	Sharing Among The Senior Finance Parties	150
SECTION 11		152
ADMINISTRATION		152
29.	Payment Mechanics	152
30.	Set-Off	155
31.	Notices	156
32.	Calculations And Certificates	161
33.	Partial Invalidity	162
34.	Remedies And Waivers	162
35.	Amendments And Waivers	162
36.	General	163
SECTION 12		167
GOVERNING LAW AND ENFORCEMENT		167
37.	Governing Law	167
38.	Jurisdiction	167

OF DELIVERY	192

Signature Page	218

THIS AGREEMENT is dated 9 December 2015 and made between:

1.	ATLATSA RESOURCES CORPORATION (previously known as Anooraq Resources Corporation), a public company incorporated under the laws of the Province of British Columbia, Canada with registration no. 10022-2033 (the Parent);

2.	N1C RESOURCES INC., a limited liability company incorporated under the laws of the Cayman Islands with registration no. CR-94610 (N1C Resources);

3.	PLATEAU RESOURCES PROPRIETARY LIMITED, a private limited liability company incorporated under the laws of South Africa with registration no. 1996/013879/07 as borrower (the Borrower);

4.	N2C RESOURCES INC., a limited liability company incorporated under the laws of the Cayman Islands with registration no. CR-94611 (N2C Resources and an Original Guarantor);

5.	BOKONI PLATINUM HOLDINGS PROPRIETARY LIMITED, a private limited liability company incorporated under the laws of South Africa with registration no. 2007/016711/07 as guarantor (an Original Guarantor);

6.	BOKONI PLATINUM MINES PROPRIETARY LIMITED, a private limited liability company incorporated under the laws of South Africa with registration no. 2007/016001/07 as guarantor (an Original Guarantor);

7.	RUSTENBURG PLATINUM MINES LIMITED, a limited liability company incorporated under the laws of South Africa with registration number 1931/003380/06 as senior lender (the Original Lender);

8.	RUSTENBURG PLATINUM MINES LIMITED. a limited liability company incorporated under the laws of South Africa with registration number 1931/003380/06 as agent of the other Senior Finance Parties (the Senior Agent);

9.	RUSTENBURG PLATINUM MINES LIMITED. a limited liability company incorporated under the laws of South Africa with registration number 1931/003380/06 as security agent for the Secured Parties (the Security Agent);

10.	MICAWBER 603 PROPRIETARY LIMITED, a private limited liability company incorporated under the laws of South Africa with registration no. 2007/019599/07 (the Opco Security SPV); and

11.	MICAWBER 634 PROPRIETARY LIMITED, a private limited liability company incorporated under the laws of South Africa with registration no. 2007/025445/07 (the Plateau Security SPV).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	DEFINITIONS

In this Agreement:

1.1.1	2015 Additional Plateau Facility Agreement means the R334 000 000 facility agreement entered into on or about the 9 December 2015 between RPM (as lender) and Plateau Resources Proprietary Limited (as borrower).

1.1.2	Account Bank means Standard Bank, or such other bank as the Senior Agent may consent to in writing.

1.1.3	Accounting Reference Date means 31 December of each year.

1.1.4	Acceptable Bank means:

(a)	a South African bank or financial institution or the South African branch of a foreign bank or financial institution, in each case, which has a credit rating equivalent to the minimum of S & P or Fitch credit rating of AA-(zaf), or Moody’s credit rating of Aa3za, a long-term national scale rating of A or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or A2 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency; or

(b)	any other bank or financial institution approved by the Senior Agent in writing.

1.1.5	Accounting Principles means IFRS or, in relation to the Original Financial Statements of the Parent only, generally accepted accounting practice as applied in Canada (but only in relation to the Original Financial Statements of the Parent).

1.1.6	Acquisition means the acquisitions referred to in the Acquisition Agreements (as defined in the Implementation Agreement).

1.1.7	Acquisition Agreements means the “Acquisition Agreements” as defined in the Implementation Agreement, the Holdco Shareholders Agreement and any other agreement designated as an Acquisition Agreement by the Senior Agent and the Borrower, in each case relating to the Acquisition.

1.1.8	Acquisition Conditions Precedent means the conditions precedent stipulated in clause 3 of the Implementation Agreement.

1.1.9	Acquisition Documents means the June 2009 Acquisition Documents, the Acquisition Agreements and any other document designated as an Acquisition Document by the Senior Agent and the Borrower.

1.1.10	Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

1.1.11	ALMA means the African Loan Market Association.

1.1.12	Amendment and Interim Implementation Agreement means the written amendment and interim implementation agreement concluded prior to the Signature Date between, amongst others, the Borrower, the Parent, Opco, Holdco and the Senior Agent which, amongst other things, amends certain provisions of the June 2009 Senior Facilities Agreement and certain other June 2009 Finance Documents and regulates the redemption of the class A preference shares issued by each of Opco, Holdco and Plateau and funds flow in relation thereto.

1.1.13	Anglo means Anglo American plc, a public company registered in England and Wales with registration no. 3564138.

1.1.14	Anglo Group means Anglo and each of its direct and indirect Subsidiaries for the time being.

1.1.15	Anglo Platinum means Anglo American Platinum Limited, a public limited liability company incorporated under the laws of South Africa with registration no. 1946/022452/06.

1.1.16	Annual Financial Statements means the financial statements for a Financial Year delivered pursuant to paragraph (a) of clause 20.1.1 (Financial statements) and includes the Opco Annual Financial Statements.

1.1.17	Annual Repayment Amount means, for each Financial Year the amount determined by applying the Repayment Formula for that Financial Year.

1.1.18	Annual Repayment Date means, for each Financial Year, the earlier of:

(a)	the date on which the audited consolidated annual financial statements referred to in clause 20.1.1(a) (Financial statements) are delivered to the Senior Agent in accordance with that clause; and

(b)	120 days after the end of that Financial Year.

1.1.19	Applicable Mine Plan means the Mine Plan or, in the event the same is updated in accordance with the provisions of clause 20.6 (Mine Plan) and approved by the Senior Agent (acting on the instructions of the Majority Lenders), the most recent such update so approved in each case incorporating the then applicable Base Case Model.

1.1.20	Applicable Spot Rate of Exchange means Standard Bank’s spot rate of exchange quoted by Standard Bank (as applicable) as a market related rate for the purchase of the relevant currency with Rands in the Johannesburg foreign exchange market at or about 11:00 a.m. Johannesburg time on a particular day.

1.1.21	Assignment Agreement means an agreement substantially in the form set out in Schedule 6 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

1.1.22	Atlatsa Common Shares means common shares, without par value, in the share capital of the Parent as such shares are constituted on the date of this Agreement, as the same may be reorganized, reclassified or otherwise changed pursuant to any Share Adjustment Event.

1.1.23	Atlatsa Corporate Services means Camipath Proprietary Limited (to be renamed Atlatsa Corporate Services South Africa Proprietary Limited), a private limited liability company incorporated under the laws of South Africa with registration no. 2012/146949/07, and wholly owned subsidiary of the Parent.

1.1.24	Atlatsa Group means the Parent, N1C Resources, N2C Resources, the Borrower, Holdco and Opco and each of their respective direct and indirect Subsidiaries for the time being.

1.1.25	Atlatsa Management Incentive Scheme means an equity linked incentive scheme for executives and senior management of the Parent or the Atlatsa Group, as determined by the board of Atlatsa Corporate Services from time to time.

1.1.26	Atlatsa Management Incentive Scheme Documents means the documents which establish and regulate the Atlatsa Management Incentive Scheme and delivered to the Senior Agent under paragraph 4 of Part 1A of Schedule 4 (Conditions Precedent).

1.1.27	Atlatsa Shareholder Loan means a loan in the principal sum of ZAR70,000,000 or the principal amount outstanding for the time being of that loan.

1.1.28	Atlatsa Shareholder Loan Agreement means the shareholder loan agreement in the agreed form, dated on or about 12 June 2009, between the Parent as lender and N1C Resources as borrower pursuant to which the Parent agrees to lend the Atlatsa Shareholder Loan to N1C Resources to enable N1C Resources to fund the N1C Resources Shareholder Loan.

1.1.29	Atlatsa Shareholders Agreement means the shareholders agreement, dated on or about 12 June 2009, made between Pelawan Investments, the Parent, Pelawan Trust and the Borrower, which will replace, amongst others the Share Exchange Agreement and the Existing Atlatsa Shareholders Agreement.

1.1.30	Auditors means one of PricewaterhouseCoopers, Ernst & Young, KPMG, Deloitte or such other firm approved in advance by the Majority Lenders (such approval not to be unreasonably withheld or delayed).

1.1.31	Authorisation means any authorisation, consent, approval, resolution, licence, exemption, filing, agreement, certificate, notarisation, resolution, permit or registration or any exemption from any of the aforesaid, by, with or from any authority which has jurisdiction, control or authority over any party in connection with any Transaction Document, any of the steps, exercise of rights or performance of obligations under any Transaction Document or in connection with any aspect of the business or operations of a party (including without limitation, any approvals required from the Exchange Control Department of the South African Reserve Bank in relation to any Transaction Document or any transaction contemplated under any Transaction Document and all necessary Mining Licenses).

1.1.32	Availability Period means:

(a)	in relation to the Tranche 1 Amount: the period commencing at 08h00 on the Closing Date and terminating after completion of Step 1 (Utilisation of the Tranche 1 Amount under the Senior Facilities Agreement) set out in the Implementation Agreement;

(b)	in relation to the Tranche 2 Amount: the period commencing on the Closing Date and terminating immediately after completion of the last of Step 6 (Repayment of Tranche 1 Amount) and Step 12 (Repayment of June 2009 Senior Facilities Agreement Outstandings) set out in the Implementation Agreement;

(c)	in relation to the Tranche 3 Amount: the period commencing on the First Amendment Effective Date and terminating on (but excluding) 30 December 2018; and

(d)	in relation to all other Utilisations under the Facility (including under the Revolving Facility): the period commencing on 1 January 2013 and terminating on (but excluding) 30 December 2018.

1.1.33	Available Commitment means each Lender’s pro rata portion of the following aggregate principal amounts which may be utilised under this Agreement:

(a)	the Tranche 1 Amount only: for the period commencing at 08h00 on the Closing Date and terminating after completion of Step 1 (Utilisation of the Tranche 1 Amount under the Senior Facilities Agreement) set out in the Implementation Agreement and terminating immediately after completion of Step 6 (Repayment of Tranche 1 Amount) set out in the Implementation Agreement;

(b)	an aggregate amount of ZAR2,300,000,000 (Two Billion Three Hundred Million Rand only) (including the Tranche 2 Amount): for the period commencing immediately prior to Step 11 (Utilisation of the Tranche 2 Amount under the Senior Facilities Agreement) set out in the Implementation Agreement and terminating on the earlier of:

(i)	17h00 on the Business Day immediately following the Framework Agreement Subscription Settlement Date; and

(ii)	31 December 2018,

provided that if the earlier date in (b) above is 17h00 on the Business Day immediately following the Framework Agreement Subscription Settlement Date, then the aggregate principal amount which may be utilised under this Agreement shall be ZAR1,550,000,000 (One Billion Five Hundred and Fifty Five Million Rand only) for the period commencing on the second Business Day after the Framework Agreement Subscription Settlement Date (on which date the mandatory prepayment referred to on clause 6.1.3 (Repayment out of the proceeds of Project Bullseye and on the Final Maturity Date)) is required to be made) and terminating on 31 December 2018; and provided that each amount set out in this definition is, in each case, available only in and subject to the applicable Availability Period (including the specific amounts specified to be available in any Availability Period) and to the restrictions on the limitations on the Maximum Permitted Outstanding Amount referred to in clause 4.4 (Number of Utilisations and Maximum Amounts); and

(c)	the Tranche 3 Amount only: for the period commencing on the First Amendment Effective Date and terminating on (but excluding) 30 December 2018.

1.1.34	Available Facility means in relation to the Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of the Facility.

1.1.35	B Preference Share Documents means the “B Preference Share Documents” as defined in the June 2009 Senior Facility Agreement.

1.1.36	Base Case Model means the financial model entitled “Bokoni Base Case Model” referred to in paragraph 14.1 of Schedule 2 (Conditions precedent) and delivered to RPM by the financial director of the Parent before the Closing Date pursuant to clause 4.1 (Initial conditions precedent), setting out inter alia the projected production (if applicable), income, expenditure, actual and projected cash flows, assets and liabilities of Opco, Holdco and the Borrower for the period from 1 January 2013 to 31 December 2022 based on the Applicable Mine Plan and on prudent assumptions (and including computations and methodology of calculating ratios contained therein) in the agreed form prepared by the Borrower, as amended from time to time in accordance with the terms of this Agreement so as to be consistent with the Applicable Mine Plan from time to time.

1.1.37	Boikgantsho means Boikgantsho Platinum Mine (Proprietary) Limited, a private limited liability company incorporated under the laws of South Africa with registration no. 2003/012394/07, a wholly-owned subsidiary of Holdco.

1.1.38	Borrower Business Account means the Rand denominated bank account referred to in clause 22.35.4(a) (Accounts):

(a)	held in South Africa by the Borrower with Standard Bank;

(b)	held in the name of the Borrower, with account number 420 981 292, at the Sandton branch of Standard Bank (branch code 019205);

(c)	subject to Security in favour of the Plateau Security SPV which Security is in form and substance satisfactory to the Senior Agent; and

(d)	from which no withdrawals may be made by the Borrower except as contemplated by this Agreement,

(as the same may be re-designated, substituted or replaced from time to time).

1.1.39	Borrower Business Revenue means all income or revenue received by or paid to the Borrower of whatsoever nature.

1.1.40	Borrower Group means N1C Resources, N2C Resources, the Borrower, Holdco, Opco and each of their respective direct or indirect Subsidiaries for the time being.

1.1.41	Borrower WCF Account means the Rand denominated bank account referred to in clause 22.35.4(a) (Accounts):

(a)	held in South Africa by the Borrower with Standard Bank;

(b)	with account number 42 104 539 6, at the Sandton branch of Standard Bank (branch code 019205);

(c)	subject to Security in favour of the Plateau Security SPV which Security is in form and substance satisfactory to the Senior Agent; and

(d)	from which no withdrawals may be made by the Borrower except as contemplated by this Agreement and the Working Capital Facility Agreement,

(as the same may be re-designated, substituted or replaced from time to time).

1.1.42	Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in Johannesburg and London.

1.1.43	Capital Expenditure means any expenditure or obligation in respect of Property, Plant and Equipment, as defined in the Accounting Principles and which is included in the Base Case Model or otherwise approved by the Senior Agent (acting on the instructions of the Majority Lenders).

1.1.44	Cash means all cash at any time, including cash denominated in Rand or Dollars in hand or at bank and (in the latter case) credited to an account in the name of the relevant member of the Borrower Group.

1.1.45	Cash Equivalent Investments means at any time:

(a)	certificates of deposit maturing not later than the end of the Financial Quarter in which the investment is made and issued by an Acceptable Bank;

(b)	any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, South Africa, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing not later than the end of the Financial Quarter in which the investment is made and not convertible or exchangeable to any other security;

(c)	commercial paper not convertible or exchangeable to any other security for which a recognised trading market exists:

(i)	issued by an issuer incorporated in the United States of America, the United Kingdom, South Africa, any member state of the European Economic Area or any Participating Member State;

(ii)	which matures not later than the end of the Financial Quarter in which the investment is made; and

(iii)	which has a long-term national scale credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent long-term national scale rating;

(d)	sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent);

(e)	any investment in money market funds which:

(i)	have a long term national scale credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited;

(ii)	invest substantially all their assets in securities of the types described in clauses 1.1.45(a) to (d) above; and

(iii)	can be turned into Cash by not later than the last day of the Financial Quarter in which the investment is made; or

(f)	any other debt security approved by the Majority Lenders,

in each case, denominated in Rand and to which any member of the Borrower Group is alone (or together with any of the other of them) entitled at that time and which is not issued or guaranteed by any member of the Atlatsa Group or subject to any Security (other than Security arising under the Transaction Security Documents) and the proceeds of which are capable of being remitted to the relevant member of the Borrower Group on the last day of the Financial Quarter in which the investment is made.

1.1.46	Cash Sweep Amount means, in relation to each Financial Quarter, the amount calculated in accordance with clause 6.1.1 (Quarterly Cash Sweep Repayments).

1.1.47	Cash Sweep Repayment means:

(a)	in relation to each June Financial Half Year, the aggregate amounts paid by the Borrower to the Senior Agent in accordance with clause 6.1.1 (Quarterly Cash Sweep Repayments) in that June Financial Half Year; and

(b)	in relation to each Financial Year, the aggregate amounts paid by the Borrower to the Senior Agent in accordance with clause 6.1.1 (Quarterly cash sweep repayments) in that Financial Year.

1.1.48	Change of Control means:

(a)	HDPs cease to have direct or indirect legal and beneficial ownership of at least 51% of the issued equity share capital of Pelawan Investments;

(b)	HDPs cease to have direct or indirect legal and beneficial ownership of at least 51% of the issued equity share capital of Holdco;

(c)	Pelawan Investments ceases to be the beneficiary of Pelawan Trust and/or Pelawan Dividend Trust (other than in circumstances where Pelawan Trust and Pelawan Dividend Trust are terminated and the Pelawan Atlatsa Common Shares are distributed in specie to Pelawan Investments);

(d)	the Pelawan Group ceases to have direct or indirect legal and beneficial ownership of at least 51% of the issued equity share capital of the Atlatsa Group;

(e)	a “Change of Control” as defined in the Holdco Shareholders Agreement which is not remedied or cured in accordance with and within the applicable remedy or cure periods referred to in the Holdco Shareholders Agreement;

(f)	the Parent ceases to have legal and beneficial ownership of 100% of the issued equity share capital of N1C Resources;

(g)	N1C Resources ceases to have legal and beneficial ownership of 100% of the issued equity share capital of N2C Resources;

(h)	N2C Resources ceases to have legal and beneficial ownership of 100% of the issued ordinary equity share capital of the Borrower except on a temporary intra-day basis pursuant to the steps required to convert the convertible preference shares as contemplated by the B Preference Share Documents;

(i)	the Borrower ceases after the Closing Date to have legal and beneficial ownership of at least 51% of the issued equity share capital of Holdco;

(j)	Holdco ceases to have legal and beneficial ownership of 100% of the issued equity share capital of Opco;

(k)	any person or group of persons acting in concert gains direct or indirect control of the Parent;

(l)	any person or group of persons acting in concert gains direct or indirect control of Pelawan Investments (other than pursuant to an “Excluded Change” (as defined in the Holdco Shareholders Agreement as at the date of this Agreement)).

1.1.49	For the purposes of this definition:

(a)	control in relation to a person means:

(i)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, more than 35%, of the maximum number of votes that might be cast at a general meeting of that person; or

(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of that person; or

(C)	give directions with respect to the operating and financial policies of that person, with which the directors or other equivalent officers of that person are obliged to comply; and/or

(ii)	the holding beneficially of more than 35% of the issued equity share capital of that person;

(b)	acting in concert means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in a person by any of them, either directly or indirectly, to obtain or consolidate control of that person;

(c)	equity share capital in relation to a person, means that person’s issued share capital (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

1.1.50	Closing Date means the “Closing Date” as defined in the Implementation Agreement.

1.1.51	Commitment means:

(a)	in relation to an Original Lender, the amount in Rands set opposite its name under the heading “Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement, pro rata to the amount of the aggregate Commitment of such Lender.

1.1.52	Community Trust Documents means the “Community Trust Documents” as defined in the 2009 Senior Facilities Agreement.

1.1.53	Companies Act means the Companies Act, 2008 of South Africa.

1.1.54	Completion means the completion of the Acquisition in accordance with the terms of each Acquisition Document and Steps 1 to 12 set out in the Implementation Agreement.

1.1.55	Compliance Certificate means a certificate substantially in the form set out in Schedule 10 (Form of Compliance Certificate) or otherwise in form and substance satisfactory to the Senior Agent.

1.1.56	Confidentiality Undertaking means a confidentiality undertaking substantially in the form recommended by the ALMA or in any other form agreed between the Borrower and the Senior Agent.

1.1.57	Constitutional Documents means in respect of any person at any time, the then current and up-to-date constitutional documents of such person at such time (including, without limitation, such person’s memorandum of incorporation, certificate of incorporation or commercial registration certificate).

1.1.58	Counter Indemnity Agreements means collectively, the Opco Counter Indemnity Agreement, the Holdco Counter Indemnity Agreement, the N2C Resources Counter Indemnity Agreement and the Plateau Counter Indemnity Agreement.

1.1.59	CPI means the consumer price index for all expenditure groups: Metropolitan and other urban areas [B2008=100] as published from time to time by Statistics South Africa, in Statistical Release P0141, or such index for CPI as determined by Statistics South Africa and as may replace or supersede the same, provided that if, after the Signature Date:

(a)	such index shall cease to be published; or

(b)	either the Senior Agent acting on behalf of the Majority Lenders or the Borrower should notify the other on reasonable grounds that, due to a change in circumstances, the index is no longer representative, then, in any such circumstances, the Senior Agent and the Borrower will use such other official information or index calculating the rate of inflation as may be available and acceptable to them, or failing such acceptance, then, for the purposes of the Finance Documents, an alternative index (which reasonably approximates what CPI measured before the index ceased to be published or was no longer representative) shall be determined by the chief economist of Standard Bank which determination shall be binding upon the Parties.

1.1.60	Dangerous Substance means any radioactive emissions and any natural or artificial substance (whether in solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) capable of causing harm to man or any other living organism supported by the environment or damaging the environment or public health or welfare including but not limited to any controlled, special, hazardous, toxic, radioactive or dangerous waste.

1.1.61	Debt Guarantees means collectively, the Opco Security SPV Debt Guarantee and the Plateau Security SPV Debt Guarantee.

1.1.62	Default means an Event of Default or any event or circumstance specified in clause 23 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

1.1.63	Delegate means any delegate, agent, attorney or trustee appointed by either Security SPV or the Security Agent.

1.1.64	Designated Dividend means a dividend, repayment of any loan account, or any other payment of whatsoever nature by the Borrower to N2C Resources (each an N2C Resources Distribution) provided that an N2C Resources Distribution may be declared or paid:

(a)	in an amount, in any Financial Year, not exceeding the Designated Dividend Amount calculated with reference to the immediately preceding Financial Year;

(b)	after the Working Capital Facility Discharge Date;

(c)	only once in any Financial Year and within 30 days following the end of that Financial Year;

(d)	if no Default is continuing or is reasonably likely to result from such N2C Resources Distribution;

(e)	such payment is not prohibited under the Global Intercreditor Agreement; and

(f)	the Borrower’s source of funding for such N2C Resources Distribution is either (i) from a dividend or repayment of loan account received from Holdco (which has been paid to the Borrower in accordance with the Holdco Shareholders Agreement), or (ii) from a redraw under this Facility referred to in clause 6.1.5(b)(i) (Re-borrowing).

1.1.65	Designated Dividend Amount means an amount determined in accordance with the following formula, in relation to Opco and for each Financial Year, calculated with reference to the cash flow statement comprised in the Opco Annual Financial Statements for that Financial Year:

(a)	((OA - IA) + IAD ) x (BI x 0, 1) = DA

where

(i)	OA is Cash generated from/utilised in Opco’s operating activities, calculated in accordance with the Accounting Principles;

(ii)	IA is Cash utilised in Opco’s investing activities, being the acquisition of Property, Plant and Equipment (as defined in the Accounting Principles);

(iii)	IAD is Cash generated from/attributable to Opco’s investing activities comprising the disposal of Property, Plant and Equipment (as defined in the Accounting Principles);

(iv)	BI is the percentage shareholding of the Borrower in Holdco as at the last day of the relevant Financial Year; and

(v)	DA is, in relation to each June Financial Half Year, the Semi-Annual Repayment Amount and in relation to each Financial Year, the Annual Repayment Amount, as the case may be.

1.1.66	Disbursement Accounts means each of the Rand denominated bank account referred to in clause 22.35.3 (Accounts):

(a)	held in South Africa by the Borrower, Holdco and Opco, respectively, with the Disbursement Accounts Bank; and

(b)	subject to Security in favour of either Security SPV which Security is in form and substance satisfactory to the Senior Agent,

(as the same may be re-designated, substituted or replaced from time to time).

1.1.67	Disbursements Account Bank means The Standard Bank of South Africa Limited, or such other bank as the Senior Agent and the Borrower may agree to.

1.1.68	Disclosure Material means the disclosure material in the agreed form furnished to RPM in accordance with the terms of the Ga-Phasha RPM Sale of a Portion of a Mining Right Agreement (as such agreement is defined in the Implementation Agreement).

1.1.69	Disclosure Schedule means the disclosure schedule delivered by the Borrower to the Senior Agent on the Signature Date in accordance with the Ga-Phasha RPM Sale of a Portion of a Mining Right Agreement (as defined in the Implementation Agreement).

1.1.70	Disposal means a sale, lease, license, transfer, loan or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

1.1.71	Disruption Event means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

1.1.72	DM means the Department of Mineral Resources of the Republic of South Africa and its successors.

1.1.73	Dormant Subsidiary means a member of the Atlatsa Group, the Borrower Group or the Holdco Group which does not trade (for itself or as agent for any person) and does not own, legally or beneficially, assets (including, without limitation, indebtedness owed to it) which in aggregate have a value of ZAR1,000 or more or its equivalent in other currencies.

1.1.74	Electricity Supply Agreement means the electricity supply agreement concluded or to be concluded between Eskom Holdings Limited and Opco relating to the supply of electricity to Lebowa.

1.1.75	Environmental Claim means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

1.1.76	Environmental Contamination means each of the following and their consequences:

(a)	any release, emission, leakage or spillage of any Dangerous Substance into any part of the environment;

(b)	any accident, fire, explosion or sudden event in relation to the Project which is directly or indirectly caused by or attributable to any Dangerous Substance; or

(c)	any pollution of the environment.

1.1.77	Environmental Law means any applicable law or regulation which relates to:

(a)	the pollution or protection of the environment;

(b)	harm to or the protection of human health;

(c)	the conditions of the workplace; or

(d)	any emission or substance capable of causing harm to any living organism or the environment,

including, without limitation, National Environmental Management Act, 1998 of South Africa and the National Water Act, 1998 of South Africa.

1.1.78	Environmental Permits means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Borrower Group conducted on or from the properties owned or used by any member of the Borrower Group.

1.1.79	Environmental Report means the environmental compliance report prepared by Metago Environmental Engineers Proprietary Limited and dated 10 December 2010 relating to all environmental matters at the Opco level (including compliance by Opco with the Equator Principles if, and at all times after, the Senior Agent has notified the Borrower in writing that such compliance is required) and addressed to, and/or capable of being relied upon by, the Senior Finance Parties.

1.1.80	EPCM Agreements means the engineering, procurement and construction management agreements and other construction agreements all as specified in Schedule 4 (EPCM Agreements).

1.1.81	Equator Principles means the framework for the management of environmental and social issues in project financing published at www.equator-principles.com.

1.1.82	Equity means, as at the date for calculation, the aggregate (without double counting) of:

(a)	the issued equity share capital (including any share premium) of the Borrower;

(b)	the distributable reserves of the Borrower;

(c)	any Financial Indebtedness of the Borrower subordinated to the claims of the Senior Finance Parties under the Global Intercreditor Agreement.

1.1.83	ESOP Documents means the “ESOP Documents” as defined in the June 2009 Senior Facilities Agreement.

1.1.84	Event of Default means any event or circumstance specified as such in clause 23 (Events of Default).

1.1.85	Excluded Subsidiaries means Atlatsa Minera Mexicana and its direct or indirect Subsidiaries.

1.1.86	Existing Atlatsa Shareholders Agreement means the shareholders agreement, dated 19 September 2004, made between the Parent, Pelawan Investments and Pelawan Trust.

1.1.87	Existing Indebtedness means, as at the Closing Date, the indebtedness of the Borrower (including in relation to the redemption of all preference shares) to RPM under each of the following agreements:

(a)	the June 2009 Senior Facilities Agreement; and

(b)	the RPM Operating Cash Flow Shortfall Facility Agreement.

1.1.88	Existing Operational Guarantee means a guarantee existing as at the Signature Date and disclosed in Schedule 5 (Existing Operational Guarantees).

1.1.89	Facility means the term loan facility made available under this Agreement as described in clause 2.1 (The Facilities).

1.1.90	Facility Office means:

(a)	in respect of a Lender, the office or offices notified by that Lender to the Senior Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 (five) Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.

1.1.91	Final Discharge Date means the “Final Discharge Date” as this term is defined in the Global Intercreditor Agreement.

1.1.92	Final Maturity Date means:

(a)	in relation to the Tranche 1 Amount: the date upon which Step 6 (Repayment of Tranche 1 Amount) set out in the Implementation Agreement is required to be completed in accordance with the Implementation Agreement;

(b)	in relation to the Permitted Capitalised Interest Amounts comprised in the Total Facility Outstandings: 31 December 2018 or in relation to all or any part of such Permitted Capitalised Interest Amounts, such later date as notified to the Borrower in writing by the Senior Agent;

(c)	in relation to Total Facility Outstandings, other than the Permitted Capitalised Interest Amounts referred to in (b) above,

required to be repaid to reduce the Total Facility Outstandings to R1,000,000,000: 31 December 2018;

(d)	in relation to Total Facility Outstandings, other than the Permitted Capitalised Interest Amounts referred to in (b) above, required to be repaid to reduce the Total Facility Outstandings to R500,000,000: 31 December 2019; and

(e)	in relation to Total Facility Outstandings, other than the Permitted Capitalised Interest Amounts referred to in (b) above, required to be repaid to reduce the Total Facility Outstandings to zero: 31 December 2020.

1.1.93	Finance Document means:

(a)	this Agreement;

(b)	the First Amendment and Restatement Agreement;

(c)	Working Capital Facility Agreement;

(d)	the Amendment and Interim Implementation Agreement;

(e)	the Implementation Agreement (and Funds Flow Statement);

(f)	any Compliance Certificate;

(g)	the Plateau Intercreditor Agreement;

(h)	the Global Intercreditor Agreement;

(i)	each Transaction Security Document;

(j)	any Utilisation Request;

(k)	each Debt Guarantee;

(l)	each Counter Indemnity Agreement;

(m)	each Security SPV Document; and

(n)	each other RPM Finance Document,

and any other document designated as a Finance Document by the Senior Agent and the Borrower.

1.1.94	Finance Lease means any lease or instalment sale contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease.

1.1.95	Finance Party means the Senior Agent, the Security Agent, a Lender, the Plateau Security SPV and the Opco Security SPV.

1.1.96	Financial Half-Year means the period commencing on the day after one Semi-Annual Date and ending on the next Semi-Annual Date.

1.1.97	Financial Indebtedness means any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any amount raised by acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of Finance Leases;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirement for de-recognition under the Accounting Principles);

(f)	any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(h)	any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer) before the Termination Date or are otherwise classified as borrowings under the Accounting Principles;

(i)	any amount of any liability under an advance or deferred purchase agreement if:

(i)	one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question; or

(ii)	the agreement is in respect of the supply of assets or services and payment is due more than 90 (ninety) days after the date of supply;

(j)	any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) which would be classified as borrowings under the Accounting Principles; and

(k)	the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above.

1.1.98	Financial Quarter means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

1.1.99	Financial Year means the annual accounting period of the Atlatsa Group, the Borrower Group and the Holdco Group ending on the Accounting Reference Date.

1.1.100	First Amendment and Restatement Agreement means the amendment and restatement agreement entered into between the Parties and dated on or about 2015.

1.1.101	First Amendment Effective Date shall bear the meaning ascribed to such term in the First Amendment and Restatement Agreement.

1.1.102	Force Majeure means circumstances or an event beyond the reasonable control of the Borrower which, despite the exercise of diligent efforts, the Borrower was unable to prevent, limit or minimise, including (without limitation) any act of God, any act or omission of a competent authority, war, (whether declared or not), military operations, insurrection or civil disorder, riot, strikes (except strikes by or affecting employees of the Borrower as a result of any unlawful act or omission of the Borrower), civil commotion, invasion, armed conflict, hostile act of foreign enemy, act of terrorism, sabotage, radiation, plague or epidemic, a continuing emergency situation, fire, lightning, explosion or any other such cause.

1.1.103	Framework Agreement means the written transaction framework agreement concluded or to be concluded between amongst others, the Borrower, RPM and the Parent, which, amongst other things regulates the implementation of various transactions, including the sale by RPM of certain Atlatsa Common Shares to Pelewan Investments and the advance of an inter-company loan by the Parent to the Borrower utilising the proceeds of a subscription by RPM for shares in the Parent.

1.1.104	Framework Agreement Subscription Settlement Date means “Subscription Settlement Date” as defined in the Framework Agreement.

1.1.105	Funds Flow Statement means the “Funds Flow Statement” as defined in the Implementation Agreement.

1.1.106	Ga-Phasha means Ga-Phasha Platinum Mine Proprietary Limited (formerly Micawber 277), a private limited liability company incorporated under the laws of South Africa with registration no. 2002/016481/07.

1.1.107	Global Intercreditor Agreement means the amended and restated global intercreditor agreement in the agreed form, dated on or about the date of this Agreement, between the Senior Agent, the Security Agent, the Borrower, RPM, Holdco, Opco, the Parent, N1C Resources, N2C Resources, the Working Capital Facility Lender, the Opco Security SPV and the Plateau Security SPV.

1.1.108	GMG means GMG Trust Company (SA) Proprietary Limited, a private limited liability company incorporated under the laws of South Africa with registration no. 2006/013631/07 (previously Sentinel Corporate Fiduciary Services).

1.1.109	Group Structure Charts means the Atlatsa Group and the Borrower Group structure charts in the agreed form.

1.1.110	Guarantor means each Original Guarantor and any other person that accedes to this Agreement as a Guarantor.

1.1.111	HDP means:

(a)	an Historically Disadvantaged Person as defined in the MPRD Act, provided that a trust that is an HDP by virtue of the provisions of paragraph (b) of this definition and a company that is an HDP by virtue of the provisions of paragraph (c) of this definition will (for purposes of both paragraphs (a) and (c) of the definition of Historically Disadvantaged Person in the MPRD Act) be regarded to be a person contemplated in paragraph (a) of the definition of Historically Disadvantaged Person in the MPRD Act; or

(b)	a trust:

(i)	the majority of the trustees of which are “Historically Disadvantaged Persons” as defined in the MPRD Act; and

(ii)	in which, the trust deed provides that, upon distribution of the assets and/or the income of the trust to the beneficiaries of the trust, more than 50% of the value of such assets and more than 50% of the trust income will be distributed to persons who are “Historically Disadvantaged Persons” as defined in the MPRD Act; or

(c)	a company wholly owned by:

(i)	natural person/s who are “Historically Disadvantaged Persons” as defined in the MPRD Act; and/or

(ii)	a trust contemplated in (b) above; provided that the trust deed in respect of such trust provides that upon distribution of the assets and/or the income of such trust to the beneficiaries of such trust, 100% of the value of such assets and 100% of the trust income will be distributed to persons who are “Historically Disadvantaged Persons” as defined in the MPRD Act.

1.1.112	Holdco means Bokoni Platinum Holdings Proprietary Limited, a private limited liability company incorporated under the laws of South Africa with registration no. 2007/106711/07.

1.1.113	Holdco Business Account means the Rand denominated bank account referred to in clause 22.35.4(b) (Accounts):

(a)	held in South Africa by Holdco with Standard Bank;

(b)	held in the name of Holdco, with account number 000 000 639, at the Johannesburg branch of Standard Bank (branch code 000205);

(c)	subject to Security in favour of the Opco Security SPV which Security is in form and substance satisfactory to the Senior Agent; and

(d)	from which no withdrawals may be made by Holdco except as contemplated by this Agreement,

(as the same may be re-designated, substituted or replaced from time to time).

1.1.114	Holdco Business Revenue means all income or revenue received by or paid to Holdco of whatsoever nature.

1.1.115	Holdco Cession in Security means the cession in security agreement dated on or about the date of this Agreement and entered into by Holdco in favour of the Opco Security SPV.

1.1.116	Holdco Group means Holdco, Opco and each of their respective direct or indirect Subsidiaries for the time being.

1.1.117	Holdco Sale of Shares Agreement means the “Holdco Sale of Shares Agreement” as defined in the June 2009 Senior Facilities Agreement.

1.1.118	Holdco Security Documents means each of the documents listed as being a Holdco Security Document in Part 2 of Schedule 8 (Transaction Security Documents) together with any other document entered into by Holdco creating or expressed to create any Security over all or any of its assets in respect of any of the obligations of Holdco under the Finance Documents.

1.1.119

Holdco Shareholders Agreement means the shareholders’ agreement, dated 28 March 2008, between the Borrower, RPM and Holdco, to govern the relationship between the Borrower and RPM as shareholders of Holdco and the Holdco Group, (including an amendment to such agreement entered into on or about the date of this Agreement).

1.1.120	Holdco Shareholders Agreement Financial Covenants means the financial covenants in relation to Holdco and Opco set out in the Holdco Shareholders Agreement.

1.1.121	Holding Company means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

1.1.122	IFRS means international financial reporting standards as issued from time to time by the International Accounting Standards Board or its successor body, to the extent applicable to the relevant financial statements.

1.1.123	Implementation Agreement means the written implementation agreement concluded or to be concluded on or about the Signature Date between amongst others, the Borrower, the Senior Finance Parties, the Senior Agent and the Security Agent which, amongst other things regulates the order in which the Existing Indebtedness will be settled and governs the implementation of the agreements giving effect to the Acquisition, including the Acquisition Agreements.

1.1.124	Indexed means, in relation to any sum, that sum adjusted annually to take account of year-on-year changes in the CPI since 30 June 2012.

1.1.125	Information Package means the Reports and the Base Case Model.

1.1.126	Insurance Report means an insurance report prepared by Marsh Proprietary Limited and delivered to the Senior Agent in compliance with the provisions of clause 4.1 (Initial conditions precedent) and addressed to, and/or capable of being relied upon by, the Senior Finance Parties.

1.1.127	Insurances means all contracts and policies of insurance and re-insurance of any kind which are taken out or effected by, or on behalf of, any member of the Borrower Group or (to the extent of its interest) in which any member of the Borrower Group has an interest.

1.1.128	Intellectual Property means:

(a)	any patents, trademarks, service marks, designs, business names, copyrights, design rights, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests, whether registered or unregistered; and

(b)	the benefit of all applications and rights to use such assets of each member of the Borrower Group.

1.1.129	Intercreditor Agreements means collectively, the Global Intercreditor Agreement and the Plateau Intercreditor Agreement.

1.1.130	Interest Period means, in relation to a Loan, each period determined in accordance with clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with clause 9.3 (Default interest).

1.1.131	JIBAR means for any Loan or Unpaid Sum:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available) the arithmetic mean of the rates for a three month period (rounded upwards to four decimal places) as supplied to the Senior Agent at its request quoted by the Reference Banks to leading banks in the Johannesburg interbank market, as of 11:00a.m., Johannesburg time, on the Quotation Day for the offering of deposits in Rand and for a three month period.

1.1.132	Joint Venture means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

1.1.133	June 2009 Acquisition Documents means the “Acquisition Documents” as this term is defined in the June 2009 Senior Facilities Agreement.

1.1.134	June 2009 Senior Facilities Agreement means the ZAR750,000,000 (inclusive of capitalised interest) term facility agreement dated 12 June 2009 and made between, amongst others, (1) the Parent, (2) N1C Resources, (3) N2C Resources, (4) the Borrower, (5) RPM in its capacity as lender, senior agent and security agent.

1.1.135	June 2009 Transaction Documents means the “Transaction Documents” as defined in the June 2009 Senior Facilities Agreement.

1.1.136	June Financial Half Year means the Financial Half Year ending on 30 June in each year.

1.1.137	Key Management Positions means collectively, the chief executive officer of the Parent, the chief financial officer of the Parent and the chief commercial officer (and any successor position) of the Parent and Key Management Position means, as the context requires, any one of them.

1.1.138	Land Rights means the “Land Rights” as this term is defined in the June 2009 Senior Facilities Agreement.

1.1.139	Lebowa means the Lebowa Platinum Mine operations including, a PGM mine located on the Eastern Limb of the Bushveld Complex in

South Africa, on the Diamand, Wintersveld, Jagdlust, Middelpunt, Umkoanesstad and Zeekoegat farms.

1.1.140	Legal Opinion means any legal opinion delivered to the Senior Agent under clause 4.1 (Initial Conditions Precedent).

1.1.141	Legal Reservations means any matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.

1.1.142	Lender means:

(a)	any Original Lender; and

(b)	any other entity which has become a Party in accordance with clause 24 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

1.1.143	Loan means a loan (denominated in Rands) made or to be made under the Facility or the principal amount outstanding for the time being of that loan (which principal amount outstanding shall include capitalised interest) and shall include a Revolving Facility Loan.

1.1.144	LPM means Lebowa Platinum Mines Limited, a public limited liability company incorporated under the laws of South Africa with registration no. 1963/006144/06.

1.1.145	Major Event of Default means any of the Events of Default set out in clauses 23.1 (Non-payment), clause 23.2 (Information undertakings and other obligations) (but only in relation to the non delivery of Semi-Annual Financial Statements and/or Annual Financial Statements or any Compliance Certificate in accordance with this Agreement), clause 23.5 (Cross default), 23.6 (Insolvency), 23.7 (Insolvency and business rescue proceedings).

1.1.146	Majority Lenders at any time means:

(a)	if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate at least 66 2/3% percent (sixty six and two thirds percent) of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregate at least 66 2/3% percent (sixty six and two thirds percent) of the Total Commitments immediately prior to the reduction); or

(b)	at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate at least 66 2/3% percent (sixty six and two thirds percent) of the Loans then outstanding.

1.1.147	Management Agreement means the management services agreement entered into on 19 June 2009 between the Borrower,

Atlatsa, Holdco, Opco and Anglo Platinum, in terms of which Atlatsa provides management services to Opco.

1.1.148	Margin means:

(a)	in relation to any Loan, at any time, the percentage rate per annum determined in accordance with clause 9.1;

(b)	in relation to any Unpaid Sum relating or referable to the Facility, the rate per annum specified above or below, as the case may be, for the Facility plus 2% per annum; and

(c)	in relation to any other Unpaid Sum, the highest rate specified in (a) above plus 2% per annum.

1.1.149	Material Adverse Effect means a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of the Parent, the Atlatsa Group taken as a whole, the Borrower or any other Obligor or the Borrower Group taken as a whole; or

(b)	the ability of an Obligor to perform its obligations under any of the Transaction Documents; or

(c)	the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Senior Finance Party (directly or indirectly) under any of the Finance Documents.

1.1.150	Maximum Permitted Outstanding Amount means:

(a)	the Tranche 1 Amount only: for the period commencing at 08h00 on the Closing Date and terminating after completion of Step 1 (Utilisation of the Tranche 1 Amount under the Senior Facilities Agreement) set out in the Implementation Agreement and terminating immediately after completion of Step 6 (Repayment of Tranche 1 Amount) set out in the Implementation Agreement;

(b)	an aggregate amount of ZAR2 300 000 000 (Two Billion Three Hundred Million Rand only) (including the Tranche 2 Amount): for the period commencing immediately prior to Step 11 (Utilisation of the Tranche 2 Amount under the Senior Facilities Agreement) set out in the Implementation Agreement and terminating on the Business Day immediately following the Framework Agreement Subscription Settlement Date;

(c)	an aggregate of ZAR1,550,000,000 (One Billion Five Hundred and Fifty Five Million Rand only) for the period commencing on the Business Day after the Framework Agreement Subscription

Settlement Date (on which date the mandatory prepayment referred to on clause 6.1.3 (Repayment out of the proceeds of Project Bullseye and on the Final Maturity Date) is required to be made) and terminating on the First Amendment Effective Date;

(d)	an aggregate of ZAR1,550,000,000 (One Billion Five Hundred and Fifty Million Rand only) plus:

(i)	the Tranche 3 Amount and the Permitted Capitalised Interest Amounts for the period commencing on the First Amendment Effective Date and terminating on such date as prescribed in clause 1.1.92(b) (Final Maturity Date); and

(ii)	only the Tranche 3 Amount for the period commencing on the First Amendment Effective Date and terminating on 30 December 2018;

(e)	an aggregate amount of ZAR1,000,000,000 (One Billion Rand only): at all times from 31 December 2018 to 30 December 2019;

(f)	an aggregate amount of ZAR500 000 000 (Five Hundred Million Rand only): at all times from 31 December 2019 to 30 December 2020; and

(g)	at any time from 31 December 2020: zero,

provided that in relation to any period referred to above, the Facility Agent may increase the Maximum Permitted Outstanding Amount by express notice of such increase to the Borrower (and which notice will specify the period for which such increase is permitted).

1.1.151	Mine shall bear the meaning ascribed to that term in the MPRD Act and Mining and Mined shall bear a corresponding meaning.

1.1.152	Mining Laws means all laws relating to Mining in South Africa including, without limitation, the MPRD Act, the National Water Act, 1998 and the Mine Health and Safety Act, 1996.

1.1.153	Mining Licences means all licences, consents, permits, authorisations, rights and approvals under the Mining Laws for the Mining operations conducted, or to be conducted, by members of the Borrower Group.

1.1.154	Mine Plan means, in relation to the period beginning on 1 January 2013 and ending on 31 December 2022, the business development plan in relation to the Mining operations of Opco, in agreed form and delivered by the Borrower to the Senior Agent pursuant to clause 4.1 (Initial conditions precedent).

1.1.155	Mining Rights means mining rights (as defined under the MPRD Act).

1.1.156	Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period. Monthly shall be construed accordingly.

1.1.157	MPRD Act means the Mineral and Petroleum Resources Development Act, 2002 of South Africa.

1.1.158	N1C Resources Shareholder Loan means a loan in the principal sum of ZAR70,000,000 or the principal amount outstanding for the time being of that loan.

1.1.159	N1C Resources Shareholder Loan Agreement means the shareholder loan agreement in the agreed form, dated 23 June 2009, between N1C Resources as lender and N2C Resources as borrower pursuant to which N1C Resources agrees to lend the N1C Resources Shareholder Loan to N2C Resources to enable N2C Resources to fund the N2C Resources Shareholder Loan.

1.1.160	N2C Resources Counter Indemnity Agreement means the amended and restated counter indemnity agreement, dated on or about the date of this Agreement, between N2C Resources and the Plateau Security SPV, pursuant to which N2C Resources indemnifies and holds the Plateau Security SPV harmless in respect of claims made against the Plateau Security SPV under the Plateau Debt Guarantee.

1.1.161

N2C Resources Security Documents means each of the documents listed as being a N2C Resources Security Document in Part 4 of Schedule 8 (Transaction Security Documents) together with any other document entered into by N2C Resources creating or expressed to create Security over all or any of its assets in respect of any of the obligations of any member of the Borrower Group under any of the Finance Documents.

1.1.162	N2C Resources Shareholder Loan means a loan in the principal sum of ZAR70,000,000 or the principal amount outstanding for the time being of that loan.

1.1.163	N2C Resources Shareholder Loan Agreement means the direct shareholder loan agreement in the agreed form, dated on or about 12 June 2009, between N2C Resources as lender and the Borrower as borrower pursuant to which N2C Resources agrees to lend the N2C Resources Shareholder Loan to the Borrower to enable the Borrower to fund the payment to RPM of a portion of the purchase price for 11,93% of the issued share capital of Holdco under a sale of shares agreement.

1.1.164	New Order Rights means the following:

(a)	the Middelpunt Mining Right, being the converted mining right ceded to Opco by Lebowa Platinum Mines Limited in terms of a deed of cession executed on 30 June 2009 before Christopher Ian Stevens, a Notary Public, under Protocol Number 1418/2009, over the farms Middelpunt 420 KS; Diamand 422 KS, Zeekoegat 421 KS; Umkoanesstad 419 KS and Brakfontein 464 KS, issued in terms of item 7 of Schedule II to the MPRDA in respect of the following minerals: Diamand, all rights to minerals; Portion of Zeekoegat PGMs together with metals and minerals found in mineralogical association therewith including but not limited to chrome, gold, silver, copper, nickel and cobalt together with any such other metals and minerals which have to be mined out of necessity and convenience together with PGMs; Middelpunt, all rights to precious metals; Umkoanesstad, all rights to minerals and Brakfontein, PGMs together with metals and minerals found in mineralogical association therewith including but not limited to chrome, gold, silver, copper, nickel and cobalt together with any such metals and minerals which have to be mined out of necessity and convenience together with the PGMs, as may be amended pursuant to the provisions of the relevant Acquisition Agreements; and

(b)	the Jagdlust Mining Right being the converted mining right ceded to Opco by Lebowa Platinum Mines Limited over the farm Wintersveld 417 K.S. and portion 1 of the remaining extent of the farm Jagdlust 418 K.S. issued in terms of item 7 of Schedule II to the MPRDA in respect of the following minerals: platinum, palladium, rhodium, ruthenium, iridium and osmium and all minerals associated therewith including but not limited to gold, silver, chrome, copper, nickel and cobalt which may be extracted from the normal mining of platinum, palladium, rhodium, ruthenium, iridium and osmium;

1.1.165	Obligor means the Parent, N1C Resources, the Borrower, each Original Guarantor and each person that accedes to this agreement as a Guarantor.

1.1.166	Obligors’ Agent means the Borrower, appointed to act on behalf of the Parent and N2C in relation to the Finance Documents pursuant to clause 2.3 (Obligors’ Agent).

1.1.167	Opco means Bokoni Platinum Mines Proprietary Limited, a private limited company incorporated under the laws of South Africa with registration no. 2007/016001/07.

1.1.168	Opco Annual Financial Statements means, in relation to Opco only, the audited consolidated (if applicable) annual financial statements for each Financial Year.

1.1.169	Opco Business Account means the Rand denominated bank account referred to in clause 22.35.4(c) (Accounts):

(a)	held in South Africa by Opco with Standard Bank;

(b)	held in the name of Opco, with account number 000 000 582, at the Johannesburg branch of Standard Bank (branch code 000205) ;

(c)	subject to Security in favour of the Opco Security SPV which Security is in form and substance satisfactory to the Senior Agent; and

(d)	from which no withdrawals may be made by Opco except as contemplated by this Agreement,

(as the same may be re-designated, substituted or replaced from time to time).

1.1.170	Opco Business Revenue means all income or revenue received by or paid to Opco of whatsoever nature (including, without limitation, all sums paid to Opco by RPM under the Sale of Concentrate Agreements).

1.1.171	Opco Counter Indemnity Agreement means the amended and restated counter indemnity agreement, dated on or about the date of this Agreement, between Opco and the Opco Security SPV pursuant to which Opco indemnifies and holds the Opco Security SPV harmless in respect of claims made against the Opco Security SPV under the Opco Security SPV Debt Guarantee.

1.1.172

Opco Security Documents means each of the documents listed as being an Opco Security Document in Part 1 of Schedule 8 (Transaction Security Documents) together with any other document entered into by Opco creating or expressed to create any Security over all or any of its assets in respect of any of the obligations of any member of the Borrower Group under any of the Finance Documents.

1.1.173	Opco Security SPV means Micawber 603 Proprietary Limited, a private limited liability company incorporated under the laws of South Africa with registration no. 2007/019599/07.

1.1.174	Opco Security SPV Counter Indemnity Agreements means collectively:

(a)	the Opco Counter Indemnity Agreement;

(b)	the Holdco Counter Indemnity Agreement; and

(c)	any other counter indemnity agreement in a form agreed to by the Borrower and the Security Agent, issued by any debtor of any Senior Finance Party in favour of the Opco Security SPV in relation to any Opco Security Debt Guarantee.

1.1.175	Opco Security SPV Debt Guarantee means:

(a)	the debt guarantee in the agreed form, dated on or about the date of this Agreement, issued by the Opco Security SPV in favour of the Senior Agent for the obligations of the Opco Security SPV Obligors owed to the Senior Finance Parties under the Finance Documents; and

(b)	any other debt guarantee in a form agreed to by the Borrower and the Security Agent, issued by the Opco Security SPV in favour of one or more of the Senior Finance Parties.

1.1.176	Opco Security SPV Documents means collectively, the Opco Security SPV Management Documents and the Security SPV Owner Trust Deed.

1.1.177	Opco Security SPV Management Documents means collectively, the Constitutional Documents of the Opco Security SPV and the Security SPV Management Agreement.

1.1.178	Opco Security SPV Obligors means Opco, Holdco and each other person which has entered into an Opco Security SPV Counter Indemnity Agreement in favour of the Opco Security SPV.

1.1.179	Opco Semi-Annual Financial Statements means, in relation to Opco only, the unaudited consolidated (if applicable) semi-annual financial statements for each June Financial Half Year.

1.1.180	Operating Agreements means collectively:

(a)	the Electricity Supply Agreement;

(b)	the EPCM Agreements;

(c)	the Sale of Concentrate Agreements;

(d)	the Service(s) Agreements;

(e)	the Umbrella Services Agreement;

(f)	the Management Agreement; and

(g)	the agreements in respect of the Land Rights,

and any other document designated as an Operating Agreement by the Senior Agent and the Borrower.

1.1.181	Operating Budget means, in relation to Opco:

(a)	in relation to the period beginning on 1 January 2013 and ending on 31 December 2015, an operating budget in the agreed form showing the forecast of production and cash flow for the Mining operations of the Holdco Group for that period to be delivered by the Borrower to the Senior Agent pursuant to clause 4.1 (Initial conditions precedent); and

(b)	in relation to any other period, any operating budget delivered by the Borrower to the Senior Agent pursuant to clause 20.5 (Operating Budget) showing the forecast of production and cash flow for the Mining operations of the Holdco Group for that period, in each case broken down on a Month by Month basis;

1.1.182	Original Financial Statements means:

(a)	in relation to the Parent, its consolidated audited financial statements for its Financial Year ended 31 December 2011;

(b)	in relation to N1C Resources, its consolidated audited financial statements for its Financial Year ended 31 December 2011;

(c)	in relation to N2C Resources, its consolidated audited financial statements for its Financial Year ended 31 December 2011;

(d)	in relation to the Borrower, its consolidated audited financial statements for its Financial Year ended 31 December 2011.

1.1.183	Original Guarantor means each of N2C Resources, Holdco and Opco.

1.1.184	Original Lender means an Original Lender listed in Schedule 1 (The Original Lenders) as having a Commitment.

1.1.185	Participating Member State means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

1.1.186	Party means a party to this Agreement.

1.1.187	Pelawan Atlatsa Common Shares means the Atlatsa Common Shares held by Pelawan Investments or Pelawan Trust (on behalf of a beneficiary in accordance with the Pelawan Trust Deed).

1.1.188	Pelawan Dividend Trust means the Pelawan Dividend Trust, an inter vivos trust established under the laws of South Africa with Master’s Reference No. IT8410/2004.

1.1.189	Pelawan Dividend Trust Deed means the trust deed, dated 2 September 2004, between Pelawan Investments (as founder), Deneys Reitz Trustees Proprietary Limited, Tumelo Moathlodi Motsisi and Asna Chris Harold Motaung (as trustees) and the Parent as amended by the Pelawan Dividend Trust Deed Amendment Deed.

1.1.190	Pelawan Dividend Trust Deed Amendment Deed means the amendment deed, dated on or about the date of the June 2009 Senior Facilities Agreement, and made between Pelawan Investments, the trustees for the time being of Pelawan Dividend Trust and the Parent pursuant to which the Pelawan Dividend Trust Deed is amended to inter alia permit Pelawan Dividend Trust to enter into certain of the Transaction Documents.

1.1.191	Pelawan Group means collectively, Pelawan Investments, Pelawan Dividend Trust, Pelawan Trust and the Pelawan SPV.

1.1.192	Pelawan Investments means Atlatsa Holdings Proprietary Limited, a private limited liability company incorporated under the laws of South Africa with registration no. 2002/017920/07.

1.1.193	Pelawan SPV means Pelawan Finance SPV Proprietary Limited, a private limited liability company incorporated under the laws of South Africa with registration no. 2006/032879/07.

1.1.194	Pelawan Trust means the Pelawan Trust, an inter vivos trust established under the laws of South Africa with Master’s Reference No. IT8411/2004.

1.1.195	Pelawan Trust Deed means the trust deed, dated 2 September 2004, between Pelawan Investments (as founder), Deneys Reitz Trustees Proprietary Limited, Tumelo Moathlodi Motsisi and Asna Chris Harold Motaung (as trustees) and the Parent as amended by an amendment to such Pelawan Trust Deed dated on or about the date of the June 2009 Senior Facilities Agreement.

1.1.196	Periodic Repayment Obligations means the periodic repayment obligations of the Borrower to repay the Total Facility Outstandings

(or part thereof, as the case may be) in accordance with clause 6.1 (Repayment of the Total Facility Outstandings).

1.1.197	Permitted Acquisition means:

(a)	the Acquisition;

(b)	an acquisition of shares or securities pursuant to a Permitted Share Issue;

(c)	an acquisition of securities which are Cash Equivalent Investments so long as those Cash Equivalent Investments become subject to the Transaction Security in form and substance satisfactory to the Senior Agent as soon as is reasonably practicable;

(d)	an acquisition by a Project Company of the undertaking or business of another Project Company; and

(e)	any other acquisition (which would otherwise be prohibited under clause 22.8 (Acquisitions)) in respect of which the Senior Agent has given its prior written consent.

1.1.198	Permitted Capitalised Interest Amounts means in relation to interest on any Loan which is capitalised at the end of an Interest Period, an amount of up to ZAR160,000,000 (One Hundred and Sixty Million Rand) or such higher amount agreed to by the Senior Agent and notified to the Borrower in writing by the Senior Agent.

1.1.199	Permitted Disposal means any sale, lease, licence, transfer or other disposal which is on arm’s length terms:

(a)	of trading stock or cash made by any member of the Holdco Group in the ordinary course of trading of the disposing entity;

(b)	of assets (other than shares, businesses, Real Property or Intellectual Property) by a member of the Holdco Group in exchange for other assets comparable or superior as to type, value or quality;

(c)	of obsolete or redundant vehicles, plant and equipment for cash;

(d)	of Cash Equivalent Investments for cash or in exchange for other Cash Equivalent Investments;

(e)	constituted by a licence of intellectual property rights permitted by clause 22.28 (Intellectual Property);

(f)	arising as a result of any Permitted Security;

(g)	made pursuant to the Acquisition Agreements or the Acquisition Documents;

(h)	made between Project Companies;

(i)	approved in advance, in writing, by the Senior Agent.

1.1.200	Permitted Distribution means:

(a)	the payment of all distributions comprised in the transaction steps set out in the Implementation Agreement, due and payable on the Closing Date;

(b)	the payment of the special dividend (if any) required to be paid by the Borrower to the Pelawan SPV in the circumstances contemplated by the Pelawan SPV Plateau B Preference Share Subscription Agreement, which payment is funded out of Permitted Financial Indebtedness qualifying as such under paragraph (l) of the definition of “Permitted Financial Indebtedness”;

(c)	the payment of a dividend or repayment of any capital, interest or other amount outstanding on loan account to Holdco by Opco; provided that such payment is not prohibited by the Global Intercreditor Agreement and that all payments made by Holdco to its shareholders are made in accordance with the provisions of the Holdco Shareholders Agreement;

(d)	the payment of a dividend to Holdco or to any direct or indirect Subsidiary of Holdco by any other member of the Holdco Group (other than Opco);

(e)	the payment of a dividend to Opco or any of its direct or indirect Subsidiaries;

(f)	the payment of a dividend or repayment of any capital, interest or other amount outstanding on loan account to the Borrower and/or RPM by Holdco; provided that such payment is not prohibited by the Global Intercreditor Agreement and that all payments made by Holdco to its shareholders are made in accordance with the provisions of the Holdco Shareholders Agreement;

(g)	the payment of the Designated Dividend, or any part thereof;

(h)	payments by any Specified Obligor to RPM under the Umbrella Services Agreement or any Services Agreement;

(i)	payments by any Specified Obligor to Anglo Platinum Management Services Proprietary Limited under the Umbrella Services Agreement or any Services Agreement;

(j)	payments by any Specified Obligor under the Umbrella Services Agreement or the Services Agreement to any person other than RPM, provided that such amounts are limited in each Financial Year to R30,000,000 (Indexed);

(k)	payments by Opco to the Borrower (or Atlatsa Corporate Services, following the appointment of Atlatsa Corporate Services as sub-contractor under the Management Agreement ) under the Management Agreement, provided that such payments are limited in each Financial Year to R30,000,000 (Indexed);

(l)	payments by the Borrower out of utilisations under the Working Capital Facility Agreement for the purposes set out in clause 2.2 (Purpose) of the Working Capital Facility Agreement; and

(m)	any other payment made with the prior consent of all the Lenders.

1.1.201	Permitted Financial Indebtedness means Financial Indebtedness:

(a)	arising under the Transaction Documents, in each case, as in force on the Closing Date and subject always to the terms of this Agreement and the Global Intercreditor Agreement;

(b)	arising under a Permitted Loan or as permitted by clause 22.31 (Treasury Transactions);

(c)	incurred by a Project Company under any Project Finance Borrowings or pursuant to a Permitted Loan from Holdco;

(d)	under finance or capital leases of vehicles, plant, equipment or computers, provided that the aggregate capital value of all such items so leased under outstanding leases by members of the Borrower Group does not exceed ZAR10,000,000 (Indexed) at any time;

(e)	which was incurred by Opco or a Project Company prior to the Signature Date and which has been disclosed in the Original Financial Statements and provided the principal amount thereof is not increased and provided further that the maturity date of such Financial Indebtedness is not extended or brought forward;

(f)	arising under a Permitted Guarantee or a Permitted Loan or arising under an Existing Operational Guarantee;

(g)	for or in respect of any letters of credit, letters of guarantee, bonds or similar instruments issued by a bank or financial institution on behalf of Opco in connection with the requirements of Opco in the ordinary course of its business, provided that the total aggregate amount of actual or contingent indebtedness thereunder does not, at any time exceed the Permitted Opco Guarantee Cap Amount;

(h)	for or in respect of any letters of credit, letters of guarantee, bonds or similar instruments issued by a bank or financial institution on behalf of a Project Company in connection with the requirements of that Project Company in the ordinary course of its business, provided that:

(i)	the bank or financial institution issuing such instrument has no recourse to Opco; and

(ii)	to the extent the bank or financial institution issuing such instrument has any recourse to any member of the Borrower Group in relation to any payment under that instrument (other than the relevant Project Company) (the Recourse Entity), the recourse obligations of that Recourse Entity are fully cash collateralised on the basis that (x) an amount equivalent to the total amount of any recourse obligation is set aside by the Recourse Entity and (y) the amount referred to in (x) is funded out of the proceeds of an amount which would otherwise have been available to be made as a Permitted Distribution by Opco to Holdco, by Holdco to the Borrower and by the Borrower to N2C Resources or an amount which represents the proceeds of an equity subscription by N2C Resources in the Borrower or a shareholder loan by N2C Resources to the Borrower and in the case of a shareholder loan, on the basis that such shareholder loan is subordinated and subject to the same restrictions that apply to the N2C Resources Shareholder Loan under the Global Intercreditor Agreement;

(i)	for an amount required to be paid by the Borrower as a special dividend to Pelawan SPV as determined in accordance with the provisions of the Pelawan SPV Plateau B Preference Share Subscription Agreement provided that the proceeds of such Financial Indebtedness are not deposited into any Transaction Account and provided further that such proceeds are used by Pelawan SPV to subscribe for ordinary shares in the Borrower and the Borrower will utilise such subscription proceeds to repay the Financial Indebtedness incurred by it in this regard;

(j)	not permitted by the preceding paragraphs or as a Permitted Transaction and the outstanding principal amount of which does not exceed ZAR10,000,000 (Indexed) in aggregate for the Borrower Group at any time;

(k)	directly pursuant to implementation of Project Bullseye, in accordance with the implementation steps set out in the Framework Agreement;

(l)	any other Financial Indebtedness incurred with the prior written consent of the Senior Agent.

1.1.202	Permitted Guarantee means:

(a)	any guarantee arising under the Finance Documents;

(b)	any guarantee or bond given by Opco in replacement of an Existing Operational Guarantee, provided that the Borrower shall use its reasonable commercial endeavours to procure insurance coverage as an alternative to providing a guarantee and/or collateral in connection with such guarantee;

(c)	any other guarantee or bond given by a member of the Borrower Group in favour of a third party for the obligations of Opco in connection with the requirements of Opco in the ordinary course of its business, provided that:

(i)	the total aggregate amount of actual or contingent indebtedness thereunder does not, at any time, exceed the Permitted Opco Guarantee Cap Amount; and

(d)	any guarantee or bond given by a member of the Borrower Group, other than Opco, in favour of a third party for the obligations of a Project Company in connection with the requirements of that Project Company in the ordinary course of its business, provided that:

(i)	if such instrument is issued by a member of the Borrower Group, the relevant member of the Borrower Group giving that guarantee or bond (the Guarantee Entity) has fully cash collateralised its exposure under the relevant instrument on the basis that (x) an amount equivalent to the total amount of its exposure under the relevant instrument is set aside by the Guarantee Entity and (y) the amount referred to in (x) is funded out of the proceeds of an amount which would otherwise have been available to be made as a Permitted Distribution by Opco to Holdco, by Holdco to the Borrower and by the Borrower to N2C Resources or an amount which represents the proceeds of an equity subscription by N2C Resources in the Borrower or a shareholder loan by N2C Resources to the Borrower and in the case of a shareholder loan, on the basis that such shareholder loan is subordinated and subject to the same restrictions that apply to the N2C Resources Shareholder Loan under the Global Intercreditor Agreement;

(e)	a guarantee given by any member of the Borrower Group with the prior written consent of the Senior Agent.

1.1.203	Permitted Loan means:

(a)	any trade credit extended by any member of the Holdco Group to its customers on normal commercial terms and in the ordinary course of its trading activities;

(b)	Financial Indebtedness which is referred to in the definition of, or otherwise constitutes, Permitted Financial Indebtedness (except under paragraph (e) of that definition);

(c)	any loan made between Project Companies or a loan made by Holdco to a Project Company, but only to the extent that loan is made by Holdco out of the proceeds received by Holdco pursuant to a Permitted Disposal of the assets of a Project Company or the shares in a Project Company;

(d)	a loan made by a member of the Holdco Group to an employee or director of any member of the Holdco Group or finance provided by a member of the Holdco Group in connection with a motor vehicle scheme if the amount of that loan and financing when aggregated with the amount of all loans to employees and directors by members of the Holdco Group and finance provided in connection with motor vehicle schemes does not exceed ZAR3,000,000 (Indexed) (or its equivalent) at any time;

(e)	a loan made by Holdco to Opco out of the proceeds received by Holdco pursuant to a Permitted Disposal of the assets of a Project Company or the shares in a Project Company;

(f)	a loan up to a maximum amount of R30 000 000 (and limited to an amount of R10 000 000 in any Financial Year made by the Borrower out of the proceeds of the Working Capital Facility only, to Atlatsa Corporate Services (or a trust established for the purposes of implementing the Atlatsa Management Incentive Scheme, or such other person as the Senior Agent may agree to) for the purposes of funding the Atlatsa Management Incentive Scheme in accordance with the provisions of clause 2.2 (Purpose) of the Working Capital Facility Agreement; and

(g)	any loan pursuant to implementation of Project Bullseye, in accordance with the implementation steps set out in the Framework Agreement.

1.1.204	Permitted Opco Guarantee Cap Amount means ZAR20,000,000 (Indexed).

1.1.205	Permitted Payment means a payment which is permitted by the Global Intercreditor Agreement.

1.1.206	Permitted Security means:

(a)	any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any member of the Borrower Group;

(b)	any Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Borrower Group in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Borrower Group;

(c)	any Security or Quasi-Security granted in respect of Project Finance Borrowings over either:

(i)	the assets of a Project Company; or

(ii)	the shares in a Project Company;

(d)	any Quasi-Security arising as a result of a disposal which is a Permitted Disposal;

(e)	any Security securing indebtedness the outstanding principal amount of which (when aggregated with the outstanding principal amount of any other indebtedness which has the benefit of Security given by any member of the Borrower Group other than any permitted under clauses (a) to (d) above) does not exceed ZAR50,000,000 (Indexed) and provided such Security is not given over any assets which are expressed to be subject to any Transaction Security Document (other than a general notarial bond);

(f)	any Security or Quasi-Security arising as a consequence of any finance or capital lease permitted pursuant to paragraph (g) of the definition of “Permitted Financial Indebtedness”;

(g)	any Security created with the prior written approval of the Senior Agent.

1.1.207	Permitted Share Issue means an issue of:

(a)	ordinary shares by the Parent, N1C Resources, N2C Resources or the Borrower paid for in full in cash upon issue (or which are otherwise lawfully issued pursuant to an equity linked share incentive plan implemented by the Parent) and which by their terms are not redeemable and where:

(i)	such shares are of the same class and on the same terms as those initially issued by the Parent, N1C Resources, N2C Resources or the Borrower; and

(ii)	such issue does not lead to a Change of Control,

(b)	shares by a member of the Atlatsa Group which is a Subsidiary to its immediate Holding Company where (if the existing shares of the Subsidiary are the subject of the Transaction Security) the newly-issued shares also become subject to the Transaction Security on the same terms; or

(c)	preference shares and ordinary shares by Opco to Holdco, preference shares and ordinary shares by Holdco to RPM and the Borrower, preference shares by the Borrower to RPM and convertible preference shares by the Borrower to Pelawan SPV (including the conversion of such preference shares into ordinary shares pursuant to the B Preference Share Documents) in each case only to the extent the issue of such shares, preference shares or convertible preference shares is expressly provided for in the Transaction Documents and provided all such shares are, upon their issue, included in the Transaction Security;

(d)	shares by the Parent to the participants in any stock option plan or the Atlatsa Management Incentive Scheme or any share based payment to employees or directors of the Atlatsa Group approved by the Parent remuneration committee from time to time; provided it does not give rise to a Change of Control; and

(e)	shares issued pursuant to implementation of Project Bullseye, in accordance with the implementation steps set out in the Framework Agreement.

1.1.208	Permitted Transaction means:

(a)	any Disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Transaction Documents, in each case, as contemplated by the Transaction Documents in the form they are on the Closing Date and subject always to the terms of this Agreement and the Global Intercreditor Agreement;

(b)	any payments or other transactions set out in the Implementation Agreement; and

(c)	in respect of the Parent only, any transaction which is not prohibited under any Transaction Document and which will not, and is not reasonably likely to, result in a Default or a mandatory prepayment under clause 7 (Prepayment and cancellation).

1.1.209	Permitted Transferee means:

(a)	any local or international bank or development financial institutions with a credit rating equivalent to the minimum of:

(i)	S & P or Fitch credit rating of AA-(zaf); or

(ii)	Moody’s credit rating of Aa3za;

(b)	the pension funds and life assurers and their successors in title, listed in Schedule 11 (Permitted pension fund and life assurer transferees) but excluding any subsidiary or affiliate of any of the above or any trust or fund however constituted, controlled or managed by any of these entities which is constituted as a hedge fund.

1.1.210	PGM means platinum group metals, comprising platinum, palladium, rhodium, ruthenium, osmium and iridium.

1.1.211	Plateau Counter Indemnity Agreement means the amended and restated counter indemnity agreement, dated on or about the date of this Agreement, between the Borrower and the Plateau Security SPV pursuant to which the Borrower indemnifies and holds the Plateau Security SPV harmless in respect of claims made against the Plateau Security SPV under the Plateau Debt Guarantees.

1.1.212	Plateau Intercreditor Agreement means the Intercreditor Agreement in the agreed form, to be entered into between the Senior Agent, the Security Agent, the Lenders, the Plateau Security SPV, the Opco Security SPV and each other Senior Finance Party, a copy of which has been provided to the Borrower and which is entered into in compliance with the provisions of clause 3.5 (Plateau Intercreditor Agreement) of the Global Intercreditor Agreement.

1.1.213	Plateau Security Documents means each of the documents listed as being a Plateau Security Document in Part 3 of Schedule 8 (Transaction Security Documents) together with any other document entered into by the Borrower creating or expressed to create any Security over all or any of its assets in respect of any of the obligations of any member of the Borrower Group under any of the Finance Documents.

1.1.214	Plateau Security SPV Counter Indemnity Agreements means collectively:

(a)	the Plateau Counter Indemnity Agreement and the N2C Resources Counter Indemnity Agreement;

(b)	any other counter indemnity agreement in a form agreed to by the Borrower and the Security Agent, issued by any debtor of any Senior Finance Party in favour of the Plateau Security SPV in relation to any Plateau Security Debt Guarantee.

1.1.215	Plateau Security SPV Debt Guarantee means:

(a)	the debt guarantee in the agreed form, dated on or about the date of this Agreement, issued by the Plateau Security SPV in favour of the Senior Finance Parties for the obligations of the Plateau SPV Obligors owed to the Senior Finance Parties under the Finance Documents; and

(b)	any other debt guarantee in a form agreed to by the Borrower and the Security Agent, issued by the Plateau Security SPV in favour of one or more of the Senior Finance Parties.

1.1.216	Plateau Security SPV Documents means collectively, the Plateau Security SPV Management Documents and the Security SPV Owner Trust Deed.

1.1.217	Plateau Security SPV Management Documents means collectively, the Constitutional Documents of the Plateau Security SPV and the Security SPV Management Agreement.

1.1.218	Plateau Security SPV Obligors means the Borrower, N2C Resources and each other person which has entered into a Plateau Security SPV Counter Indemnity Agreement in favour of the Plateau Security SPV.

1.1.219	Project means the project undertaken by a Project Company, as agreed in writing between the Borrower and the Senior Agent.

1.1.220	Project Bullseye means the project comprising the transactions to be implemented on or about the Closing Date in accordance with the Framework Agreement.

1.1.221	Project Bullseye Documents means each of the documents giving effect to Project Bullseye, including the Sale and Purchase Agreement, Cession and Pledge Agreement and the RPM Atlatsa Subscription Agreement (each such agreement as defined in the Framework Agreement).

1.1.222	Project Company means a subsidiary of Opco or Holdco, identified as a Project Company by written agreement between the Borrower and the Senior Agent.

1.1.223	Project Finance Borrowings means:

(a)

any indebtedness to finance (or re-finance) a Project comprised of the ownership, development, construction and/or operation of assets of the Project Company which is incurred by a Project Company whose principal business is that Project and in respect of which the person or persons making that indebtedness available to that Project Company has no recourse whatsoever to any member of the Borrower Group (other than to that Project Company) in respect of that indebtedness whether directly or indirectly or by way of a guarantee (financial or completion guarantee or otherwise) from any member of the Borrower Group creating an obligation (whether actual or contingent) for Financial Indebtedness in respect of the Project Finance Borrowings other than to the extent arising under paragraph (d) of the definition of “Permitted Guarantee” or (c) of the definition of “Permitted Security”; or

(b)	any indebtedness the terms and conditions of which have been approved by the Senior Agent and which the Senior Agent has agreed in writing to treat as Project Finance Borrowings for the purposes of this Agreement.

1.1.224	Quarter Date means each of 31 March, 30 June, 30 September and 31 December.

1.1.225	Quarterly Interest Reset Date means the first Business Day of January, April, July and October of each year.

1.1.226	Quarterly Management Accounts means the management accounts for a Financial Quarter delivered pursuant to paragraph (c) of clause 20.1 (Financial statements).

1.1.227	Quasi-Security has the meaning given to that term in clause 22.15 (Negative pledge).

1.1.228	Quotation Day means the first Utilisation Date under this Agreement and each Quarterly Interest Reset Date thereafter, or such other day as the Senior Agent determines is generally treated as the Quotation Day by market practice in the Johannesburg interbank market.

1.1.229	R, Rand or ZAR means South Africa Rand, the lawful currency of South Africa.

1.1.230	Rate Fixing Day means each Quarterly Interest Reset Date or such other day as the Lender determines is generally treated as the rate fixing day by market practice in the Johannesburg interbank market.

1.1.231	Real Property means:

(a)	any freehold, leasehold or immovable property; and

(b)	any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of that freehold, leasehold or immovable property.

1.1.232	Reference Banks means the principal office of Absa Bank Limited, FirstRand Bank Limited, Nedbank Limited and The Standard Bank of South Africa Limited or such other banks as may be appointed by the Senior Agent in consultation with the Borrower.

1.1.233	Related Fund in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or adviser as the first fund or, if it is managed by a different investment manager or adviser, a fund whose investment manager or adviser is an Affiliate of the investment manager or adviser of the first fund.

1.1.234	Relevant Jurisdiction means, in relation to an Obligor or any other member of the Atlatsa Group:

(a)	its jurisdiction of incorporation;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it.

1.1.235	Repayment Formula means, in relation to Opco and (i) each June Financial Half Year and calculated with reference to the cash flow statement comprised in the Opco Semi-Annual Financial Statements for that June Financial Half Year and (ii) each Financial Year and calculated with reference to the cash flow statement comprised in the Opco Annual Financial Statements for that Financial Year, as the case may be, the following formula:

(a)	((OA - IA) + IAD ) x (BI x 0, 9) - CS = RA

where

(i)	OA is Cash generated from/utilised in Opco’s operating activities, calculated in accordance with the Accounting Principles;

(ii)	IA is Cash utilised in Opco’s investing activities, being the acquisition of Property, Plant and Equipment (as defined in the Accounting Principles);

(iii)	IAD is Cash generated from/attributable to Opco’s investing activities comprising the disposal of Property, Plant and Equipment (as defined in the Accounting Principles);

(iv)	BI is the percentage shareholding of the Borrower in Holdco as at the date of calculation ie the relevant June Financial Half Year or Financial Half Year, as the case may be;

(v)

CS is, in relation to each June Financial Half Year, the aggregate Cash Sweep Repayment made in (or in respect of and having regard to the due date for payment of the Cash Sweep Amount in accordance with clause 6.1.1 (Quarterly Cash Sweep Repayments)) by the Borrower in that Financial Half Year; and in relation to each Financial Year, the aggregate Cash Sweep Repayment made in that Financial Year, as the case may be; and

(vi)	RA is, in relation to each June Financial Half Year, the Semi-Annual Repayment Amount and in relation to each Financial Year, the Annual Repayment Amount, as the case may be.

1.1.236	Repeating Representations means each of the representations set out in clause 19.2 (Status) to clause 19.7 (Governing Law and Enforcement), clause 19.11 (No default), paragraph (g) of clause 19.12 (No misleading information), clause 19.13 (Original Financial Statements), clause 19.19 (Ranking) to clause 19.21 (Legal and Beneficial Ownership) and clause 19.25 (Mining Licenses) (other than clause 19.25.3 thereof).

1.1.237	Reports mean the Environmental Report and the Insurance Report.

1.1.238	Reserve and Resource Statement means a statement prepared by any member(s) of the Borrower Group relating to the Mining operations of the Holdco Group in form and substance satisfactory to the Senior Agent, showing a number of tonnes of PGMs as proven and probable reserves (as defined under the SAMREC Code) for all Mining operations conducted by the Holdco Group.

1.1.239	Revolving Facility means the revolving facility described in Clause 2.1 (The Facilities).

1.1.240	Revolving Facility Commitment means the final ZAR150,000,000 capital amount available for utilisation under this Agreement.

1.1.241	Revolving Facility Loan means a loan (denominated in Rands) made or to be made under the Revolving Facility or the principal amount outstanding for the time being of that loan (which principal amount outstanding shall include capitalised interest).

1.1.242	Rights to Mine means all rights of whatsoever nature in and to any and all minerals at any time including (without limitation) the New Order Rights.

1.1.243	RPM means Rustenburg Platinum Mines Limited, a public limited liability company incorporated under the laws of South Africa with registration no. 1931/003380/06.

1.1.244	RPM Finance Document means the “RPM Finance Documents” as defined in the RPM Funding Common Terms Agreement.

1.1.245	RPM Funding Common Terms Agreement means the amended and restated RPM Funding Common Terms Agreement in the agreed form, concluded or to be concluded on or about the Signature Date between RPM, the Borrower, Pelawan SPV, the Parent and certain others.

1.1.246	Sale of Concentrate Agreements means (i) the sale of concentrate agreement, dated 21 December 2007 (as amended from time to time), originally between RPM and LPM and subsequently transferred from LPM to Opco, pursuant to which Opco sells and RPM purchases Opco’s entire production of concentrate from time to time and (ii) each other sale of concentrate agreement entered into by Opco (as seller) with any person.

1.1.247	SAMREC Code means the South African Code for the Reporting of Exploration Results, Mineral Resources and Mineral Reserves.

1.1.248	Screen Rate means in relation to JIBAR, the percentage per annum mid market rate for deposits in Rand for a period of three months displayed on the Reuters Screen SAFEY Page alongside the caption “Yield”. If the agreed page is replaced or service ceases to be available, the Senior Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

1.1.249	Secured Assets means all of the assets of the Security Providers which from time to time are, or are expressed to be, the subject of the Transaction Security.

1.1.250	Secured Parties means each Senior Finance Party from time to time and any Delegate.

1.1.251	Security means:

(a)	a mortgage, assignation, charge, pledge, lien, security assignment, hypothecation, cession conferring security, or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect; or

(b)	any arrangement under which money or claims to, or for the benefit of, a bank or other account may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any person; or

(c)	any other type of preferential agreement or arrangement (including any title transfer and retention arrangement), the effect of which is the creation of a security interest.

1.1.252	Security Agent means RPM acting in its capacity as security agent for the Secured Parties or such other security agent for the Secured Parties as shall be appointed pursuant to the Global Intercreditor Agreement.

1.1.253	Security Provider means any provider of Transaction Security.

1.1.254	Security SPV means the Plateau Security SPV and the Opco Security SPV.

1.1.255	Security SPV Documents means collectively, the Plateau Security SPV Documents and the Opco Security SPV Documents.

1.1.256	Security SPV Management Agreement means the debt guarantor management agreement, dated on or about the date of this Agreement, between GMG, the Senior Agent, the Security Agent, the Plateau Security SPV and the Opco Security SPV pursuant to which GMG is appointed to administer the Plateau Security SPV and the Opco Security SPV.

1.1.257	Semi-Annual Date means each of 30 June and 31 December.

1.1.258	Semi-Annual Financial Statements means the financial statements for a Financial Half-Year delivered pursuant to paragraph (b) of clause 20.1 (Financial statements) and includes the Opco Semi-Annual Financial Statements.

1.1.259	Semi-Annual Repayment Amount means, for each June Financial Half Year the amount determined by applying the Repayment Formula for that June Financial Half Year.

1.1.260	Semi-Annual Repayment Date means, for each June Financial Half Year, the earlier of:

(a)	the date on which the unaudited consolidated interim financial statements referred to in clause 20.1.1(b) (Financial statements) for than June Financial Half Year are delivered to the Senior Agent in accordance with that clause; and

(b)	60 days after the end of that June Financial Half Year.

1.1.261	Senior Agent means RPM acting in its capacity as agent for the Senior Finance Parties or such other agent for the Senior Finance Parties as shall be appointed pursuant to clause 26.11 (Resignation of the Senior Agent).

1.1.262	Senior Finance Party means the Finance Parties and the Working Capital Facility Lender and “Senior Finance Parties” shall be construed accordingly.

1.1.263	Services Agreement(s) means the services agreement(s) in the agreed form entered into or, to be entered into, pursuant to which members of the Anglo Group and/or the Atlatsa Group shall provide services to members of the Holdco Group, from time to time.

1.1.264	Share Adjustment Event means, in relation to the Atlatsa Common Shares, any:

(a)	subdivision, redivision or change of the outstanding Atlatsa Common Shares into a greater number of Atlatsa Common Shares;

(b)	consolidation, combination or reduction of the outstanding Atlatsa Common Shares into a lesser number of Atlatsa Common Shares;

(c)	any reclassification of or amendment to the outstanding Atlatsa Common Shares, any change of the Atlatsa Common Shares into other shares or any other reorganization of the Parent (other than as described in paragraphs (a) and (b) above); or

(d)	any consolidation, amalgamation, arrangement, merger or other form of business combination of the Parent with or into any other corporation resulting in any reclassification of the outstanding Atlatsa Common Shares, any change of the Atlatsa Common Shares into other shares or any other reorganization of the Parent.

1.1.265	Share Exchange Agreement means the share exchange agreement, dated 21 January 2004, between Pelawan Investments and the Parent and as amended from time to time.

1.1.266	Shareholder Loan Documents means collectively, the Atlatsa Shareholder Loan Agreement, the N2C Resources Shareholder Loan Agreement and the N1C Resources Shareholder Loan Agreement.

1.1.267	South Africa means the Republic of South Africa as constituted from time to time.

1.1.268	Specified Obligors means Opco, Holdco and the Borrower.

1.1.269	Specified Time means a time determined in accordance with Schedule 7 (Timetables).

1.1.270	Standard Bank means The Standard Bank of South Africa Limited (Registration No. 1962/000738/06), a public company and registered bank incorporated according to the company and banking laws of South Africa.

1.1.271	Subsidiary means, in relation to any company or corporation, any person:

(a)	which is controlled, directly or indirectly, by the first mentioned company or corporation; or

(b)	more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose:

(d)	a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

(e)	a company or corporation will be treated as a Subsidiary if it would be classified as a “subsidiary” under section 1(3) of the Companies Act, 2008 of South Africa.

1.1.272	Target Assets means the assets acquired, or to be acquired, by RPM pursuant to, and as more fully described in, the Acquisition Agreements.

1.1.273	Tax means any tax (including, for the avoidance of doubt, VAT), levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

1.1.274	Termination Date means the Final Discharge Date.

1.1.275	Total Commitments means, subject to the terms of this Agreement, the aggregate of the Commitments, being as at the date of the First Amendment and Restatement Agreement, an amount of up to ZAR2,371,400,000 plus the Tranche 1 Amount.

1.1.276	Total Facility Outstandings means, at any time, and in relation to the Facility, the aggregate of all amounts of principal (including capitalised interest), accrued and unpaid interest and all and any other amounts due and payable to the Senior Finance Parties by the Borrower under the Finance Documents including, without limitation, any bona fide claim for direct damages or restitution and any claim as a result of any recovery by the Borrower of a payment or discharge on the grounds of preference, and any amounts which would be included in any of the above but for any discharge, non-provability or unenforceability of those amounts in any insolvency or other proceedings.

1.1.277	Tranche 1 Amount means the first tranche of the Facility made available under this Agreement in a ZAR amount required to fund the Plateau Holdco Subscription Price referred to in Step 1B (Subscription for the Second Holdco Plateau Subscription Shares) referred to in the Implementation Agreement, in order to enable completion of Step 3 (Subscription for the Second Holdco Opco Subscription Shares), Step 4 (Repayment of the Second Holdco Opco Shareholder Loan) and Step 5 (Holdco’s utilisation of the proceeds of the Second Holdco Opco Shareholder Loan) referred to in the Implementation Agreement.

1.1.278

Tranche 2 Amount means the second tranche of the Facility made available under this Agreement in an amount sufficient to implement Step 12 (Repayment of June 2009 Senior Facilities Agreement Outstandings) set out in the Implementation Agreement, up to a

maximum amount of ZAR2,000,000,000 (Two Billion Rand).

1.1.279	Tranche 3 Amount means the third tranche of the Facility made available under this Agreement with effect from the First Amendment Effective Date, in an amount of ZAR140,000,000 (One Hundred and Forty Million Rand).

1.1.280	Transaction Accounts means collectively, each of the Disbursement Accounts, he Borrower Business Account(s), the Borrower WCF Account, the Holdco Business Account and the Opco Business Account.

1.1.281	Transaction Documents means collectively:

(a)	the Finance Documents;

(b)	the B Preference Share Documents;

(c)	the Acquisition Documents;

(d)	the Community Trust Documents;

(e)	the ESOP Documents;

(f)	the Atlatsa Management Share Incentive Scheme Documents;

(g)	the Shareholder Loan Documents;

(h)	the Operating Agreements;

(i)	the Project Bullseye Documents,

any other document designated in writing as a Transaction Document by the Senior Agent and the Borrower.

1.1.282	Transaction Security means the Security created or expressed to be created in favour of:

(a)	the Opco Security SPV, pursuant to the Opco Security Documents and the Holdco Security Documents; and

(b)	the Plateau Security SPV pursuant to the Plateau Security Documents and the N2C Resources Security Documents.

1.1.283	Transaction Security Documents means:

(a)	the Opco Security Documents;

(b)	the Holdco Security Documents;

(c)	the Plateau Security Documents; and

(d)	the N2C Resources Security Documents,

together with any other document entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents.

1.1.284	Transfer has the meaning given to it in clause 28.1.

1.1.285	Transfer Date means, in relation to an assignment or transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement; and

(b)	the date on which the Senior Agent executes the relevant Assignment Agreement.

1.1.286	Treasury Transactions means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

1.1.287	Umbrella Services Agreement means the umbrella services agreement, dated 28 March 2008, between Anglo Platinum, the Parent and Holdco, which contains, amongst other things, the high level principles agreed upon amongst the Parent, Anglo Platinum and Holdco in respect of the content of the Services Agreement(s).

1.1.288	Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents.

1.1.289	USD and Dollars means US Dollars, the lawful currency of the United States of America.

1.1.290	Utilisation means a Loan.

1.1.291	Utilisation Date means the date on which a Utilisation is made.

1.1.292	Utilisation Request means a notice substantially in the relevant form set out in Schedule 3 (Requests).

1.1.293	VAT means value-added tax levied in terms of the South Africa Value-Added Tax Act, 1991.

1.1.294	Working Capital Facility Agreement means the working capital facility agreement in the agreed form, dated on or about the date of this Agreement, between RPM (as original lender) and the Borrower, and as may be amended and/or restated from time to time.

1.1.295	Working Capital Facility Discharge Date means the date on which the Senior Agent is satisfied that all liabilities of the Borrower under the Working Capital Facility have been fully discharged and all commitments of the Working Capital Facility Lender to the Borrower have expired in accordance with the Working Capital Facility Agreement.

1.1.296	Working Capital Facility Lender means the lender under the Working Capital Facility from time to time.

1.2	CONSTRUCTION

1.2.1	Unless a contrary indication appears, a reference in this Agreement to:

(a)	the Borrower, any Finance Party, Senior Finance Party, any Lender, any Obligor, any Party, Pelawan Dividend Trust, Pelawan Trust, any Secured Party, the Senior Agent, the Security Agent RPM or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(b)	a Finance Document or a Transaction Document or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated (however fundamentally);

(c)	a document in agreed form is a document which is previously agreed in writing by or on behalf of the Borrower and the Senior Agent or, if not so agreed, is in the form acceptable to the Senior Agent;

(d)	arm’s length means terms that are fair and reasonable to the counterparty of a transaction and no more or less favourable to the other party to the relevant transaction as could reasonably be expected to be obtained in a comparable arm’s length transaction with a person that is not the ultimate holding company of such counterparty or an entity of which such counterparty or its ultimate holding company has direct or indirect control, or owns directly or indirectly more than 20% (twenty percent) of the share capital or similar rights of ownership;

(e)	assets includes present and future properties, revenues and rights of every description;

(f)	determines or determined means, unless otherwise specified, a determination made in the absolute discretion of the person making the determination;

(g)	the use of the word “including” followed by specific examples will not be construed as limiting the meaning of the general wording preceding it, and the euisdem generis rule must not be applied in the interpretation of such general wording or such specific examples;

(h)	guarantee means (other than in clause 18 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(i)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(j)	a law shall be construed as any law (including statutory, common or customary law), statute, constitution, decree, judgment, treaty, regulation, directive, by-law, order, other legislative measure, directive or requirement (having the force of law) of any government, supranational, local government, statutory or regulatory or similar governmental body or authority or court and the common law, as amended, replaced, re-enacted, restated or reinterpreted from time to time;

(k)	a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(l)	a regulation includes any regulation, rule, official directive, request or guideline (in each case whether or not having the force of law, but if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(m)	a provision of law is a reference to that provision as amended or re-enacted; and

(n)	a time of day is a reference to Johannesburg time.

1.2.2	Section, clause and Schedule headings are for ease of reference only.

1.2.3	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

1.2.4	A Default (including a Major Event of Default) is continuing if it has not been remedied in accordance with the provisions of this Agreement or waived.

1.2.5	Unless inconsistent with the context or save where the contrary is expressly indicated in any Finance Document:

(a)	if any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it appears only in an interpretation clause, effect shall be given to it as if it were a substantive provision of the relevant Finance Document;

(b)	when any number of days is prescribed in any Finance Document, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a day which is not a Business Day, in which case the last day shall be the next succeeding Business Day;

(c)	any reference in any Finance Document to an enactment is to that enactment as at the Signature Date and as amended or re-enacted from time to time;

(d)	any reference in any Finance Document to this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as same may have been, or may from time to time be, amended, varied, novated or supplemented;

(e)	except as expressly provided for in any Finance Document, no provision of any Finance Document constitutes a stipulation for the benefit of any person who is not a Party to this Agreement;

(f)	reference to day/s, calendar month/s or year/s shall be construed as Gregorian calendar day/s, calendar month/s or year/s;

(g)	a reference to a Party includes that Party’s lawful successors-in-title and permitted assigns;

1.2.6	The headings to the clauses and schedules of any Finance Document are for reference purposes only and shall in no way govern or affect the interpretation of nor modify nor amplify the terms of any Finance Document nor any clause or schedule thereof.

1.2.7	Unless consistent with the context, an expression in any Finance Document which denotes:

(a)	any one gender includes the other genders;

(b)	a natural person includes an artificial person and vice versa; and

(c)	the singular includes the plural and vice versa.

1.2.8

The Schedules to any Finance Document form an integral part thereof and words and expressions defined in any Finance Document shall bear, unless the context otherwise requires, the same meaning in such Schedules. To the extent that there is any conflict between the Schedules to any Finance Document and the provisions of the relevant Finance Document, the provisions of the relevant Finance Document shall prevail.

1.2.9	Where any term is defined within the context of any particular clause in any Finance Document, the terms so defined, unless it is clear from the clause in question that term so defined has limited application to the relevant clause, shall bear the same meaning as ascribed to it for all purposes in terms of the relevant Finance Document, notwithstanding that that term has not been defined in any interpretation clause.

1.2.10	The rule of construction that, in the event of ambiguity, the contract shall be interpreted against the Party responsible for the drafting thereof, shall not apply in the interpretation of the Finance Document.

1.2.11	The expiration or termination of any Finance Documents shall not affect such of the provisions of the Finance Documents as expressly provided that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this. Without limiting the general application of this clause, the Parties acknowledge that certain Finance Documents (including the Working Capital Facility Agreement, the Global Intercreditor Agreement and the RPM Funding Common Terms Agreement) incorporate certain definitions, representations, warranties, undertakings and other provisions of this Agreement by reference and all such definitions and provisions shall, upon the expiration or termination of this Agreement, continue to apply to such other Finance Documents. Without limiting the generality of the aforegoing, this Agreement shall not expire or terminate before the Final Discharge Date.

1.2.12	The Finance Documents shall to the extent permitted by applicable law be binding on and enforceable by the administrators, trustees, permitted assigns, business rescue practitioners or liquidators of the Parties as fully and effectually as if they have signed the Finance Documents in the first instance and reference to any Party shall be deemed to include such Party’s administrators, trustees, permitted assigns, business rescue practitioners or liquidators, as the case may be.

1.2.13	The use of any expression in any Finance Document covering a process available under South African law such as winding-up (without limitation eiusdem generis) shall, if any of the Parties to the Finance Documents is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such other jurisdiction.

1.2.14	Where figures are referred to in numerals and in words in any Finance Document, if there is any conflict between the two, the words shall prevail.

1.2.15	Stipulatio alteri

In addition to any clause in this Agreement which is expressly identified as a stipulatio alteri, the provisions in this Agreement which are expressed in favour of the Senior Finance Parties and/or the Secured Parties shall constitute stipulatio alteri in favour of each Senior Finance Party and/or Secured Party (as the case may be) which is not a Party, capable of acceptance at any time without notice to any Party.

SECTION 2

THE FACILITY

2.	THE FACILITIES

2.1	THE FACILITIES

Subject to the terms of this Agreement, the Lenders agree to make available a Rand denominated term loan facility and the Revolving Facility available to the Borrower in an aggregate amount equal to or up to the Total Commitments.

2.2	SENIOR FINANCE PARTIES’ RIGHTS AND OBLIGATIONS

2.2.1	The obligations of each Senior Finance Party under the Finance Documents are several. Failure by a Senior Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Senior Finance Party is responsible for the obligations of any other Senior Finance Party under the Finance Documents.

2.2.2	The rights of each Senior Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Senior Finance Party from an Obligor shall be a separate and independent debt.

2.2.3	A Senior Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.3	OBLIGORS’ AGENT

2.3.1	Each of N2C Resources and the Parent (Designated Obligor) appoints the Borrower to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(a)	the Borrower on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including Utilisation Requests), to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Designated Obligor notwithstanding that they may affect the Designated Obligor, without further reference to or the consent of that Designated Obligor; and

(b)	each Senior Finance Party to give any notice, demand or other communication to that Designated Obligor pursuant to the Finance Documents to the Borrower,

and in each case the Designated Obligor shall be bound as though the Obligor itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

2.3.2	Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of a Designated Obligor or in connection with any Finance Document (whether or not known to any such Designated Obligor and whether occurring before or after such Designated Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Designated Obligor as if that Designated Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Designated Obligor, those of the Obligors’ Agent shall prevail.

3.	PURPOSE

3.1	PURPOSE

The Borrower shall apply:

3.1.1	the proceeds of the Tranche 1 Amount for the purposes of implementing Step 1 (Utilisation of the Tranche 1 Amount under the Senior Facilities Agreement) set out in the Implementation Agreement;

3.1.2	the proceeds of the Tranche 2 Amount for the purposes of implementing Step 12 (Repayment of June 2009 Senior Facilities Agreement Outstandings) set out in the Implementation Agreement;

3.1.3	subject to clause 3.1.4, the proceeds of all other amounts borrowed by it under the Facility for the purposes of advancing shareholder loans to Holdco and/or subscribing for shares in Holdco, in accordance with the provisions of the Holdco Shareholders Agreement, only for the purposes of Funding Opco’s Capital Expenditure and operating expenditure and provided that:

(a)	such amounts are required to be disbursed in the 30 day period following the Utilisation Date in respect of such amounts;

(b)	such amounts are provided for in the Base Case Model; and

(c)	such amounts are not available out of internally generated cash resources of Opco;

3.1.4	any amount referred to in clause 6.1.5(b)(i) which is available for re-borrowing, may be used to fund either (1) repayment of amounts outstanding under the Working Capital Facility Agreement (prior to the Working Capital Facility Discharge Date) or (2) a Designated Dividend (after the Working Capital Facility Discharge Date).

3.2	MONITORING

No Senior Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	INITIAL CONDITIONS PRECEDENT

The Lenders will only be obliged to comply with clause 5.4 (Lenders’ participation) in relation to any Utilisation if on or before the Utilisation Date for that Utilisation, the Senior Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions precedent) in form and substance satisfactory to the Senior Agent. The Senior Agent shall notify the Parent and the Lenders promptly upon being so satisfied.

4.2	FURTHER CONDITIONS PRECEDENT

4.2.1	Subject to clause 4.1 (Initial Conditions Precedent), the Lenders will only be obliged to comply with clause 5.4 (Lenders’ participation), if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	no Default is continuing or would result from the proposed Utilisation;

(b)	all the representations and warranties in clause 19 (Representations) are true and correct in all material respects;

(c)	in relation to a Revolving Facility Loan, the Available Commitment, other than the last ZAR150,000,000 of such Available Commitment has been fully utilised (save for any amounts which are expressly permitted to be re-borrowed in accordance with clause 6.1.5(b)(i)); and

in relation to all Utilisations for the purposes referred to in clause 3.1.3, the Borrower has provided the Facility Agent with evidence, to the satisfaction of the Facility Agent that such Utilisation will be used for the purpose set out in clause 3.1.2 and complies with the conditions set out in clause 3.1.2.

4.3	TRANCHE 3 AMOUNT CONDITIONS PRECEDENT

The Lenders will only be obliged to comply with clause 5.4 (Lenders’ participation) in relation to any Utilisation of the Tranche 3 Amount if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	no Default is continuing or would result from the proposed Utilisation;

(b)	all the representations and warranties in clause 19 (Representations) are true and correct in all material respects; and

(c)	in relation to all such Utilisations, the Borrower has provided the Senior Agent with evidence, to the satisfaction of the Senior Agent that such Utilisation will be used for the purpose set out in clause 3.1.3 and complies with the conditions set out in clause 3.1.3.

4.4	NUMBER OF UTILISATIONS AND MAXIMUM AMOUNTS

4.4.1	The Borrower may only deliver one Utilisation Request in any one month period (plus, if so required by the Borrower, an additional one Utilisation Request in not more than two separate months in each twelve month period) and may not deliver a Utilisation Request:

(a)	if at the date of the Utilisation Request the Total Facility Outstandings exceed the Maximum Permitted Outstanding Amount; or

(b)	if the Total Facility Outstandings will exceed the Maximum Permitted Outstanding Amount as a result of the proposed Utilisation on the proposed Utilisation Date; and

(c)	unless the proposed Utilisation Date is a Business Day falling within the Availability Period.

4.5	WAIVER OF CONDITIONS PRECEDENT

The conditions precedent in this Clause 4 are solely for the benefit of the Lenders, and may be waived or deferred in whole or in part and with or without conditions by written notice delivered to the Obligors by the Facility Agent.

SECTION 3

UTILISATION

5.	UTILISATION

5.1	DELIVERY OF A UTILISATION REQUEST

The Borrower may utilise the Facilities by delivery to the Senior Agent of a single duly completed Utilisation Request not later than the Specified Time.

5.2	DELIVERY OF A UTILISATION REQUEST

5.2.1	The Borrower may utilise the Facility by delivering to the Senior Agent a duly completed Utilisation Request.

5.2.2	Unless the Senior Agent otherwise agrees, the latest time for receipt of a Utilisation Request is:

(a)	in relation to the Utilisations on the Closing Date, 17h00 three Business Days before the Closing Date; and

(b)	in relation to all other Utilisations, 11h00, three Business Days before the proposed Utilisation Date.

5.2.3	A Utilisation Request, once given, will be irrevocable.

5.3	COMPLETION OF UTILISATION REQUESTS

A Utilisation Request will not be regarded as having been duly completed unless:

5.3.1	the Loan requested is in Rands and the amount of the Loan requested is not more than the Available Facility and which is a minimum amount of R1,000,000 and an integral multiple of R1,000,000 or, if less, the Available Facility;

5.3.2	it complies with the provisions of clause 4.4 (Number of Utilisations and Maximum Loans); and

5.3.3	it identifies the bank account into which the Lender is to disburse the proceeds of the Loan.

Only one Loan may be requested in an Utilisation Request.

5.4	LENDERS’ PARTICIPATION

5.4.1	The Lender is not obliged to advance a Loan if, as a result the outstanding Loan would exceed the Commitment or the conditions of this Agreement have not been met (including the provisions of clause 4.4 (Number of Utilisations and Maximum Amounts)).

5.4.2	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available in Rands by the Utilisation Date through its Facility Office.

5.4.3	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Utilisation available.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6.	REPAYMENT

6.1	REPAYMENT OF THE TOTAL FACILITY OUTSTANDINGS

6.1.1	Quarterly Cash Sweep Repayments

(a)	By no later than the fifth Business Day following the end of each Financial Quarter:

(i)	Opco, Holdco and the Borrower shall ensure that an amount equal to:

(A)	the aggregate of (1) all credit balances in all bank accounts held by Opco as at the last day of such Financial Quarter and (2) all Cash Equivalent Investments held by Opco as at the last day of such Financial Quarter, minus

(B)	an amount of ZAR150,000,000 (Indexed), or such other amount agreed to in writing by the Senior Agent from time to time in relation to any particular Financial Quarter, or otherwise,

is used by Opco to declare and pay a dividend or repay any capital, interest or other amount outstanding on loan account to its shareholders, in accordance with Opco’s memorandum of incorporation and, if applicable, the Holdco Shareholders Agreement;

(ii)	Holdco and the Borrower shall ensure that an amount equal to:

(A)	the aggregate of (1) all amounts received from Opco pursuant to (i) above, (2) all credit balances in all bank accounts held by Holdco as at the last day of such Financial Quarter and (3) all Cash Equivalent Investments held by Holdco as at the last day of such Financial Quarter, minus

(B)	an amount of ZAR1,000,000 (Indexed), or such other amount agreed to in writing by the Senior Agent from time to time in relation to any particular Financial Quarter, or otherwise,

is used by Holdco to declare and pay a dividend or repay any capital, interest or other amount outstanding on loan account to its shareholders, in accordance with the Holdco Shareholders Agreement;

(iii)	the Borrower shall ensure that an amount equal to:

(A)	the aggregate of (1) all amounts received from Holdco pursuant to (ii) above, (2) all credit balances in all bank accounts held by the Borrower as at the last day of such Financial Quarter (other than any credit balance in the Borrower WCF Account), and (3) all Cash Equivalent Investments held by the Borrower as at the last day of such Financial Quarter, minus

(B)	an amount of ZAR1,000,000 (Indexed), or such other amount agreed to in writing by the Senior Agent from time to time in relation to any particular Financial Quarter, or otherwise,

is used by the Borrower to repay the Total Facility Outstandings.

6.1.2	Repayment Formula

(a)	In addition to the Cash Sweep Repayments made in accordance with clause 6.1.1 (Quarterly cash sweep payments), by no later than each Semi-Annual Repayment Date in relation to each June Financial Half Year, the Borrower shall repay that portion of the Total Facility Outstandings in an amount equal to the Semi-Annual Repayment Amount calculated in respect of that June Financial Half Year (and provided such Semi-Annual Repayment Amount is greater than zero).

(b)	The Borrower shall calculate the Annual Repayment Amount in relation to each Financial Year. If such Annual Repayment Amount is greater than zero and:

(i)	is more than the amount paid by the Borrower in accordance with (a) above in relation to that Financial Year (Semi-Annual Repayment), the Borrower shall, by no later than the Annual Repayment Date in relation to that Financial Year, repay that portion of the Total Facility Outstandings in an amount equal to such Annual Repayment Amount minus such Semi-Annual Repayment; and

(ii)	is less than the Semi-Annual Repayment, the Borrower shall, subject to the remaining provisions of this Agreement, be entitled to redraw an amount equal to such Semi-Annual Repayment minus such Annual Repayment Amount.

6.1.3	Repayment out of the proceeds of Project Bullseye and on the Final Maturity Date

(a)	In addition to repayment of the Total Facility Outstandings in accordance with the steps contemplated in the Implementation Agreement and in accordance with Repayment Formula:

(i)	the Borrower shall repay the relevant Total Facility Outstandings in full by no later than the relevant Final Maturity Date; and

(ii)	the Borrower shall, by no later than 17h00 on the Business Day immediately following the Framework Agreement Subscription Settlement Date pay an amount of ZAR750,000,000 towards repayment of the Total Facility Outstandings.

6.1.4	Allocation of payments

(a)	Subject to (b) below, all repayments of Loans shall be applied as follows:

(i)	firstly towards the repayment of outstanding Permitted Capitalised Interest Amounts;

(ii)	secondly towards the repayment of any of the outstanding Tranche 3 Amount; and

(iii)	thereafter, in the Senior Agent’s discretion, towards the remaining Total Facility Outstandings.

(b)	For so long as any Revolving Facility Loan is outstanding, all repayments of Loans in accordance with this Agreement shall be applied:

(i)	firstly towards repayment of the Revolving Facility Loans (and accrued interest thereon);

(ii)	secondly towards the repayment of any of the outstanding Tranche 3 Amount;

(iii)	thirdly towards the repayment of any outstandings under the Tranche 3 Amount; and

(iv)	thereafter, in the Senior Agent’s discretion, towards the remaining Total Facility Outstandings.

6.1.5	Re-borrowing

(a)	Notwithstanding any other provision of this Agreement, including the provisions of clause (b) below, the Borrower may not reborrow any part of a Loan which is prepaid or repaid in accordance with this clause 6.1 (Repayment of the Total Facility Outstandings) in relation to:

(i)	the Permitted Capitalised Interest Amounts; and

(ii)	the Tranche 3 Amount.

(b)	The Borrower may not reborrow any part of a Loan which is prepaid or repaid in accordance with this clause 6.1 (Repayment of the Total Facility Outstandings), other than (and unless a contrary indication appears in this Agreement and subject to the provisions of clauses 3 (Purpose) to 5 (Utilisation), including the conditions applicable to the Maximum Permitted Outstanding Amount in clause 4.4 (Number of Utilisations and maximum amounts)):

(i)	the amount referred to in clause 6.1.2(b)(ii) which is expressly stated to be available for re-borrowing;

(ii)	an amount equal to the difference between ZAR1,550,000,000 and the Loan outstandings immediately following the mandatory prepayment referred to in clause 6.1.3 (Repayment out of the proceeds of Project Bullseye and on the Final Maturity Date), provided that the Framework Agreement Settlement Subscription Date occurs prior to 31 December 2018; and

(iii)	any part of a Revolving Facility Loan which is prepaid or repaid in accordance with the terms of this Agreement.

7.	PREPAYMENT AND CANCELLATION

7.1	MANDATORY PREPAYMENT - ILLEGALITY

7.1.1	If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Loan:

(a)	that Lender, shall promptly notify the Senior Agent upon becoming aware of that event;

(b)	upon the Senior Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

(c)	the Borrower shall repay that Lender’s participation in the relevant Loan on the last day of the Interest Period for the Loan occurring after the Senior Agent has notified the Borrower, or if the last day of any applicable grace period permitted by law is earlier than such date, such earlier date, which shall be notified by the Lender in the notification under (a) above.

7.2	MANDATORY PREPAYMENT - EXCEEDING THE MAXIMUM

PERMITTED OUTSTANDING AMOUNT

If at any time the Total Facility Outstandings exceed the Maximum Permitted Outstanding Amount:

7.2.1	the Lender may notify the Borrower upon becoming aware of that fact; and

7.2.2	the Borrower must repay or prepay the Total Facility Outstandings on the date specified by the Lender in the notification under clause 7.2.1 above to reduce the Total Facility Outstandings to an amount which does not exceed the Maximum Permitted Outstanding Amount.

7.3	MANDATORY PREPAYMENTS - CHANGE OF CONTROL

Upon the occurrence of:

7.3.1	a Change of Control; or

7.3.2	the sale of all or substantially all of the assets of any member of the Atlatsa Group (other than a Project Company) whether in a single transaction or a series of related transactions,

then:

7.3.3	the Borrower shall promptly notify the Senior Agent upon becoming aware of that event; and

7.3.4	the Senior Agent shall, if the Majority Lenders so require (whether or not the Borrower complied with paragraph 7.3.3 above), promptly cancel the Facilities and declare the Loans, together with accrued interest and all other amounts accrued under the Finance Documents, immediately due and payable, whereupon the Facilities will be cancelled and all such outstanding amounts will become immediately due and payable.

7.4	VOLUNTARY PREPAYMENT OF LOANS

7.4.1	The Borrower may, if it gives the Senior Agent not less than 20 (twenty) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the Loan by a minimum amount of ZAR10,000,000).

7.4.2	The Borrower may, subject to the provisions of this Agreement, re-borrow amounts voluntarily prepaid in accordance with this clause.

7.5	RIGHT OF CANCELLATION AND REPAYMENT IN RELATION TO A SINGLE LENDER

7.5.1	If:

(a)	any sum payable to any Lender by the Borrower is required to be increased under Clause13.2 (Tax gross-up); or

(b)	any Lender claims indemnification from the borrower under Clause 13.3 (Tax Indemnity) or Cause 14 (Increased costs),

the Borrower may, whilst the circumstance giving rise to the requirement for indemnification continues, give the Senior Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans.

7.5.2	On receipt of a notice referred to in Clause 7.5.1 in relation to a Lender, the Commitment of that Lender shall immediately be reduced to zero.

7.5.3	On the last day of each Interest Period which ends after the Borrower has given notice under Clause 7.5.1 in relation to a Lender (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender’s participation in the Loans together with all interest and other amounts accrued under the Finance Documents.

8.	RESTRICTIONS

8.1	NOTICES OF PREPAYMENT

Any notice of prepayment or other election given by any Party under clause 7 (Prepayment and cancellation) shall (subject to the terms of that clause) be irrevocable and, unless a contrary indication appears in this Agreement, any such notice shall specify the date or dates upon which the relevant prepayment is to be made and the amount of that prepayment.

8.2	INTEREST AND OTHER AMOUNTS

Any prepayment under this Agreement shall be made together with all accrued interest and all other amounts in relation to such prepayment which are due and payable under the Finance Documents.

8.3	REBORROWING OF THE FACILITIES

Save as expressly provided for in clause 6.1.2(b)(ii) (Repayment Formula), clause 6.1.5(b)(ii) (Re-borrowing), clause 7.4.2 (Voluntary repayment of Loans) and Utilisations of the Revolving Facility in accordance with this Agreement, the Borrower may not reborrow any part of the Facility which is prepaid.

8.4	PREPAYMENT IN ACCORDANCE WITH AGREEMENT

The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitment except at the times and in the manner expressly provided for in this Agreement.

8.5	CANCELLATION OF COMMITMENTS

8.5.1	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

8.5.2	If all or any part of a Loan is repaid or prepaid and is not available for reborrowing (other than by operation of clause 4.2 (Further conditions precedent), an amount of the Commitments (equal to the amount of the Loan which is repaid or prepaid, excluding capitalised interest comprised in such Loan) will be deemed to be cancelled on the date of repayment or prepayment.

8.5.3	The Revolving Facility Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for the Revolving Facility. In addition, no Revolving Facility Loan may be re-borrowed after the expiry of the Availability Period in respect of the Revolving Facility.

8.6	SENIOR AGENT’S RECEIPT OF NOTICES

If the Senior Agent receives a notice under clause 7 (Prepayment and cancellation) it shall promptly forward a copy of that notice or election to either the Borrower or the affected Lender, as appropriate.

8.7	PREPAYMENT ELECTIONS

The Senior Agent shall notify the Lenders as soon as possible of any proposed prepayment of any Loan or other amount under clause 7.4 (Voluntary prepayment of Total Facility Outstandings).

SECTION 5

COSTS OF UTILISATION

9.	INTEREST

9.1	CALCULATION OF INTEREST

9.1.1	Subject to the provisions of clause 4.1.2.6 of the Amendment and Interim Implementation Agreement (Interest rate) and to the extent such clause 4.1.2.6 remains applicable as at the Closing Date, the rate of interest on each Loan for each Interest Period is the percentage rate per annum which is (unless stated to be zero in clause 9.1.2 below):

(a)	the applicable JIBAR, plus or minus (as the case may be);

(b)	the applicable Margin,

which interest shall accrue, in each case, on a day to day basis and shall be calculated, in arrears, and compounded at the end of each Interest Period as set out below.

9.1.2	The interest rate and Margin in relation to each Loan will be calculated on a sliding scale with reference to the Total Facility Outstandings, in accordance with the following matrix (provided that the interest rate and Margin in relation to any Loan shall never be less than zero):

At all times up to the Framework Agreement Subscription Settlement Date:

Total Facility Outstandings	2013	2014	2015	2016	2017	2018	2019	2020
Up to ZAR1,000,000,000	zero interest	zero interest	JIBAR minus 5.14%	JIBAR minus 3.11%	JIBAR minus 0.96%	JIBAR plus 1.30%	JIBAR plus 6.19%	JIBAR plus 6.23%

From (and including) ZAR1,000,000,000 up to ZAR2,000,000,000	JIBAR minus 1.25%	JIBAR plus 3.02%	JIBAR plus 2.36%	JIBAR plus 4.39%	JIBAR plus 6.54%	JIBAR plus 6.30%	JIBAR plus 11.19%	JIBAR plus 11.23%

From (and including) ZAR2,000,000,000	JIBAR plus 8.75%	JIBAR plus 8.02%	JIBAR plus 7.36%	JIBAR plus 11.89%	JIBAR plus 11.54%	JIBAR plus 11.30%	JIBAR plus 16.19%	JIBAR plus 16.23%

At all times from (and including) the Framework Agreement Subscription Settlement Date:

Total Facility Outstandings	2013	2014	2015	2016	2017	2018	2019	2020
Up to	zero	zero	JIBAR	JIBAR	JIBAR	JIBAR	JIBAR	JIBAR

ZAR1,000,000,000	interest	interest	minus 5.14%	minus 3.11%	minus 0.96%	plus 1.30%	plus 6.19%	plus 6.23%

From (and including) ZAR1,000,000,000 up to ZAR1,550,000,000	JIBAR minus 1.25%	JIBAR plus 3.02%	JIBAR plus 2.36%	JIBAR plus 4.39%	JIBAR plus 6.54%	JIBAR plus 6.30%	JIBAR plus 11.19%	JIBAR plus 11.23%

From (and including) ZAR1,550,000,000	JIBAR plus 8.75%	JIBAR plus 8.02%	JIBAR plus 7.36%	JIBAR plus 11.89%	JIBAR plus 11.54%	JIBAR plus 11.30%	JIBAR plus 16.19%	JIBAR plus 16.23%

9.2	PAYMENT OF INTEREST

9.2.1	Save as otherwise provided for in this Agreement, all accrued interest on each Loan will be capitalised on each Quarterly Interest Reset Date and will, subject to the remaining provisions of this Agreement, including the mandatory prepayment obligations in this Agreement, be paid together with the remaining Total Facility Outstandings on the Final Maturity Date.

9.3	DEFAULT INTEREST

9.3.1	If a Major Event of Default occurs which is continuing, interest shall accrue on the Total Facility Outstandings from the date of occurrence of the Major Event of Default up to the date on which the Major Event of Default is no longer continuing, (both before and after judgment, if applicable) at a rate which, subject to 9.3.2 below, is the higher of (i) the Prime Rate plus 2% per annum and (ii) 5% per annum higher than the prevailing interest rate referred to in clause 9.1. Any interest accruing under this clause 9.3 shall be immediately payable by the Obligor on demand by the Senior Agent.

9.3.2	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(a)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(b)	the rate of interest applying to the overdue amount during that first Interest Period shall be 2% per annum higher than the rate which would have applied if the overdue amount had not become due.

9.3.3	Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.4	NOTIFICATION OF RATES OF INTEREST

The Senior Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

10.	INTEREST PERIODS

10.1	INTEREST PERIODS

10.1.1	Each Loan has successive Interest Periods of no more than three months each:

(a)	commencing on (an including) the Utilisation Date (in respect of the first Interest Period) or commencing on (and including) the next Quarterly Interest Reset Date; and

(b)	ending on (and including) the day before the next Quarterly Interest Reset Date.

10.1.2	If an Interest Period would otherwise extend beyond the Final Maturity Date, it will be shortened so that it ends on the Final Maturity Date. This clause does not apply to Interest Periods selected under clause 9.3 (Default interest) in respect of amounts which remain overdue on the relevant Final Maturity Date.

10.1.3	All Loans will be consolidated into, and treated as, a single Loan, on the last day of each Interest Period.

10.1.4	The Facility Agent and the Borrower may enter into such other arrangements as they may agree for the adjustment of Interest Periods and the consolidation and/or splitting of Loans.

11.	CHANGES TO THE CALCULATION OF INTEREST

11.1	ABSENCE OF QUOTATIONS

Subject to clause 11.2 (Market disruption), if JIBAR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable JIBAR shall be determined on the basis of the quotations of the remaining Reference Banks.

11.2	MARKET DISRUPTION

11.2.1	If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(a)	the Margin; and

(b)	the rate notified to the Senior Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select.

11.2.2	In this Agreement Market Disruption Event means at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Senior Agent to determine JIBAR for the relevant Interest Period.

11.3	ALTERNATIVE BASIS OF INTEREST OR FUNDING

11.3.1	If a Market Disruption Event occurs and the Senior Agent or the Borrower so requires, the Senior Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

11.3.2	Any alternative basis agreed pursuant to 11.3.1 above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

12.	FEES

12.1	AGENCY FEE

The Borrower shall pay to the Senior Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

12.2	SECURITY AGENT FEE

The Borrower shall pay to the Security Agent (for its own account) the Security Agent fee in the amount and at the times agreed in a Fee Letter.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

13.	TAX GROSS UP AND INDEMNITIES

13.1	DEFINITIONS

13.1.1	In this Agreement:

(a)	Protected Party means a Senior Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

(b)	Tax Credit means a credit against, relief or remission for, or repayment of, any Tax.

(c)	Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

(d)	Tax Payment means either the increase in a payment made by an Obligor to a Senior Finance Party under clause 13.2 (Tax gross-up) or a payment under clause 13.3 (Tax indemnity).

13.1.2	Unless a contrary indication appears, in this clause 13 a reference to determines or determined means a determination made in the absolute discretion of the person making the determination.

13.2	TAX GROSS-UP

13.2.1	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

13.2.2	The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Senior Agent accordingly. Similarly, a Lender shall notify the Senior Agent on becoming so aware in respect of a payment payable to that Lender. If the Senior Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

13.2.3	If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

13.2.4	A payment shall not be increased under Clause 13.2.3 above in respect of a Tax Deduction to be made pursuant to section 37L(1) of the Income Tax Act, unless a declaration required in terms of in section 37L(3)(b) or (4) of the Income Tax Act has been submitted by the relevant Lender to the Obligor paying the amount.

13.2.5	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

13.2.6	Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Senior Agent for the Senior Finance Party entitled to the payment evidence reasonably satisfactory to that Senior Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

13.2.7	A Lender and each Obligor which makes a payment to which that Lender is entitled shall co-operate in completing any procedural formalities (including, without limitation, the delivery of any necessary forms and certificates required by applicable law) necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction or to make that payment with a lesser Tax Deduction.

13.3	TAX INDEMNITY

13.3.1	The Borrower shall (within three Business Days of demand by the Senior Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

13.3.2	13.3.1 above shall not apply with respect to any Tax assessed on a Senior Finance Party:

(a)	under the law of the jurisdiction in which that Senior Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Senior Finance Party is treated as resident for tax purposes; or

(b)	under the law of the jurisdiction in which that Senior Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Senior Finance Party;

(c)

to the extent a loss, liability or cost is compensated for by an increased payment under clause 13.2 (Tax gross-up) ) or would have been compensated for by an increased payment under Clause 13.2 (Tax gross-up), but was not so compensated solely because the exclusion in paragraph 13.2.4 (Tax gross-up) applied; or

(d)	to the extent a loss, liability or cost arises as a result of a failure by a Protected Party to comply with its filing obligations in relation to a Tax.

13.3.3	A Protected Party making, or intending to make a claim under 13.3.1 above shall promptly notify the Senior Agent of the event which will give, or has given, rise to the claim, following which the Senior Agent shall notify the Borrower.

13.3.4	A Protected Party shall, on receiving a payment from an Obligor under this clause 13.3, notify the Senior Agent.

13.4	TAX CREDIT

13.4.1	If an Obligor makes a Tax Payment and the relevant Senior Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Senior Finance Party has obtained and utilised that Tax Credit,

the Senior Finance Party shall pay an amount to the Obligor which that Senior Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor. The Senior Finance Party shall, on making such payment to the Obligor, notify the Senior Agent that it has made such payment and of the amount of such payment.

13.5	STAMP TAXES

The Borrower shall pay and, within three Business Days of demand, indemnify each Senior Finance Party against any cost, loss or liability (properly evidenced) that Senior Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

13.6	VALUE ADDED TAX

13.6.1

All consideration expressed to be payable under a Finance Document by any Party to a Senior Finance Party shall be deemed to be exclusive of any VAT. Subject to 13.6.2 below, if VAT is chargeable on any supply made by any Senior Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Senior Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT and such Senior Finance Party shall promptly provide an appropriate VAT invoice to such Party.

13.6.2	If VAT is chargeable on any supply made by any Senior Finance Party (the Supplier) to any other Senior Finance Party (the Recipient) in connection with a Finance Document, and any Party is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier, such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT.

13.6.3	Where a Finance Document requires any Party to reimburse a Senior Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Senior Finance Party against all VAT incurred by the Senior Finance Party in respect of the costs or expenses to the extent that the Senior Finance Party reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of the VAT.

14.	INCREASED COSTS

14.1	INCREASED COSTS

14.1.1	Subject to clause 14.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Senior Agent, pay for the account of a Senior Finance Party the amount of any Increased Costs incurred by that Senior Finance Party or any of its Affiliates as a result of:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation by any governmental or supranational authority or body, agency, department, regulatory or self-regulatory or other authority or organisation; or

(b)	compliance with any law or regulation made after the date of this Agreement; or

(c)	compliance with any aspect of the Basel III Framework (including any national regulation which implements the Basel III Framework) by any South African Finance Parties before or after the date of this Agreement or by any other Finance Party after the date of this Agreement, including, without limitation, any such law or regulation (including a Basel III Directive) by any authority in any applicable jurisdiction concerning capital adequacy requirements, liquid asset holding requirements, special deposit requirements, prudential limits, reserve assets or Tax.

14.1.2	In this Agreement:

(a)	Increased Costs means:

(i)	a reduction in the rate of return from the Facility or on a Senior Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Senior Finance Party or any of its Affiliates to the extent that it is attributable to that Senior Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

(b)	Basel III Framework means the Basel III Framework announced by the Basel Committee on Banking Supervision in December 2010, and any directives issued by that committee in connection therewith (including any resulting changes to the Basel II Framework, being the framework for measuring the capital adequacy of banks in the form set out in the paper entitled “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” issued by the Basel Committee on Banking Supervision in June 2004).

14.2	INCREASED COST CLAIMS

14.2.1	A Senior Finance Party intending to make a claim pursuant to clause 14.1 (Increased costs) shall notify the Senior Agent of the event giving rise to the claim, following which the Senior Agent shall promptly notify the Borrower.

14.2.2	Each Senior Finance Party shall, as soon as practicable after a demand by the Senior Agent, provide a certificate confirming the amount of its Increased Costs and the basis for its claim of Increased Costs.

14.3	EXCEPTIONS

14.3.1	Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by the Borrower;

(b)	compensated for by clause 13.3 (Tax indemnity) (or would have been compensated for under clause 13.3 (Tax indemnity) but was not so compensated solely because one of the exclusions in clause 13.3.2 (Tax indemnity) applied); or

(c)	attributable to the wilful breach of or non compliance with, any law or regulation by the relevant Senior Finance Party or its Affiliates.

14.3.2	In this clause 14.3 reference to a Tax Deduction has the same meaning given to the term in clause 13.1 (Definitions).

15.	OTHER INDEMNITIES

15.1	CURRENCY INDEMNITY

15.1.1	If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(a)	making or filing a claim or proof against that Obligor; or

(b)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Senior Finance Party to whom that Sum is due against any cost reasonably incurred, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

15.1.2	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2	OTHER INDEMNITIES

15.2.1	The Borrower shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Senior Finance Party against any cost, loss or liability incurred by it as a result of:

(a)	the occurrence of any Event of Default;

(b)	a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of clause 28 (Sharing among the Senior Finance Parties);

(c)	funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in the Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Senior Finance Party alone); or

(d)	the Utilisation (or part of the Utilisation) not being prepaid in accordance with a notice of prepayment given by the Borrower.

15.2.2	The Borrower shall promptly indemnify each Senior Finance Party, each Affiliate of a Senior Finance Party and each officer or employee of a Senior Finance Party or its Affiliate, against any cost, loss or liability incurred (provided in relation to a cost, it was reasonably incurred) by that Senior Finance Party or its Affiliate (or officer or employee of that Senior Finance Party or Affiliate) in connection with or arising out of the Acquisition (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the Acquisition), unless such loss or liability is caused by the gross negligence or wilful misconduct of that Senior Finance Party or its Affiliate (or employee or officer of that Senior Finance Party or Affiliate). Any Affiliate or any officer or employee of a Senior Finance Party or its Affiliate may rely on this clause 15.2, as a stipulatio alteri.

15.3	INDEMNITY TO THE SENIOR AGENT

15.3.1	The Borrower shall promptly indemnify the Senior Agent against any cost, loss or liability incurred by the Senior Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default;

(b)	entering into or performing any foreign exchange contract for the purposes of clause 29.9 (Change of Currency); or

(c)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

15.4	INDEMNITY TO THE SECURITY AGENT AND EACH SECURITY SPV

15.4.1	Each Obligor shall promptly indemnify the Security Agent, each Security SPV and every Delegate against any cost, loss or liability incurred by any of them (save if due to the gross negligence or wilful acts or omissions of the Security Agent, either Security SPV or a Delegate) as a result of:

(a)	the taking, holding, protection or enforcement of the Transaction Security;

(b)	the exercise of any of the rights, powers, discretions and remedies vested in the Security Agent, each Security SPV and each Delegate by the Finance Documents or by law; and

(c)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents.

15.4.2	The Security Agent and/or either Security SPV may, in priority to any payment to the Secured Parties, indemnify itself out of the Secured Assets in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this clause 15.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.

16.	MITIGATION BY THE LENDERS

16.1	MITIGATION

16.1.1	Each Senior Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 7.1 (Illegality), clause 13 (Tax gross-up and indemnities) or clause 14 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

16.1.2	16.1.1 above does not in any way limit the obligations of any Obligor under the Finance Documents.

16.2	LIMITATION OF LIABILITY

16.2.1	The Borrower shall indemnify each Senior Finance Party within 3 (three) Business Days of demand for all costs and expenses reasonably incurred by that Senior Finance Party as a result of steps taken by it under clause 16.1 (Mitigation).

16.2.2	A Senior Finance Party is not obliged to take any steps under clause 16.1 (Mitigation) if, in the opinion of that Senior Finance Party (acting reasonably), to do so might be prejudicial to it.

17.	COSTS AND EXPENSES

17.1	TRANSACTION EXPENSES

17.1.1	Subject to clause 17.1.2 below, Each Party shall bear their own costs and expenses (including legal fees) incurred by any of them in connection with the negotiation, preparation, printing and execution of the Finance Documents referred to in clause 1.1.93(a) to 1.1.93(h) and the Transaction Security referred to in Schedule 8.

17.1.2	The registration of the additional general notarial bond and additional special notarial bond and the second ranking bonds referred to in Schedule 8 (Transaction Security Documents) shall be borne by the Lenders and the registration of the mortgage bonds over the Mining Rights and notarial leases referred to in Schedule 8 (Transaction Security Documents) and any other registered security, shall be borne by the Borrower.

17.1.3	The Borrower shall within 3 (three) Business Days of demand pay each Senior Finance Party the amount of all costs and expenses (including legal fees) reasonably incurred by any of them (and, in the case of the Security Agent and/or either Security SPV, by any Delegate) in connection with the negotiation, preparation, printing, execution of any Finance Documents other that the Finance Documents referred to in clause 17.1.1 above, other than the Plateau Intercreditor Agreement (in relation to which each Party will bear their own costs and expenses (including legal fees) incurred by them).

17.2	AMENDMENT COSTS

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to clause 29.9 (Change of currency), the Borrower shall, within 3 (three) Business Days of demand, reimburse each Senior Finance Party for the amount of all costs and expenses (including legal fees) reasonably incurred by each Senior Finance Party (and, in the case of the Security Agent and/or either Security SPV, by any Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

17.3	SECURITY AGENT’S AND THE SECURITY SPVS’ ONGOING COSTS

17.3.1	In the event of:

(a)	a Default; or

(b)	the Security Agent or either Security SPV considering it necessary or expedient; or

(c)	the Security Agent or either Security SPV being requested by an Obligor or the Majority Lenders to undertake duties which the Security Agent or either Security SPV and the Borrower agree to be of an exceptional nature and/or outside the scope of the normal duties of the Security Agent or a Security SPV under the Finance Documents, the Borrower shall pay to the Security Agent and/or that Security SPV any additional remuneration that may be agreed between them.

17.3.2	If the Security Agent or either Security SPV, as the case may be, and the Borrower fail to agree upon the nature of the duties or upon any additional remuneration, that dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent or that Security SPV, as the case may be, and approved by the Borrower or, failing approval, nominated (on the application of the Security Agent or that Security SPV, as the case may be) by the President for the time being of the Law Society of the Northern Provinces (the costs of the nomination and of the investment bank being payable by the Borrower) and the determination of any investment bank shall be final and binding upon the parties to this Agreement.

17.4	ENFORCEMENT AND PRESERVATION COSTS

Subject to any binding court order to the contrary, the Borrower shall, within 3 (three) Business Days of demand, pay to each Senior Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against either Security SPV as a consequence of taking or holding the Transaction Security or enforcing these rights.

SECTION 7

GUARANTEE

18.	GUARANTEE AND INDEMNITY

18.1	GUARANTEE AND INDEMNITY

18.1.1	Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Senior Finance Party punctual payment when due by each other Obligor of all that Obligor’s payment obligations under the Finance Documents;

(b)	undertakes with each Senior Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)	indemnifies each Senior Finance Party immediately on demand against any cost, loss or liability suffered by that Senior Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Senior Finance Party would otherwise have been entitled to recover.

18.2	CONTINUING GUARANTEE

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3	REINSTATEMENT

18.3.1	If any payment by an Obligor or any discharge given by a Senior Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency, business rescue or any similar event:

(a)	the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)	each Senior Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

18.4	WAIVER OF DEFENCES

18.4.1

The obligations of each Guarantor under this clause 18 will not be affected by an act, omission, matter or thing which, but for this clause 18, would reduce, release or prejudice any of its obligations under this clause 18 (without limitation and whether or not known to it or any Senior Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature) or replacement of a Finance Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency, business rescue or similar proceedings.

18.5	GUARANTOR INTENT

Without prejudice to the generality of clause 18.4 (Waiver of Defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

18.6	IMMEDIATE RECOURSE

Each Guarantor waives any right it may have of first requiring any Senior Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this clause 18. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.7	APPROPRIATIONS

18.7.1	Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Senior Finance Party (or any trustee or agent on its behalf) may without affecting the liability of any of the Guarantors under this clause 18:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Senior Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this clause 18.

18.8	DEFERRAL OF GUARANTORS’ RIGHTS

18.8.1	Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Senior Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of payment by it of any amounts owing under the Finance Documents:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents; and/or

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Senior Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Senior Finance Party.

18.8.2	If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Senior Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Senior Finance Parties and shall promptly pay or transfer the same to the Senior Agent or as the Senior Agent may direct for application in accordance with clause 29 (Payment mechanics) of this Agreement.

18.9	RELEASE OF GUARANTORS’ RIGHT OF CONTRIBUTION

18.9.1	If any Guarantor (a Retiring Guarantor) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)	that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)	each other Guarantor waives any rights it may have by reason of the payment by it of any amount owing under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Senior Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

18.10	ADDITIONAL SECURITY

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Senior Finance Party.

18.11	GUARANTEE LIMITATIONS

18.11.1	This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of Section 45 of the Companies Act, 2008 of South Africa or any equivalent and applicable provisions under the laws of the jurisdiction of incorporation of the relevant Guarantor.

18.11.2	The maximum amount recoverable by the Senior Finance Parties from the Original Guarantor under this guarantee shall be limited to the amount of proceeds arising on the enforcement of the Transaction Security given by the Original Guarantor.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

19.	REPRESENTATIONS

19.1	GENERAL

Save as otherwise expressly provided in this Agreement in relation to any particular representation and warranty, each Obligor makes the representations and warranties set out in this clause 19 to each Senior Finance Party and where applicable in relation to any representation and warranty, subject to the disclosures contained in the Disclosure Schedule.

19.2	STATUS

19.2.1	It and each of its Subsidiaries is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

19.2.2	It and each of its Subsidiaries has the power and all Authorisations under the laws of all applicable jurisdictions to own its assets and carry on its business as it is being conducted save to the extent a failure to have any such Authorisation is not reasonably likely to have a Material Adverse Effect.

19.3	BINDING OBLIGATIONS

19.3.1	Subject to the Legal Reservations:

(a)	the obligations expressed to be assumed by it and each member of the Borrower Group in each Transaction Document to which it and each member of the Borrower Group is a party are legal, valid, binding and enforceable obligations; and

(b)	(without limiting the generality of paragraph (a) above), each Transaction Security Document to which it and each member of the Borrower Group has entered into creates (subject to the requirement for registration of the Transaction Security Documents referred to in paragraphs 2 to 5 of Part 1 (Opco Security Documents) of Schedule 8 (Transaction Security Documents) the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

19.4	NON-CONFLICT WITH OTHER OBLIGATIONS

19.4.1	The entry into and performance by it and each member of the Borrower Group of, and the transactions contemplated by, the Transaction Documents and the granting of the Transaction Security do not and will not conflict with:

(a)	any law or regulation applicable to it or each member of the Borrower Group;

(b)	the constitutional documents of any member of the Borrower Group; or

(c)	any agreement or instrument binding upon it or any member of the Borrower Group or any of its or any member of the Borrower Group’s material assets (“material assets” in this clause being assets which individually or collectively constitute material assets) or constitute a default or termination event (however described) under any such agreement or instrument binding on it.

19.5	POWER AND AUTHORITY

19.5.1	It and each member of the Borrower Group has the power to enter into, perform and deliver, and has taken all necessary action to authorise its and each member of the Borrower Group’s entry into, performance and delivery of, the Transaction Documents to which it and each member of the Borrower Group is or will be a party and the transactions contemplated by those Transaction Documents.

19.5.2	No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it and each member of the Borrower Group is a party.

19.6	VALIDITY AND ADMISSIBILITY IN EVIDENCE

19.6.1	All Authorisations required:

(a)	to enable it and each member of the Borrower Group lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(b)	to make the Transaction Documents to which it and each member of the Borrower Group is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect.

19.6.2	All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Borrower Group and for the implementation of the Applicable Mine Plan have been obtained or effected and are in full force and effect, save to the extent a failure to obtain or maintain any such Authorisation is not reasonably likely to have a Material Adverse Effect.

19.7	GOVERNING LAW AND ENFORCEMENT

19.7.1	Subject to the Legal Reservations, the choice of governing law of the Finance Documents will be recognised and enforced in relation to each Obligor and each member of the Borrower Group in its Relevant Jurisdictions.

19.7.2	Any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will, subject to compliance with any procedural requirements or Legal Reservations, be recognised and enforced in relation to each Obligor and each member of the Borrower Group in its Relevant Jurisdictions.

19.8	INSOLVENCY

19.8.1	No:

(a)	corporate action, legal proceeding or other procedure or step described in clause 23.7.1 (Insolvency and business rescue proceedings); or

(b)	creditors’ process described in clause 23.8 (Creditors’ process),

has been taken or, to the knowledge of any Obligor, threatened in relation to any Obligor or a member of the Borrower Group; and none of the circumstances described in clause 23.6 (Insolvency) applies to any Obligor or a member of the Borrower Group.

19.9	NO FILING OR STAMP TAXES

19.9.1	Under the laws of its and each member of the Borrower Group’s Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except:

(a)	registration of the Opco Security Documents referred to in paragraphs 2 to 5 of Part 1 of Schedule 8 (Transaction Security Documents) at the applicable Deeds Registries in South Africa under the Deeds Registries Act, 1946 of South Africa or at the Mineral and Petroleum Titles Registration Office (as applicable) and payment of associated fees;

(b)	filing of certain redacted Finance Documents (the redacted form to be approved by the Senior Agent) in accordance with the requirements of the TSX Venture Exchange, which filing the Parent and the Borrower undertake to make within the relevant prescribed time period and in accordance with the prescribed requirements for such filing; and

(c)	as expressly provided for in the Legal Reservations expressed in the Cayman Islands or Canadian Legal Opinion.

which registrations, filings, taxes and fees will be made and paid promptly after the date of the relevant Finance Document.

19.10	DEDUCTION OF TAX

Neither it nor any member of the Borrower Group is required to make any deduction for or on account of Tax from any payment it may make under any Finance Document except to the extent applicable under section 37 of the Income Tax Act or in relation to N2C Resources, N1C Resources or the Parent only, as expressly provided for in any Legal Reservations expressed in any Cayman Islands or Canadian Legal Opinion.

19.11	NO DEFAULT

19.11.1	No Event of Default and, on the date of this Agreement and the Closing Date, no Default is continuing or is reasonably likely to result from the making of any Loan or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

19.11.2	No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any member of the Borrower Group or to which its (or any member of the Borrower Group’s) assets are subject which has or is reasonably likely to have a Material Adverse Effect.

19.12	NO MISLEADING INFORMATION

19.12.1	Save as disclosed to the Senior Agent prior to the date of this Agreement:

(a)	any factual information contained in the Information Package was true and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given;

(b)	the financial projections contained in the Base Case Model have been prepared with due care, are fair and based on reasonable assumptions and have been approved by the board of directors of the Borrower;

(c)	any financial projection or forecast contained in the Information Package has been prepared with due care and on the basis of reasonable assumptions and was fair (as at the date of the relevant report or document containing the projection or forecast);

(d)

the expressions of opinion or intention provided by or on behalf of the Parent, an Obligor or any member of the Borrower Group for the purposes of the Information Package were made after careful consideration and (as at the date of the relevant report or document containing the expression of opinion or intention) were fair and based on reasonable grounds;

(e)	no event or circumstance has occurred or arisen and no information has been omitted from the Information Package and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in the Information Package being untrue or misleading in any material respect;

(f)	all material information provided to a Senior Finance Party by or on behalf of the Parent or the Borrower in connection with the Acquisition and/or the Borrower Group on or before the date of this Agreement and not superseded before that date is accurate and not misleading in any material respect and all projections provided to any Senior Finance Party on or before the date of this Agreement have been prepared in good faith on the basis of assumptions which were reasonable at the time at which they were prepared and supplied; and

(g)	all other information provided by any member of the Borrower Group (including its advisers) to a Senior Finance Party or the provider of any Report was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any respect.

19.13	ORIGINAL FINANCIAL STATEMENTS

19.13.1	The Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied.

19.13.2	The audited Original Financial Statements give a true and fair view of the financial condition and results of operations of the Atlatsa Group, the Borrower Group or the Holdco Group, as the case may be, during the relevant Financial Year.

19.13.3	There has been no material adverse change in the assets, business or financial condition of any member of the Atlatsa Group or the Borrower Group since the date of the Original Financial Statements.

19.13.4	The Original Financial Statements of the Borrower or Holdco do not consolidate the results, assets or liabilities of any person or business which does not form part of the Borrower Group, as the case may be.

19.13.5	Its and each member of the Borrower Group’s most recent Annual Financial Statements, Semi-Annual Financial Statements and Quarterly Management Accounts delivered pursuant to clause 20.1 (Financial Statements):

(a)	have (other than the Quarterly Management Accounts) been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements; and

(b)	give a true and fair view of (if audited) or fairly present (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

19.13.6	The budgets and forecasts supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied.

19.13.7	Since the date of the most recent financial statements delivered pursuant to clause 20.1 (Financial Statements) there has been no material adverse change in the business, assets or financial condition of any Obligor or any member of the Borrower Group.

19.14	NO PROCEEDINGS PENDING OR THREATENED

No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, are reasonably likely to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it or any member of the Borrower Group.

19.15	NO BREACH OF LAWS

19.15.1	It has not (and no member of the Borrower Group has) breached any law (including any Mining Law) or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

19.15.2	No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against it or any member of the Borrower Group which have or are reasonably likely to have a Material Adverse Effect.

19.16	ENVIRONMENTAL LAWS

19.16.1	It and each member of the Borrower Group is in compliance with clause 22.3 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

19.16.2	No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against it or any member of the Borrower Group where that claim has or is reasonably likely, if determined against it or that member of the Borrower Group, to have a Material Adverse Effect.

19.16.3	The cost to the Borrower Group of compliance with Environmental Laws (including Environmental Permits) is (to the best of its knowledge and belief, having made due and careful enquiry) adequately provided for in the Base Case Model and the cost of compliance with the recommendations contained in the Environmental Report is adequately provided for in the Base Case Model.

19.17	TAXATION

19.17.1	It is not (and no member of the Borrower Group is) materially overdue in the filing of any Tax returns and it is not (and no member of the Borrower Group is) overdue in the payment of any amount in respect of Tax of ZAR5,000,000 (Indexed) (or its equivalent in any other currency) or more.

19.17.2	No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any member of the Borrower Group) with respect to Taxes such that a liability of, or claim against, it or any member of the Borrower Group of ZAR5,000,000 (Indexed) (or its equivalent in any other currency) or more is reasonably likely to arise.

19.17.3	It (and each member of the Borrower Group) is resident for Tax purposes only in the jurisdiction of its incorporation.

19.18	SECURITY AND FINANCIAL INDEBTEDNESS

19.18.1	No Security or Quasi-Security exists over all or any of its present or future assets or all or any of the present or future assets of any member of the Borrower Group other than as permitted by this Agreement.

19.18.2	No member of the Borrower Group has any Financial Indebtedness outstanding other than as permitted by this Agreement.

19.19	RANKING

The Transaction Security has or will have the ranking in priority which it is expressed to have in the Transaction Security Documents and it is not subject to any prior ranking or pari passu ranking Security.

19.20	GOOD TITLE TO ASSETS

It and each member of the Borrower Group has a good and valid title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

19.21	LEGAL AND BENEFICIAL OWNERSHIP

It and each member of the Borrower Group is the sole legal and beneficial owner of the respective assets over which it purports to grant Security.

19.22	SHARES

The shares of any member of the Borrower Group which are subject to the Transaction Security are fully paid and, save as expressly provided for in the Transaction Documents, not subject to any option to purchase or similar rights. The Constitutional Documents of companies whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security. Save as provided for in the Transaction Documents, there are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any member of the Borrower Group (including any option or right of pre-emption or conversion).

19.23	INTELLECTUAL PROPERTY

19.23.1	It and each member of the Borrower Group:

(a)	is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is reasonably required by it in order to carry on its business as it is being conducted;

(b)	to the best of its knowledge and belief, after due and careful enquiry, does not, in carrying on its respective businesses, infringe any Intellectual Property of any third party in any respect which has or is reasonably likely to have a Material Adverse Effect; and

(c)	has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it.

19.24	GROUP STRUCTURE CHART

19.24.1	Assuming the Acquisition has occurred, the Group Structure Charts delivered to the Senior Agent pursuant to 14.8 of Schedule 2 (Conditions Precedent) are true, complete and accurate in all material respects and shows the following information:

(a)	each member of the Atlatsa Group and each member of the Borrower Group, including current name and company registration number, its jurisdiction of incorporation and/or establishment, a list of shareholders and indicating whether a company is a Dormant Subsidiary or is not a company with limited liability, provided that in relation to the Parent the list of shareholders shall only be required to include the relevant members of the Pelawan Group;

(b)	all minority interests in each member of the Borrower Group and any person in which any member of the Atlatsa Group and each member of the Borrower Group holds shares in its issued share capital or equivalent ownership interest of such person.

19.25	MINING LICENSES

19.25.1	Each member of the Borrower Group, other than the Project Companies, has been granted all Mining Licences required by it for the lawful conduct of its business and which are material for the conduct of its business.

19.25.2	The Mining Licences which are material to the conduct of any member of the Borrower Group’s business, other than that of the Project Companies, are in full force and effect and each member of the Borrower Group, to the extent applicable to it, is in compliance in all material respects with all provisions thereof.

19.25.3	No Mining Licence which is material to the conduct of any member of the Borrower Group’s business, other than that of the Project Companies, is, to the best of its knowledge and belief after due and careful enquiry, the subject of any pending or threatened proceedings which would be reasonably likely to lead to the termination, revocation or withdrawal of that Mining Licence.

19.26	ACCOUNTING REFERENCE DATE

The Accounting Reference Date of each member of the Atlatsa Group, the Borrower Group and the Holdco Group is 31 December in each year.

19.27	ACQUISITION DOCUMENTS, DISCLOSURES AND OTHER DOCUMENTS

19.27.1	The Acquisition Documents contain all the terms of the Acquisition and each Obligor and each member of the Atlatsa Group is aware of the terms, consequences (Tax or otherwise) and structure of the Acquisition.

19.27.2	There is no disclosure made in the Disclosure Material or any other disclosure to the Acquisition Documents which has or may have a material adverse effect on any of the information, opinions, intentions, forecasts and projections contained or referred to in the Information Package.

19.27.3	To the best of its knowledge no representation or warranty (as qualified by the Disclosure Material) given by any party to the Acquisition Documents is untrue or misleading in any material respect.

19.27.4	The Transaction Documents contain all the material terms of all the current agreements and arrangements between the Parent and its Affiliates and each member of the Borrower Group.

19.27.5	The Obligors are in compliance in all material respects with all of their obligations under the Acquisition Documents.

19.28	NO ADVERSE CONSEQUENCES

19.28.1	It is not necessary under the laws of its or any member of the Borrower Group’s Relevant Jurisdictions:

(a)	in order to enable any Senior Finance Party to enforce its rights under any Finance Document; or

(b)	by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

that any Senior Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of such Relevant Jurisdictions.

19.28.2	No Senior Finance Party is or will be deemed to be resident, domiciled or carrying on business in any Relevant Jurisdiction by reason only of the execution, performance and/or enforcement of any Finance Document.

19.29	IMMUNITY

19.29.1	The entry into by it and each member of the Borrower Group of each Finance Document to which it is a party constitutes, and the exercise by it and each member of the Borrower Group of its respective rights and performance of its respective obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes.

19.29.2	It and each member of the Borrower Group will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in any Relevant Jurisdiction in relation to any Finance Document.

19.30	CLOSURE OF BANK ACCOUNT

The Disbursement Account (as defined in clause 27.40(a) of the June 2009 Senior Facilities Agreement) has been closed.

19.31	TIMES WHEN REPRESENTATIONS MADE

19.31.1	All the representations and warranties in this clause 19 are made by each applicable Obligor on the date of this Agreement except for the representations and warranties set out in clause 19.12 (No misleading information) which are deemed to be made by each applicable Obligor:

(a)	with respect to the Information Package, on the date of this Agreement and on the Closing Date; and

(b)	with respect to the Information Package (other than the Base Case Model), on the date of this Agreement.

19.31.2	All the representations and warranties in this clause 19 are deemed to be made by each applicable Obligor on the Closing Date.

19.31.3	The Repeating Representations are deemed to be made by each applicable Obligor on the date of the Utilisation Request, on the Utilisation Date, on the First Amendment Effective Date and on the first day of each Interest Period (except that those contained in clauses 19.13.1 to 19.13.4 (Original Financial Statements) will cease to be so made once subsequent financial statements have been delivered under this Agreement).

19.31.4	Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

20.	INFORMATION UNDERTAKINGS

The undertakings in this clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. For the sole purpose of avoiding duplicating delivery of documents and without detracting from any Obligor’s obligation to deliver any documents or information referred to in this clause 20, for so long as RPM is the only Lender and provided that RPM is a shareholder in Holdco, the Borrower may deliver the information and documents referred to in this clause 20 in accordance with the method/form of delivery set out in Schedule 12 hereto (Information Undertakings: Method/Form of Delivery). Notwithstanding the aforesaid, at any time, the Senior Agent may notify the Borrower (or any applicable Obligor) that it requires a different form or method of delivery in relation to all or any of the matters referred to in this clause 20.

20.1	FINANCIAL STATEMENTS

20.1.1	The Borrower shall supply to the Senior Agent in sufficient copies for all the Lenders:

(a)	as soon as they are available, but in any event within 120 (one hundred and twenty) days after the end of each of its Financial Years:

(i)	its audited consolidated financial statements for that Financial Year;

(ii)	the Parent’s audited consolidated financial statements for that Financial Year;

(iii)	the audited financial statements (consolidated if appropriate) of each Obligor for that Financial Year (including the Opco Annual Financial Statements); and

(iv)	the audited financial statements of any other member of the Borrower Group for that Financial Year if requested by the Senior Agent;

(b)	as soon as they are available, but in any event within 60 (sixty) days after the end of each Financial Half-Year of each of its Financial Years:

(i)	its unaudited consolidated interim financial statements for that Financial Half-Year;

(ii)	the Parent’s unaudited consolidated interim financial statements for that Financial Half-Year;

(iii)	the unaudited financial statements (consolidated if appropriate) of each Obligor for that Financial Half-Year (including the Opco Semi-Annual Financial Statements, which shall have been reviewed by the Borrower’s Auditors prior to delivery to the Senior Agent); and

(iv)	the unaudited financial statements of any other member of the Borrower Group for that Financial Half-Year if requested by the Senior Agent;

(c)	as soon as they are available, but in any event within 45 (forty five) days after the end of each Financial Quarter of each of its Financial Years:

(i)	the cumulative consolidated quarterly management accounts of the Holdco Group for that Financial Quarter for the Financial Year to date; and

(ii)	the cumulative quarterly management accounts of Opco for that Financial Quarter for the Financial Year to date.

20.2	BANK ACCOUNT STATEMENTS

20.2.1	The Borrower shall supply the Senior Agent in sufficient copies for all the Lenders and by no later than the fifth Business Day following the end of each Financial Quarter:

(a)	copies of all bank statements in relation to each bank account held by the Borrower, Holdco, Opco and any of their subsidiaries, which bank statements shall:

(i)	reflect all cash movements in the Transaction Accounts in such Financial Quarter; and

(ii)	provide sufficient evidence of the Cash component of the Cash Sweep Amount which arises in such Financial Quarter; and

(b)	copies of all documents evidencing the Cash Equivalent Investments held by or on behalf of the Borrower, Holdco, Opco and each of their subsidiaries, which documents shall:

(i)	reflect all Cash Equivalent Investments made in such Financial Quarter; and

(ii)	provide sufficient evidence of the Cash Equivalent Investments component of the Cash Sweep Amount which arises in such Financial Quarter.

20.3	PROVISION AND CONTENTS OF COMPLIANCE CERTIFICATE

20.3.1	The Borrower shall supply a Compliance Certificate to the Senior Agent with each set of audited Annual Financial Statements, with each set of Semi-Annual Financial Statements delivered in accordance with this Agreement and with each set of quarterly management accounts delivered in relation to each Financial Quarter ending on the last day of March and September of each year.

20.3.2	The Compliance Certificate shall set out (in reasonable detail) computations for the relevant period in relation to compliance with the Periodic Repayment Obligations (including, calculation of the Cash Sweep Amounts and the Repayment Formula) and the amount available for re-borrowing as at the date of such Compliance Certificate, having regard to the provisions of clause 6.1.2(b)(ii) (Repayment Formula) and clause 7.4.2 (Voluntary repayment of Loans).

20.3.3	Each Compliance Certificate shall be signed by two directors of the Borrower and, if required to be delivered with the consolidated Annual Financial Statements of the Borrower, shall be reported on by the Borrower’s Auditors in the form agreed by the Borrower and the Majority Lenders.

20.4	REQUIREMENTS AS TO FINANCIAL STATEMENTS

20.4.1	The Parent and the Borrower shall procure that each set of Annual Financial Statements, Semi-Annual Financial Statements and Quarterly Management Accounts includes a statement of financial position, profit and loss account and statement of cash flows. In addition, the Parent and the Borrower shall procure that:

(a)	each set of Annual Financial Statements shall be audited by the Auditors;

(b)	each set of Quarterly Management Accounts includes a monthly cash flow and capital expenditure (including Capital Expenditure) and operating expenditure forecast in respect of the Borrower Group relating to the 36 (thirty six) month period commencing at the end of the relevant Financial Quarter; and

(c)	each set of Quarterly Management Accounts is accompanied by a statement by the directors of the Borrower commenting on the performance of the Borrower Group for the Financial Quarter to which the Quarterly Management Accounts relate and the Financial Year to date and any material developments or proposals affecting the Borrower Group or its business.

20.4.2	Each set of financial statements delivered pursuant to clause 20.1 (Financial statements):

(a)	shall be certified by a director of the relevant company as giving a true and fair view of (in the case of Annual Financial Statements for any Financial Year), or fairly representing (in other cases), its financial condition and operations as at the date as at which those financial statements were drawn up and, in the case of the Annual Financial Statements, shall be accompanied by any letter addressed to the management of the relevant company by the Auditors and accompanying those Annual Financial Statements;

(b)	in the case of consolidated financial statements of the Borrower Group, shall be accompanied by a statement by the directors of the Borrower comparing actual performance for the period to which the financial statements relate to:

(i)	the projected performance for that period set out in the Operating Budget; and

(ii)	the actual performance for the corresponding period in the preceding Financial Year of the Borrower Group; and

(c)	shall (other than the Quarterly Management Accounts) be prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, the Borrower notifies the Senior Agent that there has been a change in the Accounting Principles or the accounting practices and its Auditors (or, if appropriate, the Auditors of the Obligor) deliver to the Senior Agent:

(i)	a description of any change necessary for those financial statements to reflect the Accounting Principles or accounting practices upon which the Base Case Model or, as the case may be, that Obligor’s Original Financial Statements were prepared; and

(ii)

sufficient information, in form and substance as may be reasonably required by the Senior Agent, to enable the Lenders to determine whether the Holdco Shareholders Agreement Financial Covenants have been complied with and to make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

(d)	If the Senior Agent wishes to discuss the financial position of any member of the Atlatsa Group, the Borrower Group or the Holdco Group with the Auditors, the Senior Agent may notify the Parent and the Borrower, stating the questions or issues which the Senior Agent wishes to discuss with the Auditors. In this event, Parent and/or the Borrower must ensure that the Auditors are authorised (at the expense of the Borrower):

(i)	to discuss the financial position of each member of the Atlatsa Group and/or the Borrower Group with the Senior Agent on request from the Senior Agent; and

(ii)	to disclose to the Senior Agent for the Senior Finance Parties any information which the Senior Agent may reasonably request.

20.5	OPERATING BUDGET

20.5.1	The Borrower shall supply to the Senior Agent in sufficient copies for all the Lenders, as soon as the same become available but in any event within 30 (thirty) days before the start of each of its Financial Years, an Operating Budget for the Borrower Group relating to the next 3 (three) Financial Years.

20.5.2	The Borrower shall ensure that each Operating Budget:

(a)	is in a form reasonably acceptable to the Senior Agent and includes a projected consolidated profit and loss, statement of financial position and statement of cash flows for the Borrower Group, projected financial covenant calculations and shows the forecast of production and cash flow for the Mining operations of the Holdco Group for the relevant Financial Years;

(b)	contains a comparison of the information, estimates, forecasts and projections contained therein with any relevant information, estimates, forecasts and projections contained in the previous Operating Budget including an analysis justifying any variation therefrom;

(c)	shall be in respect of the existing Applicable Mine Plan or, in the event that the Borrower has provided any proposed alteration, the existing Applicable Mine Plan as so proposed to be altered;

(d)	is prepared in accordance with the accounting practices and financial reference periods applied to financial statements under clause 20.1 (Financial statements); and

(e)	has been approved by the board of directors of the Parent and the Borrower.

20.5.3	If the Borrower updates or changes the Operating Budget, it shall within not more than 5 Business Days of the update or change being made deliver to the Senior Agent, in sufficient copies for each of the Lenders, such updated or changed Operating Budget together with a written explanation of the main changes in that Operating Budget.

20.5.4	On a request of the Senior Agent (acting on the instructions of the Majority Lenders) or if the Borrower shall determine that any of the estimates, forecasts or projections made in relation to any of its Financial Years should be different to a material extent from those set out in the then current Operating Budget, provide to the Senior Agent in sufficient copies for all the Lenders revised estimates, forecasts or projections in respect of any part of each such Financial Year, together with an explanation for the same, and such revised estimates, forecasts or projections shall apply immediately following their provision to the Senior Agent.

20.6	MINE PLAN AND BASE CASE MODEL

20.6.1	The Borrower shall supply to the Senior Agent in sufficient copies for all the Lenders, as soon as the same becomes available but in any event within 30 (thirty) days before the start of each of its Financial Years, an update to the Applicable Mine Plan and the Base Case Model (which updates shall not be amended without the approval of the Senior Agent, acting on the instructions of the Majority Lenders).

20.6.2	Where any aspect of the Applicable Mine Plan is to be amended or updated, the Base Case Model shall (with the approval of the Senior Agent, acting on the instructions of the Majority Lenders) be amended and updated so as to make it consistent with the amended and updated Applicable Mine Plan.

20.6.3	The Borrower shall use its reasonable commercial endeavours to ensure that, subject to the Holdco Shareholders Agreement, each Applicable Mine Plan (or update thereof) is in a form reasonably acceptable to the Senior Agent.

20.6.4	The Borrower shall ensure that each Applicable Mine Plan incorporates the Base Case Model and sets out in respect of each Forecast Period (or part of a Forecast Period) until the Termination Date on the basis of the most recent Reserve and Resource Statement and using the methodology set out in the Base Case Model a projection and estimate, of:

(a)	projected EBITDA;

(b)	projected debt service;

(c)	projected Cash flow; and

(d)	projected finance charges;

20.6.5	includes:

(a)	an agreed Capital Expenditure and expansion programme for Opco;

(b)	operating expenditure and other expenses including management fees, royalties and Taxes;

(c)	a timetable for expansion projects being conducted by Opco;

(d)	expected production levels, grades and recoveries over the remaining life of the mine;

(e)	forecasted metal prices, exchange rates and inflation rates; and

(f)	a written explanation of the main changes to the Applicable Mine Plan in any Financial Year; and

20.6.6	has been prepared by the Borrower, RPM and Opco and agreed to by the Senior Agent and has been approved by the board of directors of the Borrower.

20.7	RESERVE AND RESOURCE STATEMENT

The Borrower shall supply to the Senior Agent in sufficient copies for all the Lenders, as soon as the same becomes available but in any event within 30 (thirty) days after the end of each of its Financial Years, a Reserve and Resource Statement.

20.8	PRESENTATIONS

Once every Financial Quarter after provision of the management accounts referred to in clause 20.1.1(c), or more frequently if requested to do so by the Senior Agent if the Senior Agent reasonably suspects a Default is continuing or may have occurred or may occur, at least 2 (two) directors of the Parent or the Borrower (one of whom shall be the chief financial officer) must give a presentation to the Senior Finance Parties about the on-going business and financial performance of the Atlatsa Group and/or the Borrower Group, as the case may be including in relation to the performance against the Operating Budget and the Base Case Model.

20.9	YEAR-END

20.9.1	Neither the Parent nor the Borrower shall change its Accounting Reference Date and shall procure that each Financial Year-end of each member of the Borrower Group falls on the Accounting Reference Date.

20.9.2	The Parent and the Borrower shall procure that each quarterly accounting period and each Financial Quarter of each member of the Borrower Group ends on an accounting date.

20.10	INFORMATION: MISCELLANEOUS

20.10.1	The Parent and the Borrower shall supply to the Senior Agent (in sufficient copies for all the Lenders, if the Senior Agent so requests):

(a)	at the same time as they are dispatched, copies of all documents dispatched by the Parent or any Obligors to its shareholders (or any class of them) or its creditors generally (or any class of them);

(b)	at the same time as they are dispatched, copies of all public announcements made by the Parent;

(c)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Obligor or any member of the Borrower Group, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect or which would involve a liability, or a potential or alleged liability, exceeding ZAR10,000,000 (Indexed) (or its equivalent in other currencies);

(d)	promptly upon becoming aware of the relevant claim, the details of any claim which is current, threatened or pending against any Obligor or any member of the Borrower Group or any other person in respect of the Transaction Documents;

(e)	promptly, such information as the Security Agent and/or either Security SPV may reasonably require about the Secured Assets and compliance of the Security Providers with the terms of any Transaction Security Documents;

(f)	promptly on request, such further information regarding the financial condition, assets and operations of the Atlatsa Group or the Borrower Group and/or any member of the Atlatsa Group or the Borrower Group (including any requested amplification or explanation of any item in the financial statements, budgets, plans (including the Applicable Mine Plan) or other material provided by any member of the Atlatsa Group or the Borrower Group in connection with this Agreement, any changes to management of the Atlatsa Group and/or the Borrower Group and an up to date copy of each member of the Atlatsa Group’s and the Borrower Group’s shareholders’ register (or equivalent in its jurisdiction of incorporation)) as any Senior Finance Party through the Senior Agent may reasonably request;

(g)	forthwith upon becoming aware of them, details of any unplanned shutdown of any of any member of the Borrower Group’s Mining or production operations for a period in excess of 2 days;

(h)	forthwith, details of any material non-compliance by any member of the Borrower Group with any Environmental Law or applicable Environmental Permit of which it is aware and of any Environmental Claims against any member of the Borrower Group or other suspension, revocation or modification of any Environmental Permit applicable to the Borrower Group and set out the action to be taken with respect to those matters;

(i)	forthwith, details of any actual or suspected material Environmental Contamination arising in the Holdco Group’s Mining operations and its proposals for remedying that Environmental Contamination;

(j)	forthwith, details of any event giving rise to any claim by any member of the Borrower Group under any Insurance and details of any claims made under any Insurance in each case where the amount of the claim is in excess of ZAR10,000,000 (Indexed) (or its equivalent in other currencies);

(k)	forthwith upon becoming aware thereof, details of any pending or threatened proceedings or steps by the DM or any other person which would be reasonably likely to lead to the termination of any Mining Licence which is material to the conduct of any member of the Borrower Group’s business;

(l)	forthwith upon becoming aware thereof, details of any event which would be reasonably likely to have a Material Adverse Effect; and

(m)	the additional information listed in Schedule 3 to the RPM Funding Common Terms Agreement.

20.11	NOTIFICATION OF DEFAULT

20.11.1	Each Obligor shall notify the Senior Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

20.11.2	Promptly upon a request by the Senior Agent, the Borrower shall supply to the Senior Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.12	KNOW YOUR CUSTOMER CHECKS

20.12.1	If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)	any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(c)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Senior Agent or any Lender (or, in the case of paragraph (c) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Senior Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Senior Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (c) above, on behalf of any prospective new Lender) in order for the Senior Agent, such Lender or, in the case of the event described in paragraph (c) above, any prospective new Lender to carry out and be satisfied with the results of all necessary “know your customer” or other checks in relation to any relevant person pursuant to the transactions contemplated in the Finance Documents.

20.12.2	Each Lender shall promptly upon the request of the Senior Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Senior Agent (for itself) in order for the Senior Agent to carry out and be satisfied with the results of all necessary “know your customer” or other checks on Lenders or prospective new Lenders pursuant to the transactions contemplated in the Finance Documents.

21.	FINANCIAL COVENANTS

Holdco shall ensure (and each other Obligor shall, to the extent possible under applicable law, ensure) compliance in all respects with the Holdco Shareholders Agreement Financial Covenants.

22.	GENERAL UNDERTAKINGS

The undertakings in this clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1	AUTHORISATIONS

22.1.1	Each Obligor shall (and each Obligor shall ensure that each member of the Borrower Group will) promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Senior Agent of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(c)	enable it and each member of the Borrower Group to perform its respective obligations under the Transaction Documents;

(d)	ensure the legality, validity, enforceability or admissibility in evidence of each Transaction Document; and

(e)	enable it and each member of the Borrower Group to carry on its respective business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

22.2	COMPLIANCE WITH LAWS

Each Obligor shall (and the Parent and the Borrower shall ensure that each member of the Borrower Group will) comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

22.3	ENVIRONMENTAL COMPLIANCE

22.3.1	Each Obligor (other than the Parent) shall (and the Parent and the Borrower shall ensure that Opco and each Project Company will):

(a)	comply with all Environmental Law;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Permits;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

22.3.2

If, and at all times after, the Senior Agent has notified the Borrower in writing that such compliance is required, each Obligor (other than the Parent) shall (and the Parent and the Borrower shall ensure that Opco and each Project Company will) conduct its business in a manner which substantially complies, and enables each Senior Finance Party and its Affiliates to comply, with the Equator Principles, to the extent applicable. Each Obligor (other than the Parent) shall provide the Senior Agent with all documentation reasonably requested by the Senior Agent to confirm such compliance.

22.3.3	If, and at all times after, the Senior Agent has notified the Borrower in writing that such compliance is required, Opco and each Project Company shall (and the Parent and the Borrower shall ensure that Opco and each Project Company will) comply in all material respects with all recommended actions set out in the Environmental Report relating to compliance with the Equator Principles.

22.3.4	The Borrower shall:

(a)	appoint an independent expert (the identity of which is approved by the Senior Agent) to conduct an annual review of the compliance and implementation by Opco and each Project Company of the various recommendations set out in the Environmental Report, each such annual review to be completed by no later than 31 December in each year; and

(b)	provide a copy of each annual review to the Senior Agent.

22.4	ENVIRONMENTAL CLAIMS

22.4.1	Each Obligor shall (through the Borrower), promptly upon becoming aware of the same, inform the Senior Agent in writing of:

(a)	any Environmental Claim against any member of the Borrower Group which is current, pending or threatened; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Borrower Group,

where the claim, if determined against that member of the Borrower Group, has or is reasonably likely to have a Material Adverse Effect.

22.5	TAXATION

22.5.1	Each Obligor shall (and the Parent and the Borrower shall ensure that each member of the Borrower Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(a)	such payment is being contested in good faith;

(b)	adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Senior Agent under clause 20.1 (Financial statements); and

(c)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

22.5.2	No member of the Atlatsa Group or the Borrower Group may change its residence for Tax purposes, provided that the Parent may change its residence for Tax purposes if the Senior Agent has confirmed that it is satisfied that the change to the Parent’s residence for Tax purposes will not result in any negative tax consequences (including the imposing of any withholding tax on any member of the Borrower Group).

22.6	MERGER

22.6.1	No Obligor shall (and the Parent and the Borrower shall ensure that no other member of the Borrower Group will) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than a Permitted Transaction.

22.6.2	Clause 22.6.1 shall not apply to any amalgamation, demerger, merger, consolidation or corporate reconstruction, which involves only the Parent, but provided it does not give rise to a Change of Control.

22.7	CHANGE OF BUSINESS

The Parent and the Borrower shall procure that no substantial change is made to the general nature of the business of the Parent, the Obligors or the Borrower Group taken as a whole from that carried on by the Borrower Group at the Closing Date.

22.8	ACQUISITIONS

22.8.1	Except as permitted under clause 22.8.2 below, no Obligor (other than the Parent) shall (and the Parent and the Borrower shall ensure that no other member of the Borrower Group will):

(a)	acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

(b)	incorporate a company.

22.8.2	Clause 22.8.1 above does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is:

(a)	a Permitted Acquisition;

(b)	a Permitted Transaction; or

(c)	Cash Equivalent Investments which comply with the provisions of clause 22.36.5 (Withdrawals).

22.9	JOINT VENTURES

22.9.1	No Obligor (other than the Parent) shall (and the Parent and the Borrower shall ensure that no member of the Borrower Group will), except with the prior written consent of the Senior Agent:

(a)	enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

(b)	transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

22.10	HOLDING COMPANIES

22.10.1	N1C Resources, N2C Resources and the Borrower shall not trade, carry on any business, own any assets or incur any liabilities except for:

(a)	the provision of administrative services (excluding treasury services) to other members of the Atlatsa Group of a type customarily provided by a Holding Company to its Subsidiaries;

(b)	ownership of shares in its Subsidiaries, intra-Group debit balances, intra-Group credit balances and other credit balances in bank accounts, Cash and Cash Equivalent Investments but only if those shares (other than shares in Excluded Subsidiaries), credit balances, Cash and Cash Equivalent Investments are subject to the Transaction Security (in form and substance satisfactory to the Senior Agent);

(c)	any liabilities under the Transaction Documents to which it is a party and professional fees and administration costs in the ordinary course of business as a holding company.

22.11	MINING LICENSES AND NEW ORDER RIGHTS

22.11.1	Each Obligor shall ensure that:

(a)	each member of the Borrower Group, other than the Project Companies, has been granted all Mining Licences and New Order Rights required by it for the lawful conduct of its business and which are material for the conduct of its business;

(b)	the Mining Licences and New Order Rights which are material to the conduct of any member of the Borrower Group’s business, other than that of the Project Companies, are in full force and effect and that each member of the Borrower Group, to the extent applicable to it, is in compliance in all material respects with all provisions thereof;

(c)	all relevant steps are taken to ensure that each Project Company applies for and obtains all Mining Licenses and New Order Rights required by it for the lawful conduct of its business and which are material for the conduct of its business and that once such Mining Licenses and New Order Rights are obtained, to the extent applicable to it, it is in compliance in all material respects with all provisions thereof;

(d)	the New Order Rights, amended to reflect the transaction in the Acquisition Agreements, have been duly registered no later than 6 months following the Closing Date (or such later date as the Senior Agent may agree to in writing); and

(e)	promptly upon receipt of request to do so from the Senior Agent, the relevant Obligors sign all such documents and do all such things as may be required in order to register a mortgage bond over the New Order Rights in favour of the Opco Security SPV.

22.12	PRESERVATION OF ASSETS

Each Obligor (other than the Parent) shall (and the Parent and the Borrower shall ensure that each member of the Borrower Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary in the conduct of its business.

22.13	PARI PASSU RANKING

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Senior Finance Party against it or any member of the Borrower Group under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

22.14	ACQUISITION DOCUMENTS

22.14.1	The Parent and the Borrower shall (and the Parent and the Borrower will procure that the Borrower and each relevant member of the Atlatsa Group will) promptly pay all amounts payable by it under the Acquisition Documents as and when they become due (except to the extent that any such amounts are being contested in good faith by a member of the Atlatsa Group and where adequate reserves are set aside for any such payment).

22.14.2	The Parent and the Borrower shall (and the Parent and the Borrower will procure that the Borrower and each relevant member of the Atlatsa Group will) take all reasonable and practical steps to preserve and if, after consultation with the Senior Agent, it is instructed to do so by the Senior Agent, enforce its rights (or the rights of any other member of the Atlatsa Group) and pursue any claims and remedies arising under any Acquisition Documents.

22.14.3	The Parent and the Borrower shall (and the Parent and the Borrower will procure that the Borrower and each relevant member of the Atlatsa Group will) comply in all material respects with each of their obligations under the Acquisition Documents.

22.14.4	The provisions of clause 22.14.2 above are in addition to and without prejudice to any rights which either Security SPV may have under the Transaction Security Documents to the extent they include a cession in security of any of the rights of an Obligor under the Acquisition Documents or certain of them.

22.15	NEGATIVE PLEDGE

22.15.1	In this clause 22.15, Quasi-Security means a transaction described in 22.15.2 below.

22.15.2	Except as permitted under paragraph (c) below:

(a)	No Obligor shall (and the Parent and the Borrower shall ensure that no other member of the Borrower Group will) create or permit to subsist any Security over any of its assets.

(b)	No Obligor shall (and the Parent and the Borrower shall ensure that no other member of the Borrower Group will):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Borrower Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	22.15.1 and 22.15.2 above do not apply to any Security or (as the case may be) Quasi-Security, which is:

(i)	Permitted Security;

(ii)	a Permitted Transaction; or

(iii)	granted by the Parent to any person, provided such Security or Quasi-Security is not given over the shares held by the Parent in N1C Resources or the loan claims of the Parent against N1C Resources.

22.16	DISPOSALS

22.16.1	Except as permitted under clause 22.16.2 below, no Obligor shall (and the Parent and the Borrower shall ensure that no member of the Borrower Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

22.16.2	Clause 22.16.1 above does not apply to any sale, lease, transfer or other disposal which is:

(a)	a Permitted Disposal;

(b)	a Permitted Transaction; or

(c)	made by the Parent, provided it is not a disposal of the shares held by the Parent in N1C Resources or the loan claims of the Parent against N1C Resources.

22.17	ARM’S LENGTH BASIS

22.17.1	Except as permitted by clause 22.17.2 below:

(a)	no Obligor (other than the Parent) shall (and the Parent and the Borrower shall ensure no member of the Borrower Group will) enter into any transaction with any person except on arm’s length terms and for fair market value; and

(b)	Opco shall not enter into any transaction with any person except in the ordinary course of its business.

22.17.2	The following transactions shall not be a breach of this clause 22.17:

(a)	intra-Group loans permitted under clause 22.18 (Loans or credit);

(b)	fees, costs and expenses payable under the Transaction Documents in the amounts set out in the Transaction Documents delivered to the Senior Agent under clause 4.1 (Initial conditions precedent) or agreed by the Senior Agent; and

(c)	any Permitted Transactions.

22.18	LOANS OR CREDIT

22.18.1	Except as permitted under clause 22.18.2 below, no Obligor (other than the Parent) shall (and the Parent and the Borrower shall ensure that no member of the Borrower Group will) be a creditor in respect of any Financial Indebtedness.

22.18.2	Clause 22.18.1 above does not apply to:

(a)	a Permitted Loan; or

(b)	a Permitted Transaction.

22.19	NO GUARANTEES OR INDEMNITIES

22.19.1	Except as permitted under 22.19.2 below, no Obligor (other than the Parent) shall (and the Parent and the Borrower shall ensure that no member of the Borrower Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

22.19.2	22.19.1 does not apply to:

(a)	a guarantee which is a Permitted Transaction; or

(b)	a guarantee which is a Permitted Guarantee.

22.20	DIVIDENDS AND SHARE REDEMPTION

22.20.1	Except as permitted under 22.20.2 below, the Borrower shall not (and the Parent and the Borrower will ensure that no other member of the Borrower Group (other than N1C Resources or N2C Resources) will):

(a)	declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(b)	repay or distribute any dividend or share premium reserve;

(c)	pay or allow any member of the Borrower Group to pay any management, advisory or other fee to or to the order of any of the direct or indirect shareholders of any member of the Borrower Group or any of their respective Affiliates; or

(d)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

22.20.2	clause 22.20.1 above does not apply to:

(a)	a Permitted Distribution;

(b)	a Permitted Payment; or

(c)	a Permitted Transaction.

22.21	MINING OPERATIONS AND PROJECTS

22.21.1	Each Obligor shall ensure that Opco develops and operates its Mining operations in all material respects in accordance with the Applicable Mine Plan, the Holdco Shareholders Agreement and the

Management Agreement and shall procure that the same and other assets of Opco are maintained and diligently operated for the extraction, production, transportation, storage, processing and delivery of PGMs in a good and workmanlike manner and in accordance with (a) best industry practices, (b) the June 2009 Transaction Documents and (c) all applicable laws, rules and regulations in all material respects, and procure that appropriate action is taken according to approved practices of prudent operators in the industry to maintain and manage such Mining operations and all operations on such sites and procure that all machinery, equipment and facilities of any kind now or hereafter forming part of the same or on such sites as necessary for the extraction, production, transportation, storage, processing, delivery or marketing of PGMs are provided and are kept in all material respects in good and efficient operating condition, and all repairs, renewals, replacements, additions and improvements thereto necessary to the same are promptly made.

22.21.2	The Borrower shall ensure that Opco complies with the provisions of the Sale of Concentrate Agreements and that the Sale of Concentrate Agreements remain of full force and effect and that prior to the termination or lapsing (for whatever reason) of the Sale of Concentrate Agreements, the duration of the Sale of Concentrate Agreements are either extended for a period which expires after the Termination Date or the Sale of Concentrate Agreements are replaced by another sale of concentrate agreement on the same material terms and conditions as the relevant Sale of Concentrate Agreement and which is to the reasonable satisfaction of the Senior Agent.

22.22	FINANCIAL INDEBTEDNESS

22.22.1	Except as permitted under clause 22.22.2 below, no Obligor (other than the Parent) shall (and the Parent and the Borrower shall ensure that no member of the Borrower Group will) incur or allow to remain outstanding any Financial Indebtedness.

22.22.2	Clause 22.22.1 above does not apply to Financial Indebtedness which is:

(a)	Permitted Financial Indebtedness; or

(b)	a Permitted Transaction.

22.23	SHARE CAPITAL

22.23.1	No Obligor shall (and the Parent and the Borrower shall ensure no member of the Borrower Group will) issue any shares except pursuant to:

(a)	a Permitted Share Issue; or

(b)	a Permitted Transaction.

22.23.2	The issued share capital of the Pelawan SPV, the Parent and the Borrower is as set out in Schedules 3.1 and 3.2 of the Holdco Shareholders Agreement.

22.24	INSURANCE

22.24.1	Each Obligor (other than the Parent) shall (and the Parent and the Borrower shall ensure that each member of the Borrower Group will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

22.24.2	All Insurances must be with reputable independent insurance companies or underwriters. If the insurances referred to in the Insurances Report are to be replaced at any time, the Borrower shall (and each other Obligor shall ensure that) a replacement Insurance Report is prepared by the same person which prepared the original Insurance Report or by such other qualified person acceptable to the Senior Agent and that such replacement Insurance Report is delivered to the Senior Agent on or before the date of replacement.

22.24.3	Where insurances and risks have been identified in the Insurance Report, the Borrower shall (and the Parent and the Borrower shall ensure that each member of the Borrower Group will) ensure the insurances maintained are at least in respect of the business and assets and against the risks and to the extent recommended in the Insurance Report.

22.25	PENSIONS

22.25.1	The Parent and the Borrower shall ensure that all pension schemes operated by or maintained for the benefit of members of the Borrower Group and/or any of their employees are fully funded based on the minimum funding requirement under all applicable laws and regulations and that no action or omission is taken by any member of the Borrower Group in relation to any pension scheme which has or is reasonably likely to have a Material Adverse Effect (including, without limitation, the termination or commencement of winding-up proceedings of any such pension scheme or any member of the Borrower Group ceasing to employ any member of such a pension scheme).

22.25.2	The Parent and the Borrower shall deliver to the Senior Agent at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to the Parent or to the Borrower), actuarial reports in relation to all pension schemes mentioned in clause 22.25.1 above.

22.25.3	The Parent and the Borrower shall promptly notify the Senior Agent of any material change in the rate of contributions to any pension schemes mentioned in 22.25.1 above paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise).

22.25.4	Each Obligor shall immediately notify the Senior Agent of any investigation or proposed investigation by any pension regulator or other authority in relation to the pension arrangements of the Borrower Group.

22.26	ACCESS

If a Default is continuing or the Senior Agent reasonably suspects a Default is continuing or may occur, each Obligor shall, and the Parent and the Borrower shall ensure that each member of the Borrower Group will, (not more than once in every Financial Year unless the Senior Agent reasonably suspects a Default is continuing or may occur) permit the Senior Agent, the Security Agent and/or either Security SPV and/or accountants or other professional advisers and contractors of the Senior Agent, the Security agent and/or either Security SPV free access at all reasonable times and on reasonable notice to (a) the premises, assets, books, accounts and records of each member of the Borrower Group and (b) meet and discuss matters with senior management of the Borrower Group.

22.27	SERVICE AGREEMENTS

22.27.1	The Parent and the Borrower must ensure that there is in place in respect of each member of the Borrower Group qualified management with appropriate skills in accordance with the terms of the Umbrella Services Agreement and the Services Agreement(s).

22.27.2	If any of the Key Management Positions are not occupied at any time, the Borrower must as soon as reasonably practicable thereafter:

(a)	notify the Senior Agent; and

(b)	after consultation with the Senior Agent as to the identity of such replacement person, find and appoint an adequately qualified person to occupy the relevant Key Management Position as promptly as practicable and notify the Senior Agent when such person has been appointed.

22.27.3	The Parent and the Borrower shall ensure that no member of the Borrower Group amends, varies, waives, novates, supplements or replaces any material term of a Service Agreement in a way which is or is reasonably likely to be materially prejudicial to the interests of the Senior Finance Parties.

22.28	INTELLECTUAL PROPERTY

22.28.1	Each Obligor shall and the Parent and the Borrower shall procure that each Borrower Group member will:

(a)	preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant Borrower Group member;

(b)	use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property;

(c)	make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property in full force and effect and record its interest in that Intellectual Property;

(d)	not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any member of the Borrower Group to use such property; and

(e)	not discontinue the use of the Intellectual Property.

22.28.2	Failure to comply with any part of clause 22.28.1 above shall not be a breach of this clause 22.28 to the extent that (x) any dealing with Intellectual Property which would otherwise be a breach of clause 22.28.1 is contemplated by the definition of Permitted Transaction or Permitted Disposal, or (y) such failure is not reasonably likely to have a Material Adverse Effect.

22.29	AMENDMENTS

22.29.1	No Obligor shall (and the Parent and the Borrower shall ensure that no member of the Borrower Group will) amend, vary, novate, supplement, supersede, waive or terminate any term of a Transaction Document or any other document delivered to the Senior Agent pursuant to clauses 4.1 (Initial conditions precedent) or, except in the form of the Transaction Documents as at the Signature Date, enter into any agreement with any direct or indirect shareholders of the Parent holding more than 10 per cent. of the issued share capital of the Parent, or any of their Affiliates which is not a member of the Borrower Group except in writing in accordance with the provisions of clause 35 (Amendments and Waivers), the Global Intercreditor Agreement or with the prior written consent of all the Senior Lenders.

22.29.2	The Borrower shall promptly supply to the Senior Agent a copy of any document relating to any of the matters referred to in clause 22.29.1 above.

22.30	FINANCIAL ASSISTANCE

Each Obligor shall (and the Parent and the Borrower shall procure each member of the Borrower Group will) comply in all respects with Section 45 of the South African Companies Act, 2008 and any equivalent legislation in other jurisdictions including in relation to the execution of the Transaction Security Documents and payment of amounts due under this Agreement.

22.31	TREASURY TRANSACTIONS

22.31.1	No Obligor (other than the Parent) shall (and the Parent and the Borrower will procure that no members of the Borrower Group will) enter into any Treasury Transaction, other than:

(a)	spot delivery foreign exchange contracts entered into in the ordinary course of business and not for speculative purposes; and

(b)	any other Treasury Transaction which does not fall under (a) above, which is entered into to hedge actual or projected exposures arising in the ordinary course of trading of Opco or a Project Company.

22.32	SECURITY DOCUMENTS

22.32.1	The Obligors shall ensure that:

(a)	the Opco Security Documents, the Holdco Security Documents, the Plateau Security Documents, the N2C Resources Security Documents (as well as any rights, benefits or exemptions available thereunder) shall:

(i)	subject only to execution thereof and, where applicable, registration, be enforceable, in full force and effect and all suspensive conditions and conditions precedent thereto shall have been satisfied;

(ii)	not be terminated, cancelled or revoked by any party thereto or the rights thereto assigned or transferred (in whole or in part) to any person other than pursuant to the Finance Documents;

(b)	no rights or claims for damages or penalties shall arise under any Opco Security Document, Holdco Security Document, N2C Resources Security Document or Plateau Security Document in favour of any member of the Borrower Group other than pursuant to the Finance Documents; and

(c)	any member of the Borrower Group who is a party to any Opco Security Document and/or any Holdco Security Document and/or Plateau Security Document complies with its obligations thereunder.

22.32.2	The Security Agent or the Plateau Security SPV shall at all times be entitled and be capable (directly or indirectly) of exercising and enforcing the rights given or purported to be given under or in connection with the Plateau Security Documents and the N2C Resources Security Documents.

22.32.3	The Security Agent or the Opco Security SPV shall at all times be entitled and be capable (directly or indirectly) of exercising and enforcing the rights given or purported to be given under or in connection with the Opco Security Documents, and the Holdco Security Documents.

22.33	WINDING UP OF LEBOWA

22.33.1	Pending the winding up of Lebowa, Ga-Phasha and Boikgantsho, the Borrower shall ensure that none of these entities conduct any further business except for the performance of any obligation and the exercise of rights as required under any agreements existing as at the Signature Date and which it is not able to transfer to Opco and provided further that the Borrower shall provide the Senior Agent with any and all information required by it in connection with the business of any of these entities.

22.33.2	Once the circumstances referred to in clause 22.33.1 above no longer apply, then the Borrower shall take all relevant steps to wind up Lebowa as soon as reasonably possible.

22.34	FURTHER ASSURANCE

22.34.1	Each Obligor (other than the Parent) shall (and the Parent and the Borrower shall procure that each member of the Borrower Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices, powers of attorney and instructions) as the Security Agent and/or either Security SPV may reasonably specify (and in such form as the Security Agent and/or that Security SPV may reasonably require in favour of the Security Agent and/or that Security SPV or its nominee(s)):

(a)	to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment, cession or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent and/or either Security SPV and/or the Opco Security SPV or the Senior Finance Parties provided by or pursuant to the Finance Documents or by law;

(b)

to confer on the Security Agent and/or either Security SPV or confer on the Senior Finance Parties, Security over any property and assets of each member of the Borrower Group, (other than the Project Companies) located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(c)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

22.34.2	Each Obligor (other than Parent) shall (and the Parent and the Borrower shall procure that each member of the Borrower Group will) promptly do all such acts or execute all such documents (including the execution of any and all powers of attorney, notices and instructions) as the Senior Agent and/or Security Agent may specify (and in such form as the Senior Agent and/or the Security Agent may require) in favour of the Opco Security SPV or its nominees to confer on the Opco Security SPV, Security over any mills or plants constructed (including in the form of a special notarial bond over such identifiable assets comprising the whole or any portion of the mills or plants or any component thereof).

22.34.3	Each Obligor (other than the Parent) shall (and the Parent and the Borrower shall procure that each member of the Borrower Group shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on either Security SPV or any other Senior Finance Party by or pursuant to the Finance Documents.

22.35	ACCOUNTS

22.35.1	The Parent, the Borrower, Holdco and Opco shall:

(a)	ensure that within 5 Business Days following the Closing Date the Borrower Proceeds Account (as defined in the June 2009 Senior Facilities Agreement) is closed and all credit balances are transferred into the Borrower Business Account; and

(b)	instruct the Account Bank (as this term is defined in the June 2009 Senior Facilities Agreement), in the agreed form and as soon as possible on or after the Closing Date, to give effect to the closures and transfers referred to in (a) above.

22.35.2	With effect from the Closing Date and thereafter until the Final Discharge Date, the Parent, the Borrower, Holdco and Opco shall ensure that:

(a)	neither the Borrower, Holdco or Opco open any bank account other than the Transaction Accounts, without the prior consent of the Senior Agent;

(b)	all bank accounts of the Borrower, Holdco and Opco (other than the Disbursements Accounts) shall be opened and maintained with the Account Bank in accordance with the provisions of the

Finance Documents and are subject to valid Security under the Transaction Security Documents;

(c)	all Disbursements Accounts of the Borrower, Holdco and Opco shall be opened and maintained with the Disbursements Account Bank in accordance with the provisions of the Finance Documents and are subject to valid Security under the Transaction Security Documents; and

(d)	no amounts are transferred into the Borrower WCF Account other than the proceeds of utilisations under the Working Capital Facility Agreement and an amount of up to R20,000,000, which may, prior to the Closing Date, be transferred from any Transaction Account into the WCF Account (and which amount may be used for any purpose for which utilisations under the Working Capital Facility Agreement may be used).

22.35.3	By no later than 10 (ten) Business Days prior to the Closing Date:

(a)	each of Holdco and Opco shall open a disbursement account and the Borrower shall open such number of disbursement accounts as may be agreed to between the Senior Agent and the Borrower (each a Disbursement Account) in South Africa with the Disbursements Account Bank denominated in Rand and shall maintain the Disbursement Accounts for a period of not less than 30 (thirty) days following the Closing Date.

22.35.4	With effect from the Closing Date and thereafter until the Final Discharge Date:

(a)	the Borrower shall maintain the Borrower Business Account and the Borrower WCF Account in South Africa in its name with Standard Bank denominated in Rand;

(b)	Holdco shall maintain (and the Borrower shall ensure that Holdco maintains) the Holdco Business Account in South Africa in its name with Standard Bank denominated in Rand; and

(c)	Opco shall maintain (and the Borrower and Holdco shall ensure that Opco maintains) the Opco Business Account in South Africa in its name with Standard Bank.

22.35.5	With effect from the Closing Date and thereafter until the Final Discharge Date, without the prior written consent of the Senior Agent:

(a)	the Borrower shall not open or maintain any bank, deposit, savings or other account except for its respective Disbursement Accounts, the Borrower WCF Account and the Borrower Business Account;

(b)	Holdco shall not (and the Borrower shall ensure that Holdco shall not) open or maintain any bank, deposit, savings or other account except for its respective Disbursement Account and the Holdco Business Account; and

(c)	Opco shall not (and the Borrower and Holdco shall ensure that Opco shall not) open or maintain any bank, deposit, savings or other account except for its respective Disbursement Account and the Opco Business Account, any other account which holds Cash or Cash Equivalent Investments so long as those Cash or Cash Equivalent Investments become subject to the Transaction Security in form and substance satisfactory to the Senior Agent as soon as is reasonably practicable.

22.35.6	Each Transaction Account shall be a separate account at the Account Bank (or, in the case of the Disbursements Accounts, with the Disbursements Account Bank).

22.35.7	If the Borrower or Holdco receives any moneys for crediting to a Transaction Account in a currency other than in the currency of that Transaction Account, the Borrower shall request the Account Bank (or Disbursements Account Bank, as the case may be), to convert these moneys into the relevant currency of account at the Applicable Spot Rate of Exchange.

22.35.8	The Borrower shall at all times indemnify and keep indemnified the Senior Agent, the Security Agent and each Security SPV fully and effectually from and against all liabilities, costs and expenses which it may incur to the Account Bank, the Disbursements account Bank (or their affiliates and/or nominees) in connection with the opening, operation or closure of any Transaction Account, including transaction charges, save to the extent that such liabilities, costs and expenses result from the negligence or wilful default of the Senior Agent, the Security Agent or that Security SPV (as the case may be).

22.36	WITHDRAWALS

22.36.1	The provisions of this clause 22.36 shall apply with effect from the Closing Date and thereafter until the Final Discharge Date.

22.36.2	No payments to, or withdrawals from, any Transaction Account shall be made except as expressly permitted by this clause 22.36, clause 22.38 or clause 22.39.

22.36.3	None of the Borrower, Holdco or Opco may make any withdrawal from any Transaction Account:

(a)	if, prior to the date of the proposed withdrawal, the Senior Agent notifies the Account Bank (or the Disbursements Account Bank, as the case may be) that the withdrawal is not or would not be permitted under any Finance Document; or

(b)	if that Transaction Account would thereby become overdrawn, except in relation to the Opco Business Account, but provided that the overdraft amount represents Permitted Financial Indebtedness.

22.36.4	If, at any time a Default is continuing the Senior Agent may, by written notice to the Account Bank (or the Disbursements Account Bank, as the case may be), specify that no withdrawals from all or any of the Transaction Accounts maintained with such bank may be made without the prior written consent of the Senior Agent.

22.36.5	If at any time there are proceeds standing to the credit of any Transaction Account which are not immediately required to meet any liabilities of the Borrower, Holdco or Opco, respectively, such amounts may be withdrawn and invested in Cash or Cash Equivalents only once a calendar month and provided such amounts are paid into the relevant Transaction Account and are available for application in the cash sweep mechanism provided for in clause 6.1.1 (Quarterly Cash Sweep Repayments) and to be applied in relation to the Financial Quarter in which such Cash or Cash Equivalent investments are made.

22.36.6	Nothing in this clause 22.36 shall prevent the Senior Agent (acting on the instructions of the Majority Lenders), by notice to the Account Bank (or the Disbursements Account Bank, as the case may be), the Borrower and (if applicable) Holdco or Opco, as the case may be, from permitting or restricting transfers between any Transaction Accounts if a Default or Event of Default is continuing.

22.36.7	None of the restrictions on the withdrawal of funds from a Transaction Account contained in this clause 22.36 shall affect the obligations of the Borrower or any other Obligor to make all payments of any amount required to be made by each of them, on the due date for payment thereof in accordance with the Finance Documents.

22.37	ACCESS TO BOOKS AND RECORDS

The Borrower, Holdco and Opco irrevocably grant the Senior Agent or any of its appointed representatives access to review the books and records of its Transaction Accounts, on reasonable prior notice. The Borrower, Holdco and Opco authorise the Account Bank (or the Disbursements Account Bank, as the case may be) to give the Senior Agent, unrestricted access on reasonable prior notice to review such books and records relating to the Transaction Accounts held by the Account Bank (or the Disbursements Account Bank, as the case may be) for the purpose of monitoring compliance with the Finance Documents.

22.38	DISBURSEMENT ACCOUNTS

22.38.1	All proceeds from an advance of the Tranche 1 Amount and the Tranche 2 Amount under the Facilities shall be used by the Borrower only in accordance with the flow of funds set out in the Implementation Agreement and Funds Flow Statement.

22.38.2	All funds received by the Borrower, Holdco and Opco into their respective Disbursement Accounts shall be used by each of them only in accordance with the flow of funds set out in the Implementation Agreement and Funds Flow Statement.

22.39	OPCO BUSINESS ACCOUNT, HOLDCO BUSINESS ACCOUNT, BORROWER BUSINESS ACCOUNT AND BORROWER WCF ACCOUNT

22.39.1	The provisions of this clause 22.39 shall apply with effect from the Closing Date and thereafter until the Final Discharge Date.

22.39.2	The Borrower shall procure that all proceeds from:

(a)	any payment made to the Borrower in accordance with the terms of any Transaction Document (other than utilisations under the Working Capital Facility Agreement);

(b)	any repayment of principal or interest under any loan made by the Borrower to Holdco;

(c)	all other receipts of Cash by the Borrower including all Borrower Business Revenue (but excluding receipts which are required to be paid into the Disbursement Accounts of the Borrower in accordance with the Implementation Agreement and Funds Flow Statement), is paid directly into the Borrower Business Account in cleared funds.

22.39.3	The Borrower shall procure that all payments made to the Borrower by the Working Capital Facility Lender pursuant to a utilisation under the Working Capital Facility Agreement are paid directly into the Borrower WCF Account, that (subject to clause 22.35.2(d)) no other amounts are paid into such account and that such amounts are used only in compliance with the provisions of clause 2.2 (Purpose) of the Working Capital Facility Agreement.

22.39.4	Holdco shall ensure (and the Borrower shall procure) that all proceeds from:

(a)	any payment made to Holdco in accordance with the terms of any Transaction Document;

(b)	any repayment of principal or interest under any loan made by Holdco to Opco; and/or

(c)	the proceeds of any dividend paid to Holdco by Opco;

(d)	all other receipts of Cash by Holdco including all Holdco Business Revenue (but excluding receipts which are required to be paid into the Disbursement Account of Holdco in accordance with the Implementation Agreement and Funds Flow Statement),

is paid directly into the Holdco Business Account in cleared funds.

22.39.5	Opco shall ensure (and the Borrower and Holdco shall procure) that all other receipts of Cash by Opco including all Opco Business Revenue (but excluding receipts which are required to be paid into the Disbursement Account of Opco in accordance with the Implementation Agreement and Funds Flow Statement), is paid directly into the Opco Business Account in cleared funds.

22.40	SIGNATORIES TO TRANSACTION ACCOUNTS

The Parties agree that the signatory to the Transaction Accounts shall be the Borrower while no Default is continuing and on the occurrence of a Default, shall be the Senior Agent.

22.41	BANK ACCOUNTS

22.41.1	With effect from the Closing Date and thereafter until the Final Discharge Date, each Obligor shall procure that:

(a)	the balance standing to the credit of the Opco Business Account, shall be applied for the purposes, and in the order of priority, set out in this Agreement; and

(b)	the balance standing to the credit of the Holdco Business Account shall be applied for the purposes, and in the order of priority, set out in this Agreement.

22.42	PERIODIC REPAYMENT OBLIGATIONS AND CASH SWEEP

22.42.1	Each Obligor will co-operate with each other Obligor (including the passing and implementation of all required resolutions) for the purposes of transferring cash, in order to enable the Borrower to comply with the cash sweep mechanism provided for in clause 6.1.1 (Quarterly Cash Sweep Repayments) and the Periodic Repayment Obligations; provided that any distributions made by Opco to Holdco or by Holdco to its shareholders must be Permitted Distributions and must be made in compliance with the provisions of the Transaction Documents (including the Holdco Shareholders Agreement in terms of which, subject to limited exceptions, distributions by Holdco to its shareholders are required to be made pari passu and pro rata to the shareholding of each shareholder).

22.42.2

Save for Permitted Distributions and payments required to be made in terms of clause 6.1.1 (Quarterly cash sweep repayments) with effect from the Closing Date and thereafter until the Final Discharge Date, no amounts may be paid by Opco or Holdco to the Borrower other than by way of repayment of shareholder loan accounts and/or the declaration and payment of dividends, in accordance with their constitutional documents and the Holdco Shareholders Agreement.

22.43	INSURANCES: NOTICE UNDER THE SHORT-TERM INSURANCE ACT

22.43.1	Each Obligor confirm that, in respect of all insurances and insurance proceeds which are subject to Security under one or more of the Transaction Security Documents, it is aware and fully apprised of the following choices it has under section 43 of the Short-Term Insurance Act, 1998:

(a)	a choice of entering into a new policy contract, making available an existing policy contract or using a combination of those options;

(b)	a choice as to the identity of the insurer (if a new policy contract is to be entered into) and the person (if any) who is to render services as intermediary in connection with the transaction; and

(c)	subject to the provisions of the Finance Documents, a choice as to whether or not the value of the relevant policy contract(s) will exceed the value of the interests of the Finance Parties.

22.43.2	This clause 22.43 constitutes written notification to the Borrower of its rights under section 43 of the Short-term Insurance Act, 1998.

22.43.3	Regardless of the sequence in which the Finance Documents are executed, no benefits under any policy contract made available by an Obligor to either Security SPV by any Obligor pursuant to any Finance Document signed on or about the date of this Agreement, shall accrue to either Security SPV before such Obligor has executed this Agreement.

22.43.4	Each Obligor confirms that, to the extent applicable to it, it has exercised freedom of choice with regard to the choice referred to in section 43 of the Short-term Insurance Act and that it was not subject to any coercion or inducement as to the manner in which that freedom of choice was exercised.

22.44	ATLATSA LISTING

The Parent undertakes to use reasonable commercial endeavours to transfer the primary listing of the Atlatsa Common Shares from the TSX-V (Toronto Stock Exchange Venture Exchange) to the TSX main board as soon as reasonably possible after the Closing Date.

22.45	REDUCTION OF PELAWAN INVESTMENTS SHAREHOLDING IN THE PARENT

For so long as RPM is a Lender or a Working Capital Facility Lender, Pelawan Investments and the Parent will use their reasonable commercial endeavours to, as soon as reasonably practical after the Closing Date, obtain the approval of the South African Reserve Bank and the National Treasury (to the extent required) to reduce the minimum shareholding held by Pelawan Investments in the Parent to below 51%. Upon such approvals being granted, all proceeds received by Pelawan Investments and/or the Parent pursuant to the sale and/or issue of Atlatsa Common Shares shall be injected into Plateau by way of shareholder loan.

23.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this clause 23 is an Event of Default (save for clause 23.20 (Acceleration)).

23.1	NON-PAYMENT

An Obligor or member of the Borrower Group does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

23.1.1	its failure to pay is caused by:

(a)	administrative or technical error; or

(b)	a Disruption Event; and

23.1.2	payment is made within 2 (two) Business Days of its due date.

23.2	INFORMATION UNDERTAKINGS AND OTHER OBLIGATIONS

23.2.1	An Obligor does not comply with the provisions of clauses 20 (Information Undertakings), provided that:

(a)	in relation to a failure to comply with the provisions of clause 20.1 (Financial statements) or clause 20.3.1 (Provision and contents of Compliance Certificate), non delivery of such documents or information shall constitute an Event of Default if such documents or information are not delivered within 5 (five) Business Days following the date for delivery specified in such clauses; and

(b)	where no time period is specified for the delivery of documents or information under clause 20 (Information Undertakings) non delivery of such documents or information shall only be an Event of Default if such documents or information are not delivered within 5 (five) Business Days of the occurrence of the relevant event giving rise to the notification or delivery obligation.

23.2.2	An Obligor or member of the Borrower Group does not comply with any provision of any Transaction Security Document.

23.3	OTHER OBLIGATIONS

23.3.1	An Obligor or member of the Borrower Group does not comply with any provision of the Transaction Documents (other than those referred to in clause 23.1 (Non-payment), clause 23.2 (Information undertakings and other obligations) and 23.5.6 (Cross default).

23.3.2	Any Obligor fails to comply with its obligations under clause 22.21 (Mining Operations and Projects).

23.3.3	No Event of Default under clauses 23.3.1 or 23.3.2 above will occur if the failure to comply is capable of remedy and is remedied within 7 (seven) Business Days of the Senior Agent giving notice to the Borrower or relevant Obligor or the Borrower or an Obligor becoming aware of the failure to comply.

23.4	MISREPRESENTATION

Any representation or statement made or deemed to be made by an Obligor or member of the Borrower Group in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been materially incorrect or misleading when made or deemed to be made.

23.5	CROSS DEFAULT

23.5.1	Any Financial Indebtedness of any Obligor or any member of the Borrower Group is not paid when due or within any originally applicable grace period.

23.5.2	Any Financial Indebtedness of any Obligor or any member of the Borrower Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

23.5.3	Any commitment for any Financial Indebtedness of any Obligor or any member of the Borrower Group is cancelled or suspended by a creditor of any member of the Borrower Group as a result of an event of default (however described).

23.5.4	Any creditor of any Obligor or any member of the Borrower Group becomes entitled to declare any Financial Indebtedness of any Obligor or any member of the Borrower Group due and payable prior to its specified maturity as a result of an event of default (however described).

23.5.5	No Event of Default will occur under this clause 23.5 above if:

(a)

the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within clauses 23.5.1 to 23.5.5 above is, in relation to Opco, less than ZAR5,000,000 (Indexed) (or its equivalent in any other currency or currencies) or, in relation to Holdco or the Borrower, is less than ZAR1,000,000 (Indexed); or

(b)	the Financial Indebtedness or commitment for Financial Indebtedness falling within clauses 23.5.1 or 23.5.2 above is in relation to Project Finance Borrowings of a Project Company (provided, for the avoidance of doubt, that no creditor of a Project Company has any recourse to any member of the Borrower Group other than that Project Company in respect of such Project Finance Borrowings).

23.5.6	An “Event of Default” as defined in the Working Capital Facility Agreement occurs and is continuing in accordance with the provisions of the Working Capital Facility Agreement.

23.5.7	An “Event of Default” as defined in the Sale and Purchase Agreement (as defined in the Framework Agreement) occurs and is continuing in accordance with the provisions of such Sale and Purchase Agreement.

23.5.8	The transactions set out in the Framework Agreement are not implemented in accordance with the provisions of the Framework Agreement, other than (i) as a direct result of a failure by RPM to comply with its obligations in such Framework Agreement; or (ii) in circumstances in which RPM has delivered a written waiver of such requirement to the Parent and the Borrower (provided that if any such written waiver is subject to conditions, if any such conditions are not met, other than as a direct result of a failure by RPM to comply with its obligations under the Framework Agreement or any waiver letter, such failure shall constitute an Event of Default under this clause).

23.5.9	An “Event of Default” as defined in the 2015 Additional Plateau Facility Agreement occurs and is continuing in accordance with the provisions of the 2015 Additional Plateau Facility Agreement.

23.6	INSOLVENCY

23.6.1	An Obligor or a member of the Borrower Group, other than a Project Company, is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

23.6.2	The value of the assets of any Obligor or any member of the Borrower Group, other than a Project Company, is less than its liabilities (taking into account contingent and prospective liabilities, but excluding Financial Indebtedness which qualifies as Equity under paragraph (c) of the definition of “Equity”).

23.6.3	A moratorium is declared in respect of any indebtedness of any Obligor or any member of the Borrower Group, other than a Project Company. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

23.7	INSOLVENCY AND BUSINESS RESCUE PROCEEDINGS

23.7.1	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, business rescue, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or any member of the Borrower Group, other than a Project Company;

(b)	a composition, compromise, assignment or arrangement with any creditor of any Obligor or any member of the Borrower Group, other than a Project Company;

(c)	the appointment of a liquidator, receiver, administrator, administrative receiver, business rescue practitioner, compulsory manager or other similar officer in respect of any Obligor or any member of the Borrower Group, other than a Project Company, or any of its assets; or

(d)	enforcement of any Security over any assets of any Obligor or any member of the Borrower Group, other than a Project Company, where the claim giving rise to such enforcement is for an amount of more than ZAR5,000,000 (Indexed), or any analogous procedure or step is taken in any jurisdiction.

23.7.2	Clause 23.7.1 shall not apply to:

(a)	any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed either (x) within 10 (ten) days of commencement or, if earlier, the date on which it is advertised or (y) within such other period as agreed to in writing by the Senior Agent acting on instructions of the Majority Lenders on or before the lapse of the 10 (ten) day period referred to in (x) provided, for the avoidance of doubt, the Senior Agent is not obliged to agree to any such extended period;

(b)	any step or procedure contemplated by paragraph (b) of the definition of Permitted Transaction; or

(c)	any enforcement of any Security over any assets of any Obligor or any member of the Borrower Group as contemplated by clause 23.7.1(d) above, if the relevant Obligor or any member of the Borrower Group, as applicable, takes steps to oppose such legal proceedings within the time frames allowed by the Rules of Court and before any final order is granted and provides evidence to the reasonable satisfaction of the Senior Agent that its opposition of such enforcement proceedings has merit.

23.8	CREDITORS’ PROCESS

23.8.1	Any expropriation, attachment, implementation of any business rescue plan, distress or execution or any analogous process in any jurisdiction affects any asset or assets of any Obligor or any member of the Borrower Group, other than a Project Company, and is not discharged either (x) within 10 (ten) days or (y) within such other period as agreed to in writing by the Senior Agent acting on the instructions of the Majority Lenders on or before the lapse of the 10 (ten) day period referred to in (x), provided, for the avoidance of doubt, the Senior Agent is not obliged to agree to any such extended period.

23.8.2	Clause 23.8.1 shall not apply if the fair value of the relevant asset or assets is, in relation to Opco, ZAR5,000,000 (Indexed) or less, or in relation to Holdco or the Borrower, ZAR1,000,000 (Indexed) or less.

23.9	UNLAWFULNESS AND INVALIDITY

23.9.1	It is or becomes unlawful for an Obligor or any other member of the Borrower Group that is a party to any Transaction Document to perform any of its obligations under the Transaction Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective or any subordination created under the Plateau Intercreditor Agreement or the Global Intercreditor Agreement, ceases to be effective or becomes unlawful.

23.9.2	Any obligation or obligations of any Obligor or any member of the Borrower Group under any Transaction Document are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

23.9.3	Any Transaction Document ceases to be in full force and effect or any Transaction Security or any subordination created under the Global Intercreditor Agreement, ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Senior Finance Party) to be ineffective.

23.10	INTERCREDITOR AGREEMENTS

23.10.1	Any Obligor which is a party to the Plateau Intercreditor Agreement or any party to the Global Intercreditor Agreement (other than a Senior

Finance Party) fails to comply in any material respects with the provisions of, or does not perform its obligations under, the Plateau Intercreditor Agreement or the Global Intercreditor Agreement; or

23.10.2	a representation or warranty given by that party in the Plateau Intercreditor Agreement or the Global Intercreditor Agreement is incorrect in any material respect.

23.11	CESSATION OF BUSINESS

23.11.1	Any Obligor or any member of the Borrower Group suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business, unless it is a temporary suspension of the business of Opco:

(a)	which is required by law and provided such business resumes within 30 (thirty) days of the temporary suspension; or

(b)	which arises as a result of Force Majeure but the Senior Agent is satisfied (in its sole discretion) that there is adequate business interruption insurance in place for the whole period of suspension.

23.12	MINING LICENSES AND NEW ORDER RIGHTS

Any Mining Licence or New Order Right which is material to the business of any member of the Borrower Group is materially and adversely amended or is terminated or not renewed (in each case, without a replacement being put in place with which the Senior Agent is satisfied) or is otherwise adversely appealed or challenged.

23.13	AUDIT QUALIFICATION

The Auditors of any Obligor or any member of the Borrower Group qualify the audited annual consolidated financial statements of that Obligor or that member of the Borrower Group.

23.14	EXPROPRIATION

The authority or ability of any Obligor or any member of the Borrower Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Obligor or any member of the Borrower Group or any of its assets.

23.15	REPUDIATION AND RESCISSION OF AGREEMENTS

23.15.1	Any Obligor or any member of the Borrower Group (or any other relevant party) rescinds or repudiates a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

23.15.2	Any party to the Transaction Documents rescinds or repudiates any of those agreements or instruments in whole or in part where to do so has or is, in the reasonable opinion of the Majority Lenders, likely to have a material adverse effect on the interests of the Lenders under the Finance Documents.

23.16	LITIGATION

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents or against any Obligor or any member of the Borrower Group or its assets which is reasonably likely to be adversely determined and would reasonably be expected to have a Material Adverse Effect.

23.17	PROJECTED CASH FLOW AND PRODUCTION AND DEVELOPMENT

23.17.1	For any consecutive 6 (six) month period (assessed on 31 December and 30 June) there is a 15% (fifteen percent) or more negative variance in the total PGM ounces in concentrate produced during the period compared to the thresholds projected for that period in the Operating Budget and Applicable Mine Plan, unless such negative variance arises as a consequence of Force Majeure and measures have been taken to mitigate or rectify the circumstance to the Senior Agent’s satisfaction (in its sole discretion).

23.17.2	For any year (assessed on 31 December) there is a 15% (fifteen percent) or more negative variance in the immediately available reserves at each measuring date, unless such negative variance arises as a consequence of force majeure and measures have been taken to mitigate or rectify the circumstance to the Senior Agent’s satisfaction (in its sole discretion).

23.17.3	For the purpose of this clause 23.17 (Projected Cash Flow and Production and Development) Immediately Available Reserves means an area of Ore Reserves (as defined by SAMREC) which can be economically mined and is accessible through established mining infrastructure, but has not necessarily been equipped for immediate drilling and blasting purposes.

23.18	MATERIAL ADVERSE CHANGE

Any event or circumstance occurs which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect.

23.19	ATLATSA LISTING

The listing of the Atlatsa Common Shares on any applicable stock exchange is suspended, other than a suspension from the TSX-V (Toronto Stock Exchange Venture Exchange) pursuant to a transfer of such listing to the TSX main board, the Johannesburg Stock Exchange or AMEX (the American Stock Exchange).

23.20	ACCELERATION

23.20.1	Upon the occurrence of an Event of Default which is continuing, the Senior Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(a)	cancel the Total Commitments at which time they shall immediately be cancelled;

(b)	declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable;

(c)	claim and recover any and all amounts representing the cost to the Lenders of unwinding any funding arrangements which are to be unwound pursuant to the Loans becoming immediately due and payable;

(d)	declare that all or part of the Total Facility Outstandings be payable on demand, at which time they shall immediately become payable on demand by the Senior Agent on the instructions of the Majority Lenders; and/or

(e)	subject to provisions of Global Intercreditor Agreement, exercise or direct the Security Agent, the Opco Security SPV and/or the Plateau Security SPV to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents (including any rights, remedies, powers or discretions it may have under or in connection with the Debt Guarantees, Counter Indemnity Agreements, the Opco Security Documents, the Holdco Security Documents, the Plateau Security Documents and/or the N2C Resources Security Documents).

SECTION 9

CHANGES TO PARTIES

24.	CHANGES TO THE LENDERS

24.1	ASSIGNMENTS AND TRANSFERS BY THE LENDERS

24.1.1	Subject to this clause 24:

(a)	a Lender (the Existing Lender) may:

(i)	cede and/or assign any of its rights; or

(ii)	transfer any of its rights and obligations (including, for the avoidance of doubt, any Commitment),

(each a Transfer and Transfers shall be construed accordingly) under any Finance Document to any bank or financial institution or to a trust, fund, pension fund, life assurer or other entity which is regularly engaged in or established for the purposes of making, purchasing or investing in loans, securities or other financial assets (the New Lender) at no cost to the Borrower; and

(b)	in the event that an Existing Lender wishes to cede, assign and/or transfer any of its rights and/or obligations under any Finance Document in accordance with this clause, each Obligor and the Parent shall (and the Parent and the Borrower shall procure that each member of the Borrower Group will) promptly do all such acts, or execute all such documents relating to the intercreditor arrangements amongst the Senior Finance Parties, and generally provide its prompt co-operation in relation to any aspect of the transfer process, in each case as the Facility Agent, Security Agent and/or any Security SPV may reasonably require.

24.2	CONDITIONS OF TRANSFER

24.2.1	The consent of the Borrower (which shall not be unreasonably withheld or delayed) is required for any Transfer by an Existing Lender of any of its rights and/or obligations under the Facilities unless the Transfer will be to a Permitted Transferee. Where a Transfer is to be made to a prospective New Lender which is not a Permitted Transferee, the Borrower will be deemed to have given its consent for such Transfer if, after 10 (ten) Business Days of delivery of the request for consent for such Transfer, the Borrower has not responded to such request.

24.2.2	A Transfer will only be effective on:

(a)	receipt by the Senior Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Senior Agent)

that the New Lender will assume the same obligations to the other Senior Finance Parties and the other Secured Parties and to the Borrower as it would have been under if it was an Original Lender;

(b)	the New Lender entering into the documentation required for it to become a party to the Plateau Intercreditor Agreement; and

(c)	the performance by the Senior Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Senior Agent shall promptly notify to the Lender and the New Lender.

24.2.3	If:

(a)	a Lender Transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(b)	as a result of circumstances existing at the date the Transfer or change occurs, an Obligor would be obliged to make a payment to the new Lender or Lender acting through its new Facility Office under clauses 13 (Tax gross-up and indemnities) or clause 14 (Increased Costs), then the new Lender or Lender acting through its new Facility Office is only entitled to receive payment under those clauses to the same extent as the Existing Lender or Lender acting through its new Facility Office would have been if the Transfer or change had not occurred; provided that this clause shall not apply to any Transfer by RPM to any South African domiciled bank.

24.3	LIMITATION OF RESPONSIBILITY OF EXISTING LENDERS

24.3.1	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(a)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(b)	the financial condition of any Obligor or other member of the Group;

(c)	the performance and observance by any Obligor or any other member of the Borrower Group of their respective obligations under the Transaction Documents or any other documents; or

(d)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

24.3.2	Each New Lender confirms to the Existing Lender, the other Senior Finance Parties and the Secured Parties that it:

(a)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Senior Finance Party in connection with any Transaction Document or the Transaction Security; and

(b)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and each member of the Borrower Group and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

24.3.3	Nothing in any Finance Document obliges an Existing Lender to:

(a)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this clause 24; or

(b)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor or other member of the Borrower Group of its obligations under the Transaction Documents or otherwise.

24.4	PROCEDURE FOR TRANSFER

24.4.1	Subject to the conditions set out in clause 24.2 (Conditions of Transfer) a Transfer may be effected in accordance with clause 24.4.3 below when the Senior Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Senior Agent shall, subject to clause 24.4.2 below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

24.4.2	The Senior Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender upon its completion of all “know your customer” or other checks relating to any person that it is required to carry out in relation to the assignment to such New Lender.

24.4.3	On the Transfer Date:

(a)	the Existing Lender will cede and assign absolutely to the New Lender its rights under the Finance Documents expressed to be the subject of the cession and assignment in the Assignment Agreement;

(b)	the Existing Lender will be released from the obligations (the Relevant Obligations) expressed to be the subject of the delegation and release in the Assignment Agreement; and

(c)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

24.4.4	Lenders may utilise procedures other than those set out in this clause 24.4 to cede and assign their rights under the Finance Documents provided that they comply with the conditions set out in clause 24.2 (Conditions of Transfer).

24.5	COPY OF ASSIGNMENT AGREEMENT TO BORROWER

The Senior Agent shall, as soon as reasonably practicable after it has executed an Assignment Agreement, send to the Borrower a copy of that Assignment Agreement.

24.6	DISCLOSURE OF INFORMATION

24.6.1	Any Senior Finance Party may disclose to (x) any of its Affiliates or the representative and branch offices in any jurisdiction of that Senior Finance Party or any of its Affiliates and (y) any other person (in relation to (y)):

(a)	to (or through) whom that Senior Finance Party Transfers (or may potentially Transfer) all or any of its rights and obligations under the Finance Documents (including to any agent or professional advisor of any such person who/which is under a duty of confidentiality);

(b)	with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Finance Documents or any Obligor or any member of the Borrower Group; or

(c)	to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation;

24.6.2	any Senior Finance Party may disclose to a rating agency, insurer or insurance broker of, or direct or indirect provider of any credit protection to a Senior Finance Party or any of its Affiliates; or (with the consent of the Borrower) any other person;

24.6.3	any Senior Finance Party may disclose to its professional advisors and service providers who are under a duty of confidentiality;

24.6.4	any information about any Obligor, the Atlatsa Group, the Borrower Group, and the Transaction Documents as that Senior Finance Party shall consider appropriate and provided that in relation to clauses 24.6.1(a) and 24.6.1(b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking;

24.6.5	Any Confidentiality Undertaking signed by a Senior Finance Party pursuant to this clause 24.6 shall supersede any prior confidentiality undertaking signed by such Senior Finance Party for the benefit of any member of the Atlatsa Group or the Borrower Group.

25.	ASSIGNMENT AND TRANSFERS BY OBLIGORS

No Obligor or any other member of the Borrower Group may cede and/or assign any of its rights or transfer any of its rights or obligations under the Finance Documents, except as permitted by this Agreement and the Global Intercreditor Agreement without the prior written consent of the Senior Agent acting on the instructions of all Lenders and the consent of any other creditor of any Obligor whose consent may be required under the Intercreditor Agreements.

SECTION 10

THE SENIOR FINANCE PARTIES

26.	ROLE OF THE SENIOR AGENT, THE ARRANGER AND OTHERS

26.1	APPOINTMENT OF THE SENIOR AGENT

26.1.1	Each of the Lenders appoints the Senior Agent to act as its agent under and in connection with the Finance Documents.

26.1.2	Each of the Arranger and the Lenders authorises the Senior Agent to exercise the rights, powers, authorities and discretions specifically given to the Senior Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

26.2	DUTIES OF THE SENIOR AGENT

26.2.1	The Senior Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Senior Agent for that Party by any other Party.

26.2.2	Except where a Finance Document specifically provides otherwise, the Senior Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

26.2.3	If the Senior Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Senior Finance Parties.

26.2.4	If the Senior Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Senior Finance Party (other than the Senior Agent, or either Security SPV) under this Agreement it shall promptly notify the other Senior Finance Parties.

26.2.5	The Senior Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

26.3	ROLE OF PLATEAU SECURITY SPV AND OPCO SECURITY SPV

Each Party acknowledges that the Plateau Security SPV and the Opco Security SPV have been established to hold the Transaction Security and that the taking of any enforcement action by the Plateau Security SPV or the Opco Security SPV in relation thereto shall be taken in accordance with the Plateau Intercreditor Agreement and the Global Intercreditor Agreement (as the case may be).

26.4	NO FIDUCIARY DUTIES

26.4.1	Nothing in this Agreement constitutes the Senior Agent and/or either Security SPV as a trustee or fiduciary of any other person.

26.4.2	None of the Senior Agent or either Security SPV shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

26.5	BUSINESS WITH THE BORROWER GROUP AND THE ATLATSA GROUP

The Senior Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Borrower Group or the Atlatsa Group.

26.6	RIGHTS AND DISCRETIONS

26.6.1	The Senior Agent may rely on:

(a)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(b)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

26.6.2	The Senior Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(a)	no Default has occurred (unless it has actual knowledge of a Default arising under clause 23.1 (Non-payment));

(b)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(c)	any notice or request made by the Borrower is made on behalf of and with the consent and knowledge of all the Obligors.

26.6.3	The Senior Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

26.6.4	The Senior Agent may act in relation to the Finance Documents through its personnel and agents.

26.6.5	The Senior Agent may disclose to any other Party any information it reasonably believes it has received as agent under the Finance Documents.

26.6.6

Notwithstanding any other provision of any Finance Document to the contrary, none of the Senior Agent, or either Security SPV is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

26.7	MAJORITY LENDERS’ INSTRUCTIONS

26.7.1	Unless a contrary indication appears in a Finance Document, the Senior Agent shall (i) exercise any right, power, authority or discretion vested in it as Senior Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Senior Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

26.7.2	Unless expressly provided to the contrary in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Senior Finance Parties.

26.7.3	The Senior Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

26.7.4	In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Senior Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

26.7.5	The Senior Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This clause 26.7.5 shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

26.8	RESPONSIBILITY FOR DOCUMENTATION

26.8.1	None of the Senior Agent, the Security Agent or either Security SPV:

(a)	is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Senior Agent, the Security Agent, a Security SPV, an Obligor or any other person given in or in connection with any Finance Document or the Reports or the transactions contemplated in the Finance Documents; or

(b)

is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security.

26.9	EXCLUSION OF LIABILITY

26.9.1	Without limiting clause 26.9.1 below (and without prejudice to the provisions of clause 29.10.5 (Disruption to Payment Systems etc.)), none of the Senior Agent, the Security Agent or either Security SPV will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.

26.9.2	No Party (other than the Senior Agent, the Security Agent or either Security SPV (as applicable)) may take any proceedings against any officer, employee or agent of the Senior Agent, the Security Agent or either Security SPV, in respect of any claim it might have against the Senior Agent, the Security Agent or either Security SPV or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Document and any officer, employee or agent of the Senior Agent or either Security SPV may rely on this clause as a stipulatio alteri.

26.9.3	The Senior Agent, the Security Agent and Security SPV’s will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Senior Agent, the Security Agent or either Security SPV if the Senior Agent, that Security Agent or either Security SPV have taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Senior Agent, the Security Agent or that Security SPV for that purpose.

26.9.4	Nothing in this Agreement shall oblige the Senior Agent, the Security Agent or either Security SPV to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Senior Agent, the Security Agent and each Security SPV that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Senior Agent, the Security Agent or either Security SPV.

26.10	LENDERS’ INDEMNITY TO THE SENIOR AGENT AND THE SECURITY SPV’S

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Senior Agent and each Security SPV, within 3 (three) Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Senior Agent and either Security SPV (otherwise than by reason of the

Senior Agent’s on that Security SPV’s gross negligence or wilful misconduct) (unless the Senior Agent and the Security SPV’s have been reimbursed by an Obligor pursuant to a Finance Document).

26.11	RESIGNATION OF THE SENIOR AGENT

26.11.1	The Senior Agent may resign and appoint one of its Affiliates (acting through a Johannesburg Office) as successor by giving notice to the Lenders the Working Capital Facility Lender and the Borrower.

26.11.2	Alternatively the Senior Agent may resign by giving notice to the Lenders the Working Capital Facility Lender and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Senior Agent.

26.11.3	If the Majority Lenders have not appointed a successor Senior Agent in accordance with clause 26.11.2 above within 30 days after notice of resignation was given, the Senior Agent (after consultation with the Borrower) may appoint a successor Senior Agent (acting through a Johannesburg Office).

26.11.4	The retiring Senior Agent shall, at its own cost, make available to the successor Senior Agent such documents and records and provide such assistance as the successor Senior Agent may reasonably request for the purposes of performing its functions as Senior Agent under the Finance Documents.

26.11.5	The Senior Agent’s resignation notice shall only take effect upon the appointment of a successor.

26.11.6	Upon the appointment of a successor, the retiring Senior Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this clause 26. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

26.11.7	After consultation with the Borrower, the Majority Lenders may, by notice to the Senior Agent, require it to resign in accordance with clause 26.11.2 above. In this event, the Senior Agent shall resign in accordance with clause 26.11.2 above.

26.12	CONFIDENTIALITY

26.12.1	In acting as agent for the Senior Finance Parties, the Senior Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

26.12.2	If information is received by another division or department of the Senior Agent, it may be treated as confidential to that division or department and the Senior Agent shall not be deemed to have notice of it.

26.12.3	Notwithstanding any other provision of any Finance Document to the contrary, neither the Senior Agent, nor either Security SPV are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

26.13	RELATIONSHIP WITH THE LENDERS

26.13.1	The Senior Agent, the Security Agent and each Security SPV may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than 5 (five) Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

26.13.2	Each Lender shall supply the Senior Agent with any information that the Security Agent or either Security SPV may reasonably specify (through the Senior Agent) as being necessary or desirable to enable the Security Agent to fulfil its role as Security Agent or to enable each Security SPV to perform its functions as Security SPV (as the case may be). Each Lender shall deal with each Security SPV exclusively through the Senior Agent or the Security Agent and shall not deal directly with either Security SPV.

26.14	CREDIT APPRAISAL BY THE LENDERS

26.14.1	Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Senior Agent, the Security Agent and each Security SPV that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Atlatsa Group;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Transaction Security;

(c)

whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)	the adequacy, accuracy and/or completeness of the Reports and any other information provided by the Senior Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)	the right or title of any person in or to, or the value or sufficiency of any part of the Secured Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Secured Assets.

26.15	SENIOR AGENT’S MANAGEMENT TIME

Any amount payable to the Senior Agent under clause 15.3 (Indemnity to the Senior Agent), clause 17 (Costs and expenses) and clause 26.10 (Lenders’ indemnity to the Senior Agent and the Security SPV’s) shall include the cost of utilising the Senior Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Senior Agent may notify to the Parent and the Lenders, and is in addition to any fee paid or payable to the Senior Agent under clause 12 (Fees).

26.16	DEDUCTION FROM AMOUNTS PAYABLE BY THE SENIOR AGENT

If any Party owes an amount to the Senior Agent or either Security SPV under the Finance Documents the Senior Agent or Security SPV may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Senior Agent or that Security SPV would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

27.	CONDUCT OF BUSINESS BY THE SENIOR FINANCE PARTIES

27.1	No provision of this Agreement will:

27.1.1	interfere with the right of any Senior Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

27.1.2	oblige any Senior Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

27.1.3	oblige any Senior Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

28.	SHARING AMONG THE SENIOR FINANCE PARTIES

28.1	PAYMENTS TO SENIOR FINANCE PARTIES

28.1.1	If a Senior Finance Party (a Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with clause 29 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Senior Agent;

(b)	the Senior Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Senior Agent and distributed in accordance with clause 29 (Payment mechanics), without taking account of any Tax which would be imposed on the Senior Agent in relation to the receipt, recovery or distribution; and

(c)	the Recovering Finance Party shall, within three Business Days of demand by the Senior Agent, pay to the Senior Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Senior Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with clause 29.5 (Partial payments).

28.2	REDISTRIBUTION OF PAYMENTS

The Senior Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Senior Finance Parties (other than the Recovering Finance Party) in accordance with clause 29.5 (Partial payments).

28.3	RECOVERING FINANCE PARTY’S RIGHTS

28.3.1	On a distribution by the Senior Agent under clause 28.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Senior Finance Parties which have shared in the redistribution.

28.3.2	If and to the extent that the Recovering Finance Party is not able to rely on its rights under clause 28.3.1 above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

28.4	REVERSAL OF REDISTRIBUTION

28.4.1	If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Finance Party which has received a share of the relevant Sharing Payment pursuant to clause 28.2 (Redistribution of payments) shall, upon request of the Senior Agent, pay to the Senior Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)	that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

28.5	EXCEPTIONS

28.5.1	This clause 28 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor.

28.5.2	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(a)	it notified the other Senior Finance Party of the legal or arbitration proceedings; and

(b)	the other Senior Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

29.	PAYMENT MECHANICS

29.1	Payments to the Senior Agent and each Security SPV.

29.1.1	On each date on which an Obligor or a Lender is required to make a payment under a Finance Document that Obligor or Lender shall make the same available to the Senior Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Senior Agent or Security SPV as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

29.1.2	Payment to the Senior Agent on behalf of the Senior Finance Parties shall be made to such account of the Senior Agent as the Senior Agent may have specified for this purpose from time to time, so as to be received by 11:00 a.m. on the due date for each such payment.

29.1.3	Payment to each Security SPV on behalf of the Senior Finance Parties shall be made to such account of that Security SPV as that Security SPV may have specified for this purpose from time to time, so as to be received by 11:00 a.m. on the due date for each such payment.

29.2	DISTRIBUTIONS BY THE SENIOR AGENT

Each payment received by the Senior Agent under the Finance Documents for another Party shall, subject to clause 29.3 (Distributions to an Obligor) and clause 29.4 (Clawback) be made available by the Senior Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Senior Agent.

29.3	DISTRIBUTIONS TO AN OBLIGOR

The Senior Agent and each Security SPV may (with the consent of the Obligor or in accordance with clause 30 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

29.4	CLAWBACK

29.4.1

Where a sum is to be paid to the Senior Agent or either Security SPV under the Finance Documents for another Party, the Senior Agent or that Security SPV (as the case may be) is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

29.4.2	If the Senior Agent or either Security SPV pays an amount to another Party and it proves to be the case that the Senior Agent or that Security SPV had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Senior Agent or such Security SPV shall on demand refund the same to the Senior Agent or such Security SPV together with interest on that amount from the date of payment to the date of receipt by the Senior Agent or such Security SPV, calculated by the Senior Agent or such Security SPV to reflect its cost of funds.

29.5	PARTIAL PAYMENTS

29.5.1	If the Senior Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Senior Agent shall, subject to the provisions of the Global Intercreditor Agreements, apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:

(a)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Senior Agent, the Security Agent and each Security SPV under those Finance Documents;

(b)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;

(c)	thirdly, in or towards payment pro rata of any other principal due but unpaid under those Finance Documents; and

(d)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

29.5.2	The Senior Agent shall, if so directed by the Majority Lenders, vary the order set out in clause 29.5.1 above.

29.5.3	Clause 29.5.1 above will override any appropriation made by an Obligor.

29.6	NO SET-OFF BY OBLIGORS

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

29.7	BUSINESS DAYS

29.7.1	Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

29.7.2	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

29.8	CURRENCY OF ACCOUNT

29.8.1	Subject to clauses 29.8.2 to 29.8.4 below, Rands is the currency of account and payment for any sum due from an Obligor under any Finance Document.

29.8.2	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made (i) in the case of the Loan, in Rands or (ii) in the case of any Unpaid Sum, the currency in which that Unpaid Sum is denominated, in each case, on its due date.

29.8.3	Each payment of interest shall be made (i) in the case of the Loan, in Rands, and (ii) otherwise in the currency in which the sum in respect of which the interest is payable was denominated, in each case, when that interest accrued.

29.8.4	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

29.9	CHANGE OF CURRENCY

29.9.1	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(a)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Senior Agent (after consultation with the Borrower); and

(b)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Senior Agent (acting reasonably).

29.9.2

If a change in any currency of a country occurs, this Agreement will, to the extent the Senior Agent (acting reasonably and after consultation with the Parent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Johannesburg interbank market and otherwise to reflect the change in currency.

29.10	DISRUPTION TO PAYMENT SYSTEMS ETC.

If either the Senior Agent determines (in its discretion) that a Disruption Event has occurred or the Senior Agent is notified by the Parent that a Disruption Event has occurred:

29.10.1	the Senior Agent may, and shall if requested to do so by the Borrower, consult with the Parent with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Senior Agent may deem necessary in the circumstances;

29.10.2	the Senior Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in clause 29.10.1 if, in its reasonable opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

29.10.3	the Senior Agent may consult with the Senior Finance Parties in relation to any changes mentioned in clause 29.10.1 but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

29.10.4	any such changes agreed upon by the Senior Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of clause 35 (Amendments and Waivers);

29.10.5	the Senior Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Senior Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this clause 29.10; and

29.10.6	the Senior Agent shall notify the Senior Finance Parties of all changes agreed pursuant to clause 29.10.4 above.

30.	SET-OFF

A Senior Finance Party may, subject to the provisions of the Intercreditor Agreements, set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Senior Finance Party) against any matured obligation owed by that Senior Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Senior Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

31.	NOTICES

31.1	COMMUNICATIONS IN WRITING

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

31.2	ADDRESSES

31.2.1	The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case where a person is a Party to this Agreement on the date this Agreement is entered into, that identified with its name below; and

(b)	in the case where a person becomes a Party to this Agreement after the date this Agreement is entered into, that notified in writing to the Senior Agent on or prior to the date on which it becomes a Party, or any substitute address, fax number or department or officer as the Party may notify to the Senior Agent (or the Senior Agent may notify to the other Parties, if a change is made by the Senior Agent) by not less than five Business Days’ notice.

31.2.2	The details contemplated in clause (a) above are as follows:

Parent:	Plateau
4th Floor, 82 Grayston Drive
Off Esterhysen Lane
Sandton
	Telefax No:	(011) 883 0836
	Attention:	The Company Secretary

N1C Resources:	Plateau
4th Floor, 82 Grayston Drive
Off Esterhysen Lane
Sandton
	Telefax No.:	(011) 883 0836
	Attention:	The Company Secretary

N2C Resources:	Plateau
4th Floor, 82 Grayston Drive
Off Esterhysen Lane
Sandton
	Telefax No.:	(011) 883 0836
	Attention:	The Company Secretary

Borrower:	Plateau
4th Floor, 82 Grayston Drive
Off Esterhysen Lane
Sandton
	Telefax No.:	(011) 883 0836
	Attention:	The Company Secretary

Holdco:	Plateau
4th Floor, 82 Grayston Drive
Off Esterhysen Lane
Sandton
	Telefax No.:	(011) 883 0836
	Attention:	The Company Secretary

Opco:	Plateau
4th Floor, 82 Grayston Drive
Off Esterhysen Lane
Sandton
	Telefax No.:	(011) 883 0836
	Attention:	The Company Secretary

Original Lender:	Rustenburg Platinum Mines Limited

RPM
No. 55 Marshall Street
Marshalltown
Johannesburg
	Telefax No.:	(011) 373 5111
	Attention:	The Company Secretary, the Finance Director and the Financial Controller

Senior Agent:	Rustenburg Platinum Mines Limited

RPM
No. 55 Marshall Street
Marshalltown
Johannesburg
	Telefax No.:	(011) 373 5111
	Attention:	The Company Secretary, the Finance Director and the Financial Controller

Security Agent:	Rustenburg Platinum Mines Limited

RPM

No. 55 Marshall Street
Marshalltown
Johannesburg
	Telefax No.:	(011) 373 5111
	Attention:	The Company Secretary, the Finance Director and the Financial Controller

Security SPV:	GMG Trust Company (SA) Proprietary Limited
3rd Floor 200 on Main
Corner Main and Bowwood Road
Claremont
	Telefax No.	086 673 4390
	Attention:	The Managing Director

Opco Security SPV
3rd Floor 200 on Main
Corner Main and Bowwood Road
Claremont
	Telefax No.	086 673 4390
	Attention:	The Managing Director

With a copy to:
Rustenburg Platinum Mines Limited

RPM
No. 55 Marshall Street
Marshalltown
Johannesburg
	Telefax No.:	(011) 373 5111
	Attention:	The Company Secretary, the Finance Director and the Financial Controller.

31.2.3	Each of the Parties chooses its physical address referred to in clause 31.2.2 as its domicilium citandi et executandi at which documents and legal proceedings in connection with the Finance Documents may be served.

31.2.4	Any Party may by written notice change its domicilium from time to time to another address, not being a post office box or poste restante, in South Africa; provided that any such change shall only be effective on the fourteenth day after receipt of the notice by or on behalf of the other Parties.

31.3	DELIVERY

31.3.1	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(a)	if by way of fax, when received in legible form; or

(b)	if by way of letter, when it has been left at the relevant address or 5 (five) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under clause 31.2 (Addresses), if addressed to that department or officer.

31.3.2	Any communication or document to be made or delivered to the Senior Agent or either Security SPV will be effective only when actually received by the Senior Agent or that Security SPV and then only if it is expressly marked for the attention of the department or officer identified with the Senior Agent’s or that Security SPV’s signature below (or any substitute department or officer as the Senior Agent or that Security SPV shall specify for this purpose).

31.3.3	All notices from or to an Obligor shall be sent through the Senior Agent.

31.3.4	Any communication or document made or delivered to the Borrower in accordance with this clause 31.3 will be deemed to have been made or delivered to each of the Obligors.

31.4	NOTIFICATION OF ADDRESS AND FAX NUMBER

Promptly upon receipt of notification of an address, and fax number or change of address or fax number pursuant to clause 31.2 (Addresses) or changing its own address or fax number, the Senior Agent shall notify the other Parties.

31.5	ELECTRONIC COMMUNICATION

31.5.1	Any communication to be made between the Senior Agent, the Security Agent or either Security SPV and a Lender or other Senior Finance Party under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Senior Agent, the Security Agent the Security SPV’s and the relevant Lender or other Senior Finance Party:

(a)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(b)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(c)	notify each other of any change to their address or any other such information supplied by them.

31.5.2	Any electronic communication made between the Senior Agent and a Lender, the Security Agent or either Security SPV will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Senior Agent, the Security Agent or the Security SPV’s only if it is addressed in such a manner as the Senior Agent, the Security Agent or the Security SPV’s shall specify for this purpose.

31.6	English language

31.6.1	Any notice given under or in connection with any Finance Document must be in English.

31.6.2	All other documents provided under or in connection with any Finance Document must be:

(a)	in English; or

(b)	if not in English, and if so required by the Senior Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

31.7	USE OF WEBSITES

31.7.1	The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Senior Agent (the “Designated Website”) if:

(a)	the Senior Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(b)	both the Borrower and the Senior Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(c)	the information is in a format previously agreed between the Borrower and the Senior Agent.

31.7.2	If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Senior Agent shall notify the Borrower accordingly and the Borrower shall supply the information to the Senior Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Borrower shall supply the Senior Agent with at least one copy in paper form of any information required to be provided by it.

31.7.3	The Senior Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Senior Agent.

31.7.4	The Borrower shall promptly upon becoming aware of its occurrence notify the Senior Agent if:

(a)	the Designated Website cannot be accessed due to technical failure;

(b)	the password specifications for the Designated Website change;

(c)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(d)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(e)	the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

31.7.5	If the Borrower notifies the Senior Agent under clause 31.7.4(a) or 31.7.4(e) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Senior Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

31.7.6	Any Website Lender may request, through the Senior Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrower shall comply with any such request within ten Business Days.

32.	CALCULATIONS AND CERTIFICATES

32.1	ACCOUNTS

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Senior Finance Party are prima facie evidence of the matters to which they relate.

32.2	CERTIFICATES AND DETERMINATIONS

Any certification or determination by a Senior Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

32.3	DAY COUNT CONVENTION

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 (three hundred and sixty five) days or, in any case where the practice in the Johannesburg interbank market differs, in accordance with that market practice.

33.	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

34.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Senior Finance Party or Secured Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

35.	AMENDMENTS AND WAIVERS

35.1	REQUIRED CONSENTS

35.1.1	Subject to clause 35.2 (Exceptions) any term of the Finance Documents may, except as otherwise restricted by the Global Intercreditor Agreement, be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.

35.1.2	The Senior Agent may effect, on behalf of any Senior Finance Party, any amendment or waiver permitted by this clause 35.

35.1.3	Each Obligor agrees to any such amendment or waiver permitted by this clause 35 which is agreed to by the Parent. This includes any amendment or waiver which would, but for this clause 35.1.3, require the consent of the Guarantor.

35.2	EXCEPTIONS

35.2.1	An amendment or waiver that has the effect of changing or which relates to:

(a)	the definition of “Majority Lenders” in clause 1.1 (Definitions);

(b)	an extension to the date of payment of any amount under the Finance Documents;

(c)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)	a change in currency of payment of any amount under the Finance Documents;

(e)	an increase in or an extension of any Commitment or the Total Commitments;

(f)	a change to the Borrower or a Guarantor;

(g)	any provision which expressly requires the consent of all the Lenders;

(h)	clause 2.2 (Senior Finance Parties’ rights and obligations), clause 7 (Prepayment and cancellation), clause 24 (Changes to the Lenders) or this clause 35;

(i)	the nature or scope of the Secured Assets or the manner in which the proceeds of enforcement of the Transaction Security are distributed (except insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document);

(j)	the release of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document; or

(k)	any amendment to the order of priority or subordination under the Intercreditor Agreements,

shall not be made without the prior consent of all the Lenders.

35.2.2	An amendment or waiver which relates to the rights or obligations of the Senior Agent or either Security SPV may not be effected without the consent of the Senior Agent, or that Security SPV.

36.	GENERAL

36.1	CO-OPERATION AND GOOD FAITH

36.1.1	The Parties will co-operate in matters of mutual concern and shall act with good faith in their dealings and relationships with one another. No party shall take any action, directly or indirectly, to avoid or frustrate the effect, purpose and intent of any of the Transaction Documents.

36.1.2	The Parties shall at all times co-operate and consult with each other insofar as may be reasonably necessary in order to procure the implementation of the Transaction Documents.

36.1.3

Each of the Parties undertakes, on request from any other Party, to use all reasonable endeavours to assist each of the other Parties in obtaining all necessary governmental and regulatory consents, licences and approvals that may be appropriate in relation to the

Transaction Documents and to promptly provide any relevant governmental or regulatory authority all such information as may be reasonably required to obtain any such consents, licences or approvals.

36.1.4	The Parties shall at all times co-operate with each other and shall use reasonable commercial endeavours for the purposes of doing, as quickly as possible, all things necessary to further progress, negotiate and implement the Transaction.

36.2	RENUNCIATION OF BENEFITS

Each Obligor renounces, to the extent permitted under applicable law, the benefits of each of the legal exceptions of excussion, division, revision of accounts, no value received, errore calculi, non causa debiti, non numeratae pecuniae and cession of actions, and declares that it understands the meaning of each such legal exception and the effect of such renunciation and more specifically:

36.2.1	Excussion – by renouncing this benefit, each Obligor is precluded from raising the defence that any Lender may be compelled to excuss the principal debtor prior to claiming from the Obligor;

36.2.2	Division – by renouncing this benefit, each Obligor is precluded from raising the defence that a common group of debtors are only responsible for their proportionate sum of the relevant total debt;

36.2.3	Revision of Accounts – by renouncing this benefit, each Obligor is precluded from raising the defence that the accounting documents upon which the Lenders’ claims are based should be revised;

36.2.4	Errore calculi – be renouncing this benefit, each Obligor is precluded from raising the defence that there have been errors in calculation upon which the Lenders’ claim is based;

36.2.5	Non causa debiti – by renouncing this benefit, each Obligor is precluded from raising the defence that there is no cause of action for the claim of the Lender against the relevant Obligor;

36.2.6	Non numeratae pecunia – by renouncing this benefit, each Obligor is precluded from raising the defence that no money or the equivalent thereof has passed between any Lender and the relevant Obligor;

36.2.7	Cession of actions – by renouncing this benefit, each Obligor (being a surety) is precluded from raising the defence that such Obligor has paid the principal debt in full and is therefore permitted to demand that the Lenders(s) cede(s) its/their rights and securities which it/they has/have against the principal debtor and other sureties, to the surety who has paid;

36.2.8	No value received – by renouncing this benefit, the Obligor is precluded from raising the defence that no consideration, whether in case or otherwise has been received by the Obligor or the relevant party concerned.

36.3	SOLE AGREEMENT

The Finance Documents constitute the sole record of the agreement between the Parties in regard to the subject matter thereof.

36.4	NO IMPLIED TERMS

No Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded in any Finance Document.

36.5	NO VARIATION

No addition to, variation or consensual cancellation of any Finance Document and no extension of time, waiver or relaxation or suspension of any of the provisions or terms of any Finance Document shall be of any force and effect unless in writing and signed by or on behalf of all the Parties.

36.6	WAIVER OF IMMUNITY

Each Obligor irrevocably and unconditionally:

36.6.1	agrees not to claim any immunity from proceedings brought by a Senior Finance Party against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;

36.6.2	consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

36.6.3	waives all rights of immunity in respect of it or its assets.

36.7	SEVERABILITY

Each provision in each Finance Document is severable from all others, notwithstanding the manner in which they may be linked together or grouped grammatically, and if in terms of any judgement or order, any provision, phrase, sentence, paragraph or clause is found to be defective or unenforceable for any reason, the remaining provisions, phrases, sentences, paragraphs and clauses shall nevertheless continue to be of full force. In particular, and without limiting the generality of the aforegoing, the Parties acknowledge their intention to continue to be bound by each Finance Document notwithstanding that any provision may be found to be unenforceable or void or voidable, in which event the provision concerned shall be severed from the other provisions, each of which shall continue to be of full force.

36.8	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

37.	GOVERNING LAW

The entire provisions of this Agreement shall be covered by and construed in accordance with the laws of South Africa.

38.	JURISDICTION

38.1.1	Each Obligor hereby irrevocably and unconditionally consents to the non-exclusive jurisdiction of the High Court of South Africa (Gauteng Local Division, Johannesburg) (or any successor to that division) in regard to all matters arising from the Finance Documents.

38.1.2	Clause 38.1.1 is for the benefit of the Senior Finance Parties and the Secured Parties only. As a result, no Senior Finance Party or Secured Party shall be prevented from taking proceedings relating to any matter arising from the Finance Documents in any other courts with jurisdiction. To the extent allowed by law, the Senior Finance Parties and the Secured Parties may take concurrent proceedings in any number of jurisdictions.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL LENDERS

Name of Original Lender	Commitment (including all capitalised interest)

Rustenburg Platinum Mines Limited	ZAR2,371,400,000 plus the Tranche 1 Amount plus the Permitted Capitalised Interest Amounts

SCHEDULE 2

CONDITIONS PRECEDENT

Initial conditions precedent

1.	Obligors, Holdco and Opco

1.1	A copy of the Constitutional Documents of each Obligor.

1.2	A copy of a resolution of the board of directors of each Obligor, Holdco and Opco:

1.2.1	approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and resolving that it execute, deliver and perform the Transaction Documents to which it is a party;

1.2.2	authorising a specified person or persons to execute the Transaction Documents to which it is a party on its behalf;

1.2.3	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Transaction Documents to which it is a party; and

1.2.4	in the case of N2C Resources and the Parent, authorising the Borrower to act as its agent in connection with the Transaction Documents.

1.3	A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above in relation to the Transaction Documents and related documents.

1.4	A certificate of each Obligor (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

1.5	A certificate of an authorised signatory of the Borrower, Holdco, Opco or other relevant Obligor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

2.	Plateau Security SPV

2.1	A copy of the Constitutional Documents of the Plateau Security SPV.

2.2	A copy of a resolution of the board of directors of the Plateau Security SPV:

2.2.1	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party;

2.2.2	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

2.2.3	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

2.3	A specimen of the signature of each person authorised by the resolution referred to in paragraph 2.2 above in relation to the Finance Documents and related documents.

3.	Opco Security SPV

3.1	A copy of the Constitutional Documents of the Opco Security SPV.

3.2	A copy of a resolution of the board of directors of the Opco Security SPV:

3.2.1	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party;

3.2.2	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

3.2.3	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

3.3	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3.2 above in relation to the Finance Documents and related documents.

4.	Transaction Documents

A copy of each of the following Transaction Documents executed by the parties to those documents:

4.1	The Acquisition Documents (other than the June 2009 Acquisition Documents).

4.2	The Community Trust Documents.

4.3	The ESOP Documents.

4.4	The Atlatsa Management Incentive Scheme Documents.

4.5	The Operating Agreements, comprising:

4.5.1	the Electricity Supply Agreement;

4.5.2	the Sale of Concentrate Agreements;

4.5.3	the Umbrella Services Agreement;

4.5.4	the Services Agreements;

4.5.5	the agreements in respect of Land Rights;

4.5.6	the Management Agreement.

4.6	The Atlatsa Shareholders Agreement.

5.	Finance Documents

5.1	This Agreement executed by the parties to it.

5.2	The Implementation Agreement executed by the parties to it (which shall include, as an annexure, the Funds Flow Statement in a form agreed by the Parent and the Senior Agent detailing the proposed movement of funds on or before the Closing Date.

5.3	The First Amendment to the RPM Funding Common Terms agreement.

5.4	The Global Intercreditor Agreement executed by the parties to it.

5.5	Each Debt Guarantee executed by the parties to it.

5.6	Each Counter Indemnity Agreement executed by the parties to it.

6.	Subordinated Documents

Each of the Subordinated Documents (as defined in the Global Intercreditor Agreement).

7.	Transaction Security Documents

At least 2 (two) originals (other than the registered bonds, in respect of which 1 (one) original is required) of the following Transaction Security Documents executed by the Obligors specified below:

Name of Obligor	Transaction Security Document

BORROWER	The Transaction Security Documents referred to in part 3 of Schedule 8 (Transaction Security Documents).

N2C RESOURCES	The Transaction Security Document referred to in part 4 of Schedule 8 (Transaction Security Documents).

HOLDCO	The Transaction Security Documents

Name of Obligor	Transaction Security Document
referred to in part 2 of Schedule 8 (Transaction Security Documents).

OPCO	The Transaction Security Documents referred to in part 1 of Schedule 8 (Transaction Security Documents).

7.1	A copy of all notices required to be sent under the Transaction Security Documents executed by the relevant Obligors duly acknowledged by the addressee.

7.2	The originals of all share certificates, transfers and stock transfer forms or equivalent required to be delivered in accordance with the terms of any Transaction Security Document duly executed by the relevant Obligor in blank in relation to the assets subject to or expressed to be subject to the Transaction Security and other documents of title to be provided under the Transaction Security Documents.

8.	Insurance

8.1	A letter from Marsh insurance broker dated on or about the date of this Agreement addressed to the Senior Agent, the Security Agent, the Plateau Security SPV, the Opco Security SPV and the Lenders:

8.1.1	listing the insurance policies of the Borrower Group and confirming they are in full force and effect; and

8.1.2	confirming that such insurance policies provide adequate cover against the risks and to the extent as is usual for companies carrying on substantially similar business to that of the Borrower Group.

8.2	Written evidence that the insurance policy(ies) of Opco relating to Opco’s Secured Assets contain (in form and substance reasonably satisfactory to the Senior Agent) an endorsement acknowledging the Security Interest of the Opco Security SPV.

8.3	A copy of all insurance policies of the Borrower Group subject to or expressed to be subject to the Transaction Security relating to the Secured Assets.

9.	Transaction Accounts

Evidence that the Transaction Accounts have been established with the Account Bank (or the Disbursements Account Bank, as the case may be).

10.	Acquisition Documents, Acquisition Conditions Precedent, Project Bullseye Documents and conditions in relation to Project Bullseye

Evidence that:

10.1	all of the Acquisition Conditions Precedent have been fulfilled or, with the prior written consent of the Senior Agent, waived in accordance with the terms of the Implementation Agreement (other than any condition requiring this Agreement to become unconditional);

10.2	evidence that all the conditions precedent set out in the Framework Agreement have been fulfilled or waived in accordance with the terms of the Framework Agreement (other than any condition requiring this Agreement to become unconditional);

10.3	no Acquisition Document or Project Bullseye Document has been amended, varied, novated, supplemented, superseded, waived or terminated except with the prior written consent of the Senior Agent; and

10.4	neither the Parent nor the Borrower is aware of any breach of any warranty or any claim under any Acquisition Document or Project Bullseye Document.

11.	Legal opinions

The following legal opinions and, except as otherwise provided below in relation to any opinion, each addressed to the Senior Agent, the Plateau Security SPV, the Opco Security SPV and the Original Lenders:

11.1	A legal opinion of Cliffe Dekker Hofmeyr Inc. legal advisers to the Parent, the Borrower, Holdco and Opco as to the capacity and authority of the Borrower, Holdco and Opco to enter into the Transaction Documents to which it is a party under South African law substantially in the form distributed to the Senior Agent prior to the Signature Date.

11.2	A legal opinion of Britannia Corporate Management Limited legal advisers to the Senior Agent, and the Plateau Security SPV as to the capacity and authority of N1C Resources and N2C Resources to enter into the Transaction Documents to which they are a party, and the legality, validity and enforceability of the Transaction Documents under the law of the Cayman Islands.

11.3	A legal opinion of McCarthy Tertault legal advisers to the Parent as to the legality, validity and enforceability of the Transaction Documents, as well as the capacity and authority of the Parent to enter into the Transaction Documents to which it is a party under the law of the Province of British Columbia, Canada substantially in the form distributed to the Senior Agent prior to the Signature Date.

12.	Reports

A copy of each of the following Reports:

12.1	The Environmental Report.

12.2	The Insurance Report.

13.	Authorisations

13.1	A copy of the Authorisation of the Exchange Control Department of the South African Reserve Bank approving (to the extent required) the borrowings by the Borrower under the Finance Documents, the Security to be provided by the Obligors under the Transaction Security Documents and the Debt Guarantees to be provided by the Plateau Security SPV and the Opco Security SPV.

13.2	A copy of each Mining License and each New Order Right, together with the notarial deeds of amendment and abandonment reflecting the transactions in the Acquisition Agreements and the Senior Agent being satisfied, acting reasonably, that such notarial amendments and abandonments are registerable.

13.3	A copy of the required approval from the DM (and, where applicable, the Minister) for the granting of the Transaction Security in the form of a pledge of shares in Opco, Holdco and Plateau and in the form of a mortgage bond over the Mining Rights.

13.4	A copy of any other Authorisation or other document, opinion or assurance which the Agent notifies the Borrower is necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Transaction Documents or for the validity and enforceability of any Transaction Document.

14.	Other documents and evidence

14.1	The Base Case Model.

14.2	The Mine Plan.

14.3	A copy, certified by an authorised signatory of each relevant Obligor, or an authorised signatory of the Parent, to be a true copy, of the Original Financial Statements of each Obligor.

14.4	A copy, certified by an authorised signatory of the Parent to be a true copy, of the most recent Quarterly Management Accounts of Opco.

14.5	Evidence that the fees, costs and expenses then due from the Borrower pursuant to clause 12 (Fees) and clause 17 (Costs and Expenses) have been paid or will be paid by the Closing Date.

14.6	Utilisation Requests relating to the Utilisations to be made on the Closing Date.

14.7	A letter from the Borrower to the Senior Agent specifying the Disbursement Accounts have been duly opened, including details of each account name, account number and the name and address of the bank where each account is held.

14.8	The Group Structure Chart which shows the Atlatsa Group assuming the Closing Date has occurred and Steps 1 to 12 of the steps set out in the Implementation Agreement have completed.

14.9	A mortgage bond in favour of the Opco Security SPV has been registered over the New Order Rights.

14.10	Operating Budget in the agreed form.

14.11	The Senior Agent has confirmed in writing addressed to the Borrower that it is satisfied with the form and substance of the Disclosure Schedule.

14.12	Copies of the documents which regulate the Atlatsa equity linked incentive scheme.

SCHEDULE 3

REQUESTS

Utilisation Request

Loans

From:	[Borrower]

To:	[Senior Agent]

Dated:

Dear Sirs

Plateau Resources Proprietary Limited – Up to ZAR2,371,400,000 plus the Tranche 1 Amount (inclusive of capitalised interest) Term Loan Facilities Agreement dated [            ] 2013 (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is a Utilisation Request. Terms defined in the Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan [out of the Tranche [1]/[2]/[3] Amount/[Revolving Facility]] Amount on the following terms:

2.1.1	Borrower:	Plateau Resources Proprietary Limited

2.1.2	Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

2.1.3	Amount:	R[ ] or, if less, the Available Facility

2.1.4	Interest Period:	[ ]

3.	We confirm that each condition specified in clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.	The proceeds of this Utilisation should be credited to [insert relevant account].

5.	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
Plateau Resources Proprietary Limited

SCHEDULE 4

EPCM AGREEMENTS

Project	EPCM	Description	2012 Funds to pay	Funds remaining to completion	Comments
Brakfontein Professional Services	Fox Projects	Preparation of as built drawings and Engineering at Brakfontein for new areas and assistance with the preparation of the “Build up” IP for Brakfontein	R500,000	R1,100,000	The order is for R297,594 and needs to be extended to R1,100,000.

Middelpunt Hill Phase 3 Feasibility Study -Order No 4500023676	Fox Projects	Middelpunt Phase 3 Feasibility study in to TBCG FEL3 standards	R24,500,000	R26,683,434	The work done by Minxcom form part of the above. The Original Order of R3,985,000 need to be extended to R26,683,434 after approval of the Project Charter and proposal currently with Dawid Stander. Originally only a Feasibility validation, subsequently this was upgraded to a full feasibility to TBCG FEL3 standard fast tracked to meet December 2012 board deadline.

SCHEDULE 5

EXISTING OPERATIONAL GUARANTEES

Guarantee By	In Favour Of	Amount
Credit Guarantee Insurance Corporation (on behalf of Opco)	Eskom	R12,027,000.00
RPM (on behalf of Opco)	DM	R87,027,110.00

SCHEDULE 6

FORM OF ASSIGNMENT AGREEMENT

To:	[ ] as Senior Agent

From:	[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

Plateau Resources Proprietary Limited – Up to ZAR2,371,400,000 plus the Tranche 1 Amount (inclusive of capitalised interest) Term Loan Facilities Agreement dated [        ] 2013 (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is an Assignment Agreement.

1.1	We refer to clause 24.4 (Procedure for Transfer).

1.2	The Existing Lender cedes and assigns absolutely to the New Lender all the rights of the Existing Lender under the Facility Agreement and the other Finance Documents which correspond to that portion of the Existing Lender’s Commitments and participations in Utilisations under the Facility Agreement as specified in the Schedule.

1.3	The Existing Lender delegates to the New Lender all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitments and participations in Utilisations under the Facility Agreement specified in the Schedule and is hereby released from all such obligations.

1.4	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph 1.3 above.

2.	The proposed Transfer Date is [ ].

3.	On the Transfer Date the New Lender becomes:

3.1	Party to the Finance Documents as a Lender; and

3.2	Party to [other relevant agreements in other relevant capacity such as Plateau Intercreditor Agreement].

4.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in clause 24.3.3 (Limitation of responsibility of Existing Lenders).

5.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 31.2 (Addresses) are set out in the Schedule.

6.	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

7.	This Assignment Agreement is governed by South African law.

8.	This Assignment Agreement has been executed on the date stated at the beginning of this Assignment Agreement.

THE SCHEDULE

Commitment/rights and obligations to be transferred by assignment, release and accession

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted by the Senior Agent and the Transfer Date is confirmed as [        ].

[Signature of this Assignment Agreement by the Senior Agent constitutes confirmation by the Senior Agent of receipt of notice of the cession and assignment referred to herein, which notice the Senior Agent receives on behalf of each Senior Finance Party.]

[Senior Agent]

By:

SCHEDULE 7

TIMETABLES

Loans

Delivery of a duly completed Utilisation Request (clause 5.1 (Delivery of a Utilisation Request))	U-3 9.30am

Senior Agent notifies the Lenders of the Utilisation in accordance with clause 5.4 (Lenders’ participation)	U-2 3.00pm

JIBAR is fixed	Quotation Day as of 11:00 a.m Johannesburg time.

“U”	=	date of utilisation

“U - X”	=	X Business Days prior to date of utilisation

SCHEDULE 8

TRANSACTION SECURITY DOCUMENTS

Part 1: Opco Security Documents

No.	Description of Opco Security Document
1.

Cession in Security by Opco in favour of Opco Security SPV of:

a) book debts and claims;

b) Operating Agreements;

c) bank accounts and credit balances;

d) Insurances;

e) Insurance Proceeds;

f) Unregistered Intellectual Property Rights;

g) all shares and claims;

h) all Cash Equivalent Investments.

2.	General Notarial Bond by Opco in favour of Opco Security SPV registered on or about 21 July 2009 and a further General Notarial Bond by Opco in favour of Opco Security SPV.

3	Special Notarial Bond by Opco in favour of Opco Security SPV over the assets referred to in Annexure “A”, registered on or about 15 October 2009 and a further Special Notarial Bond by Opco in favour of Opco Security SPV.

4.	First and Second ranking Mortgage Bonds by Opco in favour of Opco Security SPV over all immovable property of any nature held by Opco, specifically referred to in Annexure “B”.

5.	First ranking Mortgage Bonds by Opco in favour of Opco Security SPV over all Mining Rights held by Opco.

Part 2: Holdco Security Documents

No.	Description of Holdco Security Document and Transaction Security
1.

Cession and Pledge in Security by Holdco in favour of the Opco Security SPV of Holdco’s rights and interests in:

a) Shares in subsidiaries;

b) Claims against subsidiaries;

c) Bank Accounts and credit balances;

d) all Cash Equivalent Investments;

e) Umbrella Services Agreement.

Part 3: Plateau Security Documents

No.	Description of Plateau Security Document and Transaction Security
1.	Cession and Pledge in Security by Plateau in favour of Plateau Security SPV of rights and interests in:

a) Shares held by Plateau in Holdco and other entities from time to time;

b) Claims against Holdco and other entities;

c) Warranties set out in Schedule 1 to the Holdco Sale of Shares Agreement;

d) Bank accounts and credit balances;

e) all Cash Equivalent Investments.

Part 4: N2C Resources Security Documents

No.	Description of N2C Resources Security Document and Transaction Security
1.	Cession and Pledge in Security by N2C Resources in favour of Plateau Security SPV of rights and interests in: a) Shares held by N2C Resources in Plateau; and b) Claims against Plateau.

ANNEXURE “A”

ASSETS COVERED BY SPECIAL NOTARIAL BOND

No.	Description of Asset
205000043	Winder Drum
205000044	Winder Motor
255000231	Conc Thickener UG2 (steel)
255000327	Tailings Thickener UG2 (steel)
245000128	Ventilation Fans
255000117	Electrical switchgear mine winder No. 6
205000019	Electrical switchgear rock winder No. 2
255000308	Secondary Crusher
255000309	Tertiary Crusher
255000238	Primary Jaw Crusher
205000060	MPH Decline Extensions - CV01 conveyor Adit 1
255000311	Larox machine
255000179	Tailings Thickener Msky

ANNEXURE “B”

IMMOVABLE PROPERTY COVERED BY MORTGAGE BONDS

No.	Property	Notes

LEASE AREAS

NOTARIAL LEASE NO. K5750/2008L

1.

The farm MIDDELPUNT 420,

Registration Division K.S., Limpopo Province;

Measuring 260, 7099 (TWO HUNDRED AND SIXTY comma SEVEN NOUGHT NINE NINE) hectares;

Held by Certificate of Registered State Title

T24685/1969

NOTARIAL LEASE NO. K5820/2008L

2.	The farm BRAKFONTEIN 464, Registration Division K.S., Limpopo Province; Measuring 84,3273 (EIGHTY FOUR comma THREE TWO SEVEN THREE) hectares; Held by Certificate of Registered State Title T3571/2000

NOTARIAL LEASE NO. K4947/2008L

3.	The farm ZEEKOEGAT 421, Registration Division K.S., Limpopo Province; Measuring 284,8154 (TWO HUNDRED AND EIGHTY FOUR comma EIGHT ONE FIVE FOUR) hectares; Held by Deed of Transfer T5310/1941

NOTARIAL LEASE NO. K5845/2008L

4.	The farm DIAMOND 422, Registration Division K.S., Limpopo Province; Measuring 19,9130 (NINETEEN comma NINE ONE THREE NOUGHT) hectares; Held by Deed of Transfer T680/1940

NOTARIAL LEASE

5.

The farm Klipfontein,

Registration Division K.S., Limpopo Province;

Measuring 2841.8803 (TWO THOUSAND EIGHT HUNDRED AND FORTY ONE comma EIGHTY EIGHT NOUGHT THREE) hectares;

Held by Deed of Transfer T44863/1989

NOTARIAL LEASE

6.	The farm Umkoanesstad, Registration Division K.S., Limpopo Province; Measuring 2635.1021 (TWO THOUSAND SIX HUNDRED AND THIRTY FIVE ONE NOUGHT TWO ONE) hectares; Held by Deed of Transfer T12586/1931

SECTIONAL TITLE PROPERTIES

DEED OF TRANSFER NO. ST 87357/2008

7.	Section 30 Mopani Park

DEED OF TRANSFER NO. ST 87358/2008

8.	Section 31 Mopani Park

DEED OF TRANSFER NO. ST 87359/2008

9.	Section 32 Mopani Park

DEED OF TRANSFER NO. ST 87360/2008

10.	Section 33 Mopani Park

SCHEDULE 9

[INTENTIONALLY LEFT BLANK]

SCHEDULE 10

FORM OF COMPLIANCE CERTIFICATE

To:	[ ] as Senior Agent
From:	[Borrower]

Dated:

Dear sirs

Plateau Resources Proprietary Limited – up to ZAR2 371 400 000 plus the Tranche 1 Amount (inclusive of capitalised interest) Term Loan Facilities Agreement dated [            ] 2013 (the “Facilities Agreement”)

We refer to the Facilities Agreement. This is a Compliance Certificate. Terms defined in the Facilities Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

We confirm that:

The Cash Sweep Amount for each of [January to March/ April to June/July to September/ October to December] 20[●] (Financial Quarter) was as follows:

[The Cash Sweep Amount for the above Financial Quarter is an amount of R[●]]

[The Semi-Annual Repayment Amount for the Financial Half Year ended [●] June [●] is ZAR[●];

The Annual Repayment Amount for the Financial Year ended December 20[●] is ZAR[●]

[Having regard to the provisions of clause 6.1.2(b)(ii) (Repayment Formula) and clause 7.4.2 (Voluntary repayment of Loans) of the Facilities Agreement:

[the amount available for re-borrowing as at the Financial Half Year ended June 20[●] is R[●]]

the amount available for re-borrowing as at the Financial Year ended December 20[●] is R[●]],

[We confirm that no Default is continuing.]*

*	If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

Signed

	Director	Director

	of	of

	[Borrower]	[Borrower]

We certify the correctness of the above information

for and on behalf of

[name of auditors of the Borrower]*

SCHEDULE 11

PERMITTED PENSION FUNDS AND LIFE ASSURER TRANSFEREES

Old Mutual plc

Liberty Group Limited

Momentum Group

Sanlam Life Insurance Limited

Sanlam Limited

CIGNA Corporation

Hancock Life Insurance Company

Massachusetts Mutual Financial Group

Prudential Financial Inc.

Credit Lyonnais Asset Management

Credit Suisse Asset Management

JP Morgan Asset Management

SCHEDULE 12

INFORMATION UNDERTAKINGS - METHOD/FORM OF DELIVERY

(Applicable until RPM is not the sole Lender and provided RPM is a shareholder in Holdco)

Clause No and Information Requirement				Due Date	Method/Form of Delivery

20.1	FINANCIAL STATEMENTS

20.1.1	The Borrower shall supply to the Senior Agent in sufficient copies for all the Lenders:

	(a)	as soon as they are available, but in any event within 120 (one hundred and twenty) days after the end of each of its Financial Years:		120 days after the end of each Financial Year	The CFO of the Borrower will send an email with this information attached as a pdf file. The information would be for the Parent, , the Borrower, Holdco and Opco
		(i)	its audited consolidated financial statements for that Financial Year;

		(ii)	the Parent’s audited consolidated financial statements for that Financial Year;

		(iii)	the audited financial statements (consolidated if appropriate) of each Obligor for that Financial Year (including the Opco Annual Financial Statements); and

		(iv)	the audited financial statements of any other member of the Borrower Group for that Financial Year if requested by the Senior Agent;

Clause No and Information Requirement			Due Date	Method/Form of Delivery
(b)	as soon as they are available, but in any event within 60 (sixty) days after the end of each Financial Half-Year of each of its Financial Years:		60 days after the end of each Financial Half-Year	Same as (a) above

	(i)	its unaudited consolidated interim financial statements for that Financial Half-Year;

	(ii)	the Parent’s unaudited consolidated interim financial statements for that Financial Half-Year;

	(iii)	the unaudited financial statements (consolidated if appropriate) of each Obligor for that Financial Half-Year (including the Opco Semi-Annual Financial Statements, which shall have been reviewed by the Borrower’s Auditors prior to delivery to the Senior Agent); and

(c)	as soon as they are available, but in any event within 45 (forty five) days after the end of each Financial Quarter of each of its Financial Years:		45 days after the end of each Financial Quarter	Same as (a) above

	(i)	the cumulative consolidated quarterly management accounts of the Holdco Group for that Financial Quarter for the Financial Year to

Clause No and Information Requirement				Due Date	Method/Form of Delivery
date; and

		(ii)	the cumulative quarterly management accounts of Opco for that Financial Quarter for the Financial Year to date.

20.2	BANK ACCOUNT STATEMENTS

20.2.1	The Borrower shall supply the Senior Agent in sufficient copies for all the Lenders and by no later than the fifth Business Day following the end of each Financial Quarter:			5th Business Day after the end of each Financial Quarter	The Transaction Account balances will be provided at the end of each Financial Quarter together with the quarterly Compliance Certificate. Unless otherwise requested by the Senior Agent, there are no further requirements under this clause 20.2
	(a)	copies of all bank statements in relation to each bank account held by the Borrower, Holdco, Opco and any of their subsidiaries, which bank statements shall:

		(i)	reflect all cash movements in the Transaction Accounts in such Financial Quarter; and

		(ii)	provide sufficient evidence of the Cash component of the Cash Sweep Amount which arises in such Financial Quarter; and

	(b)	copies of all documents evidencing the Cash Equivalent Investments held by or on behalf of the Borrower, Holdco, Opco and each of their subsidiaries, which documents shall:

Clause No and Information Requirement		Due Date	Method/Form of Delivery
(i) reflect all Cash Equivalent Investments made in such Financial Quarter; and

(ii) provide sufficient evidence of the Cash Equivalent Investments component of the Cash Sweep Amount which arises in such Financial Quarter.

20.3	PROVISION AND CONTENTS OF COMPLIANCE CERTIFICATE

20.3.1	The Borrower shall supply a Compliance Certificate to the Senior Agent with each set of audited Annual Financial Statements, with each set of Semi-Annual Financial Statements delivered in accordance with this Agreement and with each set of quarterly management accounts delivered in relation to each Financial Quarter ending on the last day of March and September of each year.	Refer to clause 20.1.1(a) and 20.1.1(b) above	The required Compliance Certificate will be provided at the end of each Financial Quarter

20.3.2	The Compliance Certificate shall set out (in reasonable detail) computations for the relevant period in relation to compliance with the Periodic Repayment Obligations (including, calculation of the Cash Sweep Amounts and the Repayment Formula) and the amount available for re-borrowing as at the date of such Compliance Certificate, having regard to the provisions of clause

Clause No and Information Requirement		Due Date	Method/Form of Delivery
6.1.2(b)(ii) (Repayment Formula) and clause 7.4.2 (Voluntary repayment of Loans).

20.3.3	Each Compliance Certificate shall be signed by two directors of the Borrower and, if required to be delivered with the consolidated Annual Financial Statements of the Borrower, shall be reported on by the Borrower’s Auditors in the form agreed by the Borrower and the Majority Lenders.

20.4	REQUIREMENTS AS TO FINANCIAL STATEMENTS

20.4.1	The Parent and the Borrower shall procure that each set of Annual Financial Statements, Semi-Annual Financial Statements and Quarterly Management Accounts includes a statement of financial position, profit and loss account and statement of cash flows. In addition, the Parent and the Borrower shall procure that:	Refer to clause 20.1.1(a), 20.1.1(b) and 20.1.1(c) above	Refer to clause 20.1.1(a), 20.1.1(b) and 20.1.1(c) above

(a) each set of Annual Financial Statements shall be audited by the Auditors;

	(b) each set of Quarterly Management Accounts includes a monthly cash flow and capital expenditure (including Capital Expenditure) and operating expenditure forecast in respect of the Borrower Group		Not required unless requested by the Senior Agent

Clause No and Information Requirement			Due Date	Method/Form of Delivery
relating to the 36 (thirty six) month period commencing at the end of the relevant Financial Quarter; and

	(c)	each set of Quarterly Management Accounts is accompanied by a statement by the directors of the Borrower commenting on the performance of the Borrower Group for the Financial Quarter to which the Quarterly Management Accounts relate and the Financial Year to date and any material developments or proposals affecting the Borrower Group or its business.		Not required unless requested by the Senior Agent

20.4.2	Each set of financial statements delivered pursuant to clause 20.1 (Financial statements):		Refer to clause 20.1.1(a), 20.1.1(b) and 20.1.1(c) above	Refer to clause 20.1.1(a), 20.1.1(b) and 20.1.1(c) above

	(a)	shall be certified by a director of the relevant company as giving a true and fair view of (in the case of Annual Financial Statements for any Financial Year), or fairly representing (in other cases), its financial condition and operations as at the date as at which those financial statements were drawn up and, in the case of the Annual Financial Statements, shall be accompanied by any letter addressed to the management of the relevant		Deliver as per clause 20.1.1 (a) above

Clause No and Information Requirement		Due Date	Method/Form of Delivery
company by the Auditors and accompanying those Annual Financial Statements;

(b)	in the case of consolidated financial statements of the Borrower Group, shall be accompanied by a statement by the directors of the Borrower comparing actual performance for the period to which the financial statements relate to:		Not required unless requested by the Senior Agent

(i) the projected performance for that period set out in the Operating Budget; and

(ii) the actual performance for the corresponding period in the preceding Financial Year of the Borrower Group; and

(c)	shall (other than the Quarterly Management Accounts) be prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, the Borrower notifies the Senior Agent that there has been a change in the Accounting Principles or the

Clause No and Information Requirement		Due Date	Method/Form of Delivery
accounting practices and its Auditors (or, if appropriate, the Auditors of the Obligor) deliver to the Senior Agent:

(i)	a description of any change necessary for those financial statements to reflect the Accounting Principles or accounting practices upon which the Base Case Model or, as the case may be, that Obligor’s Original Financial Statements were prepared; and

(ii)	and substance as may be reasonably required by the Senior Agent, to enable the Lenders to determine whether clause the Holdco Shareholders Agreement Financial Covenants have been complied with and to make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

(iii)	sufficient information, in form Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were

Clause No and Information Requirement				Due Date	Method/Form of Delivery
prepared.

	(d)	If the Senior Agent wishes to discuss the financial position of any member of the Anooraq Group, the Borrower Group or the Holdco Group with the Auditors, the Senior Agent may notify the Parent and the Borrower, stating the questions or issues which the Senior Agent wishes to discuss with the Auditors. In this event, Parent and/or the Borrower must ensure that the Auditors are authorised (at the expense of the Borrower):		At any time, on request by the Senior Agent	To be provided to/made available to the Senior Agent when applicable and on the Due Date.

		(i)	to discuss the financial position of each member of the Anooraq Group and/or the Borrower Group with the Senior Agent on request from the Senior Agent; and

		(ii)	to disclose to the Senior Agent for the Senior Finance Parties any information which the Senior Agent may reasonably request.

20.5	OPERATING BUDGET				Unless otherwise requested by the Senior Agent or specified below, there are no requirements under this clause 20.5

20.5.1	The Borrower shall supply to the Senior Agent in sufficient copies for all the Lenders, as soon as the same become			As soon as same become available but in any event within 30 days before the start of each

Clause No and Information Requirement			Due Date	Method/Form of Delivery
	available but in any event within 30 (thirty) days before the start of each of its Financial Years, an Operating Budget for the Borrower Group relating to the next 3 (three) Financial Years.		Financial Year

20.5.2	The Borrower shall ensure that each Operating Budget:

	(a)	is in a form reasonably acceptable to the Senior Agent and includes a projected consolidated profit and loss, statement of financial position and statement of cash flows for the Borrower Group, projected financial covenant calculations and shows the forecast of production and cash flow for the Mining operations of the Holdco Group for the relevant Financial Years;

	(b)	contains a comparison of the information, estimates, forecasts and projections contained therein with any relevant information, estimates, forecasts and projections contained in the previous Operating Budget including an analysis justifying any variation therefrom;

	(c)	shall be in respect of the existing Applicable Mine Plan or, in the event that the Borrower has provided any

Clause No and Information Requirement			Due Date	Method/Form of Delivery
proposed alteration, the existing Applicable Mine Plan as so proposed to be altered;

	(d)	is prepared in accordance with the accounting practices and financial reference periods applied to financial statements under clause 20.1 (Financial statements); and

	(e)	has been approved by the board of directors of the Parent and the Borrower.

20.5.3	If the Borrower updates or changes the Operating Budget, it shall within not more than 5 Business Days of the update or change being made deliver to the Senior Agent, in sufficient copies for each of the Lenders, such updated or changed Operating Budget together with a written explanation of the main changes in that Operating Budget.		Within not more than 5 Business Days of the update or change

20.5.4	On a request of the Senior Agent (acting on the instructions of the Majority Lenders) or if the Borrower shall determine that any of the estimates, forecasts or projections made in relation to any of its Financial Years should be different to a material extent from those set out in the then current Operating Budget, provide to the Senior Agent in sufficient copies for all the Lenders revised

(i)     On request of the Senior Agent; or

(ii)    If the Borrower determines that any of the estimates, forecasts or projections made in relation to any of its Financial Years should be different to a material extent from those set out

To be provided to the Senior Agent on the Due Date.

Clause No and Information Requirement		Due Date	Method/Form of Delivery
	estimates, forecasts or projections in respect of any part of each such Financial Year, together with an explanation for the same, and such revised estimates, forecasts or projections shall apply immediately following their provision to the Senior Agent.	in the then current Operating Budget

20.6	MINE PLAN AND BASE CASE MODEL		Unless otherwise requested by the Senior Agent or specified below, there are no requirements under this clause 20.6

20.6.1	The Borrower shall supply to the Senior Agent in sufficient copies for all the Lenders, as soon as the same becomes available but in any event within 30 (thirty) days before the start of each of its Financial Years, an update to the Applicable Mine Plan and the Base Case Model (which updates shall not be amended without the approval of the Senior Agent (acting on the instructions of the Majority Lenders).	Within 30 days before the start of each Financial Year

20.6.2	Where any aspect of the Applicable Mine Plan is to be amended or updated, the Base Case Model shall (with the approval of the Senior Agent, (acting on the instructions of the Majority Lenders) be amended and updated so as to make it consistent with the amended and updated Applicable Mine Plan.	Upon amendment or update of the Applicable Mine Plan	To be provided to the Senior Agent on the Due Date

20.6.3	The Borrower shall use its reasonable

Clause No and Information Requirement			Due Date	Method/Form of Delivery
commercial endeavours to ensure that, subject to the Holdco Shareholders Agreement, each Applicable Mine Plan (or update thereof) is in a form reasonably acceptable to the Senior Agent.

20.6.4	The Borrower shall ensure that each Applicable Mine Plan incorporates the Base Case Model and sets out in respect of each Forecast Period (or part of a Forecast Period) until the Termination Date on the basis of the most recent Reserve and Resource Statement and using the methodology set out in the Base Case Model a projection and estimate, of:

	(a)	projected EBITDA;

	(b)	projected debt service;

	(c)	projected Cash flow; and

	(d)	projected finance charges;

20.6.5	includes:

	(e)	an agreed Capital Expenditure and expansion programme for Opco;

	(f)	operating expenditure and other expenses including management fees, royalties and Taxes;

	(g)	a timetable for expansion projects being conducted by Opco;

Clause No and Information Requirement		Due Date	Method/Form of Delivery
(h) expected production levels, grades and recoveries over the remaining life of the mine;

(i) forecasted metal prices, exchange rates and inflation rates; and

(j) a written explanation of the main changes to the Applicable Mine Plan in any Financial Year; and

20.6.6	has been prepared by the Borrower, RPM and Opco and agreed to by the Senior Agent and has been approved by the board of directors of the Borrower.

20.7	RESERVE AND RESOURCE STATEMENT		Unless otherwise requested by the Senior Agent or specified below, there are no requirements under this clause 20.7

	The Borrower shall supply to the Senior Agent in sufficient copies for all the Lenders, as soon as the same becomes available but in any event within 30 (thirty) days after the end of each of its Financial Years, a Reserve and Resource Statement.	As soon as the same becomes available but in any event within 30 days after the end of each Financial Year

20.8	PRESENTATIONS		Unless otherwise requested by the Senior Agent or specified below, there are no requirements under this clause 20.8

	Once every Financial Quarter after provision of the management accounts referred to in clause 20.1.1(c), or more frequently if requested to do so by the Senior Agent if the Senior Agent	Once every Financial Quarter after provision of the management accounts referred

Clause No and Information Requirement		Due Date	Method/Form of Delivery
	reasonably suspects a Default is continuing or may have occurred or may occur, at least 2 (two) directors of the Parent or the Borrower (one of whom shall be the chief financial officer) must give a presentation to the Senior Finance Parties about the on-going business and financial performance of the Anooraq Group and/or the Borrower Group, as the case may be including in relation to the performance against the Operating Budget and the Base Case Model.	to in clause 20.1.1(c)

20.9	YEAR-END

20.9.1	Neither the Parent nor the Borrower shall change its Accounting Reference Date and shall procure that each Financial Year-end of each member of the Borrower Group falls on the Accounting Reference Date.	31 December of each year	None

20.9.2	The Parent and the Borrower shall procure that each quarterly accounting period and each Financial Quarter of each member of the Borrower Group ends on an accounting date.	Last day of March, June, September and December in each year	None

20.10	INFORMATION: MISCELLANEOUS

20.10.1	The Parent and the Borrower shall supply to the Senior Agent (in sufficient copies for all the Lenders, if the Senior Agent so requests):

	(a) at the same time as they are dispatched, copies of all documents	At the same time as they are dispatched	To be delivered to the Senior Agent when applicable and on the Due Date

Clause No and Information Requirement		Due Date	Method/Form of Delivery
dispatched by the Parent or any Obligors to its shareholders (or any class of them) or its creditors generally (or any class of them);

(b)	at the same time as they are dispatched, copies of all public announcements made by the Parent;	At the same time as they are dispatched	To be delivered to the Senior Agent when applicable and on the Due Date

(c)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Obligor or any member of the Borrower Group, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect or which would involve a liability, or a potential or alleged liability, exceeding ZAR10,000,000 (Indexed) (or its equivalent in other currencies);	Promptly upon becoming aware of them	To be provided to the Senior Agent on the Due Date

(d)	promptly upon becoming aware of the relevant claim, the details of any claim which is current, threatened or pending against any Obligor or any member of the Borrower Group or any other person in respect of the Transaction Documents;	Promptly upon becoming aware of the relevant claim	To be provided to the Senior Agent on the Due Date

(e)	promptly, such information as the	Promptly on request from the	To be assessed following any particular request

Clause No and Information Requirement		Due Date	Method/Form of Delivery
	Security Agent and/or either Security SPV may reasonably require about the Secured Assets and compliance of the Security Providers with the terms of any Transaction Security Documents;	Security Agent and/or either Security SPV

(f)	promptly on request, such further information regarding the financial condition, assets and operations of the Anooraq Group or the Borrower Group and/or any member of the Anooraq Group or the Borrower Group (including any requested amplification or explanation of any item in the financial statements, budgets, plans (including the Applicable Mine Plan) or other material provided by any member of the Anooraq Group or the Borrower Group in connection with this Agreement, any changes to management of the Anooraq Group and/or the Borrower Group and an up to date copy of each member of the Anooraq Group’s and the Borrower Group’s shareholders’ register (or equivalent in its jurisdiction of incorporation)) as any Senior Finance Party through the Senior Agent may reasonably request;	Promptly on request by any Senior Finance Party, through the Senior Agent	To be assessed following any particular request

Clause No and Information Requirement		Due Date	Method/Form of Delivery
(g)	forthwith upon becoming aware of them, details of any unplanned shutdown of any of any member of the Borrower Group’s Mining or production operations for a period in excess of 2 days;	Forthwith upon becoming aware of them	To be provided to the Senior Agent when applicable and on the Due Date

(h)	forthwith, details of any material non-compliance by any member of the Borrower Group with any Environmental Law or applicable Environmental Permit of which it is aware and of any Environmental Claims against any member of the Borrower Group or other suspension, revocation or modification of any Environmental Permit applicable to the Borrower Group and set out the action to be taken with respect to those matters;	Forthwith upon the occurrence	To be provided to the Senior Agent when applicable and on the Due Date

(i)	forthwith, details of any actual or suspected material Environmental Contamination arising in the Holdco Group’s Mining operations and its proposals for remedying that Environmental Contamination;	Forthwith on occurrence	To be provided to the Senior Agent when applicable and on the Due Date

(j)	forthwith, details of any event giving rise to any claim by any member of the Borrower Group under any Insurance and details of any claims made under any Insurance in each	Forthwith on occurrence	To be provided to the Senior Agent when applicable and on the Due Date

Clause No and Information Requirement		Due Date	Method/Form of Delivery
case where the amount of the claim is in excess of ZAR10,000,000 (Indexed) (or its equivalent in other currencies);

(k)	forthwith upon becoming aware thereof, details of any pending or threatened proceedings or steps by the DM or any other person which would be reasonably likely to lead to the termination of any Mining Licence which is material to the conduct of any member of the Borrower Group’s business;		To be provided to the Senior Agent when applicable and on the Due Date

(l)	forthwith upon becoming aware thereof, details of any event which would be reasonably likely to have a Material Adverse Effect; and	Forthwith upon becoming aware thereof	To be provided to the Senior Agent when applicable and on the Due Date

(m)	the additional information listed in Schedule 3 to the RPM Funding Common Terms Agreement.	(Refer to detailed list below)

ADDITIONAL INFORMATION LISTED IN SCHEDULE 3 TO THE RPM FUNDING COMMON TERMS AGREEMENT

Business analysis and reporting (“BAR”) reporting requirements

All reports and ad-hoc submissions will be subject to the BAR timetables as communicated on a monthly / quarterly, half yearly or annual basis

		In accordance with the BAR timetables	[●]

Clause No and Information Requirement		Due Date	Method/Form of Delivery
MINING			Unless otherwise requested by the Senior Agent or specified below, there are no requirements under this section “mining”

Weekly report	Comments, actual performance and outlook information	In accordance with the BAR timetables

Flash (Early AA plc)	Comments on ounces delivered performance for the month against budget and forecast	In accordance with the BAR timetables

Pt oz delivered (month)	Schedule of ounces lost vs. budget and last year	In accordance with the BAR timetables

Sector report (AAPlc full version) -	Comments on ounces delivered performance, costs and IMA/IMS-for the YTD against budget and forecast	In accordance with the BAR timetables

Pt oz delivered (YTD)	Schedule of ounces lost vs. budget and last year	In accordance with the BAR timetables

Stockpile report	Shaft and concentrator shaft stockpile movements	In accordance with the BAR timetables

Ore reserve chart	Depicting available face length for IMS and DOR (holed, ledged, equipped	In accordance with the BAR timetables

Ore reserve book	Shaft ore reserve data for IMS / DOR / TNA and NIR	In accordance with the BAR timetables

BME (basic mining equation)	Mine and shaft BME data	In accordance with the BAR timetables

Clause No and Information Requirement		Due Date	Method/Form of Delivery
OPSCO book	Graphs, benchmarking, tables and comments	In accordance with the BAR timetables

Mechanisation book	Tracking performance of mechanised equipment	In accordance with the BAR timetables

Monthly performance report sheets	Data sheets for the mine and shafts	In accordance with the BAR timetables

MPR one pager	Key event summary and cost explanation sheet	In accordance with the BAR timetables

VBM Reporting	Tracking of initiatives for value based management including asset optimisation	In accordance with the BAR timetables

Mine overseer responsibility costing (MORS)	Monitor of cost and production performances per Mine overseer. Supply variable costing reports and labour performance reports.

Labour efficiency Reporting	Monthly feedback on labour efficiency performance	In accordance with the BAR timetables

Board reports	Commentary for quarterly board meetings	In accordance with the BAR timetables

Interim	Commentary for Interim reporting	In accordance with the BAR timetables

Quarterly	Commentary for quarterly reporting	In accordance with the BAR

Clause No and Information Requirement		Due Date	Method/Form of Delivery
timetables

Annual reporting	Commentary for annual reports	In accordance with the BAR timetables

Budgeting	Preparation and presentation of annual budgets	In accordance with the BAR timetables

LTP	Preparation and presentation of Long Term Plans

Safety reconciliation	Perform and reconcile safety with AA plc database	In accordance with the BAR timetables

ANOVA	Future reporting enhancements to manage controllable and uncontrollable costs	In accordance with the BAR timetables

Ad-hoc	Any ad-hoc reporting when required	In accordance with the BAR timetables

CONCENTRATORS			Unless otherwise requested by the Senior Agent or specified below, there are no requirements under this section “concentrators”

Weekly report	Overview of performance relating to: production, costs and efficiencies	In accordance with the BAR timetables

Flash (Early AA plc)	Comments production performance for the month against budget and forecast	In accordance with the BAR timetables

Monthly Forecast Preparations	Realistic outlook for the rest of the year on a monthly basis.	In accordance with the BAR timetables

Dash Board report	Overview of performance relating to:	In accordance with the BAR

Clause No and Information Requirement		Due Date	Method/Form of Delivery
	Safety, Production, Engineering, cash costs, labour, capex and efficiencies.	timetables

	- Current Month: Actual vs. Budget and Outlook - YTD: Actual vs. Budget	In accordance with the BAR timetables

	- Full Year: Actual vs. Budget and prior Year	In accordance with the BAR timetables

	- Quarterly averages and Monthly actual and forecast	In accordance with the BAR timetables

Operations Report	Detailed information relating to Safety, Production, Engineering, cash	In accordance with the BAR timetables

OPSCO Book	Overview of performance relating to: safety, production and efficiencies.	In accordance with the BAR timetables

Board reports	Commentary for quarterly board meetings	In accordance with the BAR timetables

Interim Quarterly	Commentary for Interim reporting Commentary for quarterly reporting	In accordance with the BAR timetables

Annual reporting	Commentary for annual reports	In accordance with the BAR timetables

Budgeting	Preparation and presentation of annual budgets	In accordance with the BAR timetables

LTP	Preparation and presentation of Long Term Plans	In accordance with the BAR timetables

Safety reconciliation	Perform and reconcile safety with AA	In accordance with the BAR

Clause No and Information Requirement		Due Date	Method/Form of Delivery
	plc database	timetables

VBM Reporting	Tracking of initiatives for value based management including asset optimisation	In accordance with the BAR timetables

ANOVA	Future reporting enhancements to manage controllable and uncontrollable costs	In accordance with the BAR timetables

Ad-hoc	Any ad-hoc reporting when required	In accordance with the BAR timetables

20.11	NOTIFICATION OF DEFAULT

20.11.1     Each Obligor shall notify the Senior Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

		Promptly upon becoming aware thereof	To be provided to the Senior Agent when applicable and on the Due Date

20.11.2     Promptly upon a request by the Senior Agent, the Borrower shall supply to the Senior Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

		Promptly upon a request by the Senior Agent	To be provided to the Senior Agent when applicable and on the Due Date

20.12	KNOW YOUR CUSTOMER CHECKS		Unless otherwise requested by the Senior Agent or specified below, there are no requirements under this clause 20.12

Clause No and Information Requirement	Due Date	Method/Form of Delivery
20.12.1 If:

(a) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b) any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(c) a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Senior Agent or any Lender (or, in the case of paragraph (c) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Senior Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Senior Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (c) above, on behalf of any prospective new Lender) in order for the

	Promptly upon the request of the Senior Agent or any Lender	To be provided to the Senior Agent when applicable and on the Due Date

Clause No and Information Requirement	Due Date	Method/Form of Delivery

Senior Agent, such Lender or, in the case of the event described in paragraph (c) above, any prospective new Lender to carry out and be satisfied with the results of all necessary “know your customer” or other checks in relation to any relevant person pursuant to the transactions contemplated in the Finance Documents.

20.12.2     Each Lender shall promptly upon the request of the Senior Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Senior Agent (for itself) in order for the Senior Agent to carry out and be satisfied with the results of all necessary “know your customer” or other checks on Lenders or prospective new Lenders pursuant to the transactions contemplated in the Finance Documents.

	Promptly upon the request of the Senior Agent	To be provided to the Senior Agent when applicable and on the Due Date

SIGNATURE PAGE

THE PARENT

Dated at Sandton on this 27 day of March 2013.

/s/ Tumelo Motsisi
For and on behalf of:		For and on behalf of:

ATLATSA RESOURCES CORPORATION		ATLATSA RESOURCES CORPORATION

Name:	Tumelo Motsisi	Name:

Office:	Director	Office:
	(who warrants his authority)	(who warrants his authority)

SIGNATURE PAGE

N1C RESOURCES

Dated at Sandton on this 27 day of March 2013.

/s/ Tumelo Motsisi
For and on behalf of:		For and on behalf of:

N1C RESOURCES INC.		N1C RESOURCES INC.

Name:	Tumelo Motsisi	Name:

Office:	Director	Office:
	(who warrants his authority)	(who warrants his authority)

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THE BORROWER

Dated at Sandton on this 27 day of March 2013.

/s/ Tumelo Motsisi
For and on behalf of:		For and on behalf of:

PLATEAU RESOURCES PROPRIETARY LIMITED		PLATEAU RESOURCES PROPRIETARY LIMITED

Name:	Tumelo Motsisi	Name:

Office:	Director	Office:
	(who warrants his authority)	(who warrants his authority)

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ORIGINAL GUARANTORS

Dated at Sandton on this 27 day of March 2013.

/s/ Tumelo Motsisi
For and on behalf of:		For and on behalf of:

N2C RESOURCES INC.		N2C RESOURCES INC.

Name:	Tumelo Motsisi	Name:

Office:	Director	Office:
	(who warrants his authority)	(who warrants his authority)

SIGNATURE PAGE

Dated at Sandton on this 27 day of March 2013.

/s/ De Wet Schuttte
For and on behalf of:		For and on behalf of:

BOKONI PLATINUM HOLDINGS PROPRIETARY LIMITED		BOKONI PLATINUM HOLDINGS PROPRIETARY LIMITED

Name:	De Wet Schuttte	Name:

Office:	Director	Office:
	(who warrants his authority)	(who warrants his authority)

SIGNATURE PAGE

Dated at Sandton on this 27 day of March 2013.

/s/ Bava Reddy
For and on behalf of:		For and on behalf of:

BOKONI PLATINUM MINES PROPRIETARY LIMITED		BOKONI PLATINUM MINES PROPRIETARY LIMITED

Name:	Bava Reddy	Name:

Office:	Director	Office:
	(who warrants his authority)	(who warrants his authority)

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THE ORIGINAL LENDER

Dated at Johannesburg on this 6th day of March 2013.

/s/ B. Nqwababa
For and on behalf of:		For and on behalf of:

RUSTENBURG PLATINUM MINES LIMITED		RUSTENBURG PLATINUM MINES LIMITED

Name:	B. Nqwababa	Name:

Office:	Director	Office:
	(who warrants his authority)	(who warrants his authority)

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THE SENIOR AGENT

Dated at Johannesburg on this 26th day of March 2013.

/s/ B. Nqwababa
For and on behalf of:		For and on behalf of:

RUSTENBURG PLANTINUM MINES LIMITED		RUSTENBURG PLANTINUM MINES LIMITED

Name:	B. Nqwababa	Name:

Office:	Director	Office:
	(who warrants his authority)	(who warrants his authority)

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THE SECURITY AGENT

Dated at Johannesburg on this 26th day of March 2013.

/s/ B. Nqwababa
For and on behalf of:		For and on behalf of:

RUSTENBURG PLANTINUM MINES LIMITED		RUSTENBURG PLANTINUM MINES LIMITED

Name:	B. Nqwababa	Name:

Office:	Director	Office:
	(who warrants his authority)	(who warrants his authority)

SIGNATURE PAGE

SECURITY SPV’s

PLATEAU SECURITY SPV

Dated at Johannesburg on this 27 day of March 2013.

/s/ Brendan Harmse
For and on behalf of:		For and on behalf of:

MICAWBER 634 PROPRIETARY LIMITED		MICAWBER 634 PROPRIETARY LIMITED

Name:	Brendan Harmse	Name:

Office:	Director	Office:
	(who warrants his authority)	(who warrants his authority)

SIGNATURE PAGE

OPCO SECURITY SPV

Dated at Johannesburg on this 27 day of March 2013.

/s/ Brendan Harmse
For and on behalf of:		For and on behalf of:

MICAWBER 603 PROPRIETARY LIMITED		MICAWBER 603 PROPRIETARY LIMITED

Name:	Brendan Harmse	Name:

Office:	Director	Office:
	(who warrants his authority)	(who warrants his authority)